UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Marijuana Co of America, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number)

94-1246221
(I.R.S. Employer Identification Number)

633 W. 5th Street, Suite 2826

Los Angeles, California 90071

Telephone: (888) 777-4362
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

__________________________________________________________

Jesus Quintero

Chief Executive Officer

Marijuana Company of America, Inc.

633 W. 5th Street, Suite 2826

Los Angeles, California 90071

Phone: (888) 777-4362
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Pacific Stock Transfer, Inc.

6725 Via Austi Pkwy

Suite 300

Las Vegas, NV 89119
Telephone: (800) 785-7782
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________________________

Copies to:

Independent Law PLLC

Alan T. Hawkins, Esq.

2106 NW 4th Place

Gainesville, FL 32603

Telephone: (352) 353-4048

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Amount	Amount of Registration Fee
Common stock to be offered for resale by selling stockholder	300,000,000	$0.0041	(2)	$1,230,000	$134.19	(3)

(1)	Consists of up to 300,000,000 shares of common stock to be sold to White Lion Capital, LLC (“White Lion”) under the investment agreement dated June 17, 2020. As of August 31, 2021, the Company had 4,712,514,738 shares of common stock in the public float. The 300,000,000 shares being registered represent approximately 6.4% of the shares in the public float as of August 31, 2021. Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 6,355,130,705, calculated on the total number of shares issued and outstanding at August 31, 2021 of 6,055,130,705. The total number of registered shares will then represent approximately 5% of the issued and outstanding shares.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The maximum price per Share and the maximum aggregate offering price are based on the average of the $0.0042 (high) and $0.004 (low) sale price of the Registrant's Common Stock as reported on the OTC on 08/30/2021, which date is within five business days prior to filing this Registration Statement.

(3)	Based on the price per share of $0.004 for Marijuana Company of America, Inc.’s common stock on August 30, 2021, as reported by the OTC Markets Group.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 31, 2021

Preliminary Prospectus

Marijuana Company of America, Inc.

300,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 300,000,000 shares of our common stock, par value $0.001 per share, (the “Common Shares”), issuable to White Lion Capital, LLC. (“White Lion”), a selling stockholder, pursuant to a “put right” under an investment agreement (the “Investment Agreement”), dated June 17, 2020, that we entered into with White Lion. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion, under certain circumstances, over a period of up to twenty-four (24) months or until $10,000,000 of such shares have been “put.” On August 17, 2020, we put 63,333,815 shares of the Company's common stock, $0.001 value per share, to White Lion. On August 26, 2020, we put 63,679,032 shares Company's common stock, $0.001 value per share, to White Lion. White Lion may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

As of August 31, 2021, the Company had 4,712,514,738 shares of common stock in the public float. The 300,000,000 shares being registered represent approximately 6.4% of the shares in the public float at August 31, 2021.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 6,355,130,705, calculated on the number of issued and outstanding shares at August 31, 2021 of 6,055,130,705. The total number of registered shares will then represent approximately 5% of the issued and outstanding shares.

White Lion is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted by the OTC Markets Group Fully-Reporting Pink Tier under the symbol “MCOA”. On August 30, 2021 the last-reported price of our common stock was $0.004 per share.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by White Lion. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 21.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2021.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 21 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and the “Company”, means Marijuana Company of America, Inc. and subsidiary companies cDistro, Inc., a Nevada corporation, Hempsmart Global, Inc., a Nevada corporation, H Smart, Inc, a Delaware corporation, MCOA CA, Inc., a California corporation, Hempsmart, Ltd., a United Kingdom corporation, H Smart Inc. (a California foreign registered corporation) and H Smart Inc., a Washington corporation. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Hempsmart and other registered or common law trade names, trademarks, or service marks of the Company appearing in this prospectus are the property of H Smart, Inc. and/or Marijuana Company of America, Inc. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear with and without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and trade names.

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Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “cDistro,” “Hempsmart,” “the Company,” “we,” “us,” and “our” in this prospectus refer to Marijuana Company of America, Inc.

The Offering

This prospectus relates to the resale of up to 300,000,000 shares of the Common Shares, issuable to White Lion Capital, LLC (“White Lion”), a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), dated June 17, 2020, that we entered into with White Lion. The Investment Agreement permits us to “put” in amounts up to ten million dollars ($10,000,000) in shares of our common stock to White Lion over a period of up to twenty-four (24) months or until $10,000,000 of such shares have been “put.” On August 17, 2020, we put 63,333,815 shares of the Company's common stock to White Lion, and on August 26, 2020, we put 63,679,032 shares Company's common stock, $0.001 value per share, to White Lion, pursuant to the Investment Agreement.

Our Company

Marijuana Company of America, Inc. is a Utah corporation is based in Escondido, California. The Company is a publicly listed company quoted on OTC Markets Pink Tier under the symbol “MCOA”.

We are focused on the research and development of (i) various species of hemp; (ii) beneficial uses of hemp and hemp derivatives; (iii) indoor and outdoor cultivation methods for hemp; (iv) technology used for cultivation and harvesting of different species of hemp, including, but not limited to, lighting, venting, irrigation, hydroponics, nutrients and soil; (v) different industrial hemp derived cannabinoids (“CBD”) and the possible health benefits thereof; and (vi) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

Specifically, we develop and sell consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™” through our wholly-owned subsidiary, H Smart, Inc. In addition, we provide consulting services to licensed cannabis and/or hemp operators with respect to financial accounting and bookkeeping and real property management. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

Our Products

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary H Smart, Inc. under the brand name hempSMART™. Our current hempSMART™ products offerings include the following:

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• hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support the brain.

• hempSMART Pain™ capsules formulated with 10mg of full spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, are intended to deliver an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

• hempSMART Pain Cream™ each container is formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, cannabigerol, also known as CBG, and a broad range of terpenes. Our proprietary blend of Ayurvedic herbs along with menthol, cayenne pepper extract, rosemary oil, aloe gel, white willow bark, arnica, wintergreen extract and tea tree oil, is intended to provide an immediate cooling and soothing sensation. This topical product is formulated to help reduce minor discomfort and promote muscle relaxation on the areas to which it is applied.

• hempSMART Drops™ full spectrum hemp CBD oil tincture drops available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors (lemon, mint, orange and strawberry). These drops are free of the THC isolate.

• hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

• hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp with a unique blend of Ayurvedic herbs and botanicals. This facial moisturizer is designed to refresh, replenish and restore skin, providing long lasting hydration and balance.

• hempSMART Drink Mix, an industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any beverage of preference.

cDistro, Inc. – Our CBD Wholesale Distributor Business

cDistro, Inc. Acquisition

On June 29, 2021 (the “Effective Date”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with cDistro Merger Sub, Inc., our wholly-owned subsidiary (“Merger Sub”), and cDistro, Inc., a company engaged in the hemp and CBD product distribution business (“cDistro”). Pursuant to the terms of the Merger Agreement, on June 30, 2021 (the “Merger Effective Date”), Merger Sub merged with and into cDistro, with cDistro surviving the merger as our wholly-owned subsidiary (the “Merger”).

In connection with the Merger Agreement, on the Effective Date, we entered into an earnout agreement (the “Earnout Agreement”) with the sole securityholder of cDistro (the “cDistro Stockholder”) pursuant to which we agreed to issue additional shares of our common stock to the cDistro Stockholder conditioned upon the achievement of certain revenue milestones. Furthermore, on the Effective Date, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with us pursuant to which, among other thing, the cDistro Stockholder agreed to certain restrictions regarding the resale of our shares of common stock issued and to be issued pursuant to the Merger Agreement for a period of six months from the Effective Date. In addition, on the Effective Date, in connection with the Merger Agreement, we entered into a stock purchase agreement with cDistro pursuant to which purchased 350,000 shares of cDistro common stock at the price of $1.00 per share.

At the Merger Effective Date, all outstanding shares of common stock of cDistro were converted into the right to receive 265,164,070 shares of our common stock. In addition, we may be required to issue up to an additional 220,970,059 shares of our common stock pursuant to the Earnout Agreement.

cDistro Business Overview

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. Founded in Florida in 2020 by Ronald P. Russo, Jr., cDistro distributes a catalog of eight unique product lines currently being sold to over 250 customers. Through our acquisition of cDistro, we believe MCOA is positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

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Our Consulting Services

In addition to selling our hempSMART™ products, we also provide certain services to licensed cannabis and/or hemp operators. Our services include the following:

Financial Accounting and Bookkeeping

We provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices.

Real Property Management Consulting

Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use and who are searching for real property to conduct operations.

As of the date of this Offering Circular, we have not entered into any engagements for such services and have not generated any revenue related to such services.

Current Joint Ventures and Investments

Joint Ventures in Brazil and Uruguay

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, we entered into a joint venture agreement with Cannabis Global, Inc. (“Cannabis Global”) pursuant to which we will invest up to $250,000 into a newly formed entity (“MCOA Lynwood”) and Cannabis Global, through Natural Plant Extracts of California, Inc. (“Natural Plant”), an entity in which Cannabis Global owns a majority interest, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. As of the date hereof, we have invested $158,000.

Share Exchange

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, we and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

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Joint Venture Subject to Ongoing Dispute

Bougainville Ventures, Inc.

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc. (“Bougainville”) to, among other things, engage in the development and promotion of products in the legalized cannabis industry in Washington State. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds and that Bougainville misrepresented certain material facts in the joint venture agreement. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court. See Business – Legal Proceedings.

Corporate History

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. In 1999, Bekam Investments, Ltd. acquired 100% of our common stock and spun us off, changing our name to Converge Global, Inc. In October 2009, we filed Articles of Merger with the State of Utah pursuant to which Sparrowtech Resources, Inc., a Nevada corporation, was merged with and into us. On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of common stock and 10,000,000 shares of Class A Preferred Stock from our then President, Cornelia Volino, for $105,000, resulting in a change of control of our Company. In connection with our change of control, we changed our business to focus on cannabis and legalized hemp and changed our name to Marijuana Company of America, Inc. with the State of Utah on November 9, 2015, which name change became effective on the OTC Markets on December 1, 2015.

The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2021

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$—	$—			$—		$—	$—	$—			$—		$—

Investments made during 2017	3,049,275	10,775			100,000		250,000	1,188,500	1,500,000			—		—

Quarter 03-31-17 equity method Loss	—											—

Quarter 06-30-17 equity method Loss	—											—

Quarter 09-30-17 equity method Loss	(375,000)							(375,000)				—

Quarter 12-31-17 equity method accounting	313,702							313,702				—

Impairment of Investment in 2017	(2,292,500)	—						(792,500)	(1,500,000)			—		—
Balances as of 12/31/17	$695,477.00	$10,775.00	$—	$—	$100,000.00	$—	$250,000.00	$334,702.00	$—	$—	$—	$—	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during 2018	986,654	986,654										—

Quarter 03-31-18 equity method Loss	(37,673)							(37,673)				—

Quarter 06-30-18 equity method Loss	(11,043)							(11,043)				—

Quarter 09-30-18 equity method Loss	(10,422)				(10,422)							—

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)			—							—

Moneytrac investment reclassified to Short-Term investments	(250,000)						(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	—											560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)			(89,578)			(285,986)				—
Balance @12-31-18	$408,077	$408,077	$—	$—	$—	$—	$—	$—	$—	$—	$—	$810,000	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19												(135,000)		$(135,000)

Balance @03-31-19	$477,576	$477,576	$—	$—	$—	$—	$—	$—	$—	$—	$—	$675,000	$—	$(135,000)

Investments made during quarter ended 06-30-19	$3,157,234	$83,646								$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	($141,870)								$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$—											(150,000)		$(150,000)

Balance @06-30-19	$3,463,526	$419,352	$—	$—	$—	$—	$—	$—	$—	$2,993,709	$50,465	$525,000	$—	$(285,000)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789								$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19												$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$—											(362,625)		$(362,625)

Balance @09-30-19	$3,772,652	$682,141	$—	$—	$—	$—	$—	$—	$—	$2,898,722	$191,789	$120,708	$—	$(689,292)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414									$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)								$(23,865)	$(79,079)

Reversal of Equity method Loss for 2019	$272,285									$125,143	$147,142

Impairment of investment in 2019	$(3,175,420)	$(869,335)								$(2,306,085)	$—

Loss on disposition of investment	$(389,664)										$(389,664)

Sale of trading securities during quarter ended 12-31-19	$—											$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$—											(75,545)		$(75,545)
Balance @12-31-19	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$27,403	$—	$(782,597)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19												(13,945)		$(13,945)
Balance @03-31-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$13,458	$—	$(796,542)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20												(13,458)		($13,458)
Balance @06-30-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$—	$0	($810,000)

Global Hemp Group trading securities issued	650,000		$650,000									$185,000	$185,000

Investment in Cannabis Global	—

Balance @09-30-20	$1,343,915	$—	$650,000	$—	$—	$—	$—	$—	$—	$693,915	$—	$185,000	$185,000	($810,000)

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020												$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$—	$858,086	$—	$—	$—	$—	$—	$—	$693,915	$—	$239,064	$239,064	($810,000)

Investment in ECOX	650,000			$650,000								$620,133	$620,133

Balance @03-31-21	$2,202,001	$—	$858,086	$650,000	$—	$—	$—	$—	$—	$693,915	$0	$859,197	$859,197	($810,000)

Investments made during quarter ended 06-30-21	30,898					$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021												($115,997)	($115,997)

Balance @06-30-21	$2,232,899	$—	$858,086	$650,000	$—	$30,898	$—	$—	$—	$693,915	$—	$743,200	$743,200	($810,000)

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	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	-	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	-	-	-	-	-	-	-	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

Government Regulations

We are subject to local, federal and foreign laws and regulations pertaining to the sale of hemp derived CBD products in our operating jurisdictions, and we continuously monitor changes in laws, regulations and treaties.

The Agriculture Improvement Act of 2018, known as the "2018 Farm Bill", is United States federal legislation signed into law on December 20, 2018, that provides the legal framework for hemp-based products. The 2018 Farm Bill permanently removed “hemp” from the purview of the Controlled Substances Act, and accordingly, the U.S. Drug Enforcement Administration (“DEA”) no longer has any claim to interfere with the interstate commerce of hemp products. Some of the immediate impact from this legislation includes the ability for hemp farmers to access crop insurance and U.S. Department of Agriculture (“USDA”) programs for competitive grants.

The 2018 Farm Bill officially removes the DEA from enforcement of hemp regulations; however, the FDA retains its authority to regulate ingestible and topical hemp products, including hemp extracts that contain CBD. Although no longer a controlled substance under federal law, cannabinoids derived from industrial hemp are still subject to a patchwork of state regulations.

A range of federal laws and regulations govern sourcing, manufacturing, distribution, sales, and marketing of hemp derived CBD products in the U.S. Products sold for oral consumption as liquids, tablets, capsules, softgels, or gummies are under the purview of The Dietary Supplement Health and Education Act of 1994 (“DSHEA”). Under DSHEA, supplement manufacturing is regulated by the FDA for current Good Manufacturing Practices (“cGMP”) under 21 CFR Part 111. Furthermore, DSHEA defines a “dietary supplement” as a product intended to supplement the diet that contains one or more of the following: (a) a vitamin; (b) a mineral; (c) an herb or other botanical; (d) an amino acid; (e) a dietary substance for use by man to supplement the diet by increasing the total dietary intake; or (f) a concentrate, metabolite, constituent, extract, or combination of any ingredient described in clause (a) through (e). Thus, the law permits a wide range of dietary ingredients in dietary supplements, including CBD, which is an extract of hemp (Cannabis sativa L.), which is a legal botanical. CBD also falls under clause (e) as it is a dietary substance for use by man to supplement the diet by increasing the total dietary intake.

In conjunction with the enactment of the 2018 Farm Bill, the FDA released a statement about the regulatory status of CBD. The statement noted that the 2018 Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the U.S. Federal Food, Drug, and Cosmetic Act (“FDCA”) and Section 351 of the Public Health Service Act. This authority allows the FDA to continue enforcing the law to protect the public while also providing potential regulatory pathways for products containing cannabis and cannabis-derived compounds. The statement also noted the growing public interest in cannabis and cannabis-derived products, including CBD, and informed the public that the FDA will treat products containing cannabis or cannabis-derived compounds as it does any other FDA-regulated products — meaning the products will be subject to the same authorities and requirements as FDA-regulated products containing any other substance, regardless of the source of the substance, including whether the substance is derived from a plant that is classified as hemp under the 2018 Farm Bill. The FDA’s CBD enforcement discretion and regulatory actions with regards to CBD provide regulatory guidance to the CBD industry.

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Based upon publicly available information, to our knowledge, the FDA has not taken any enforcement actions against CBD companies that are compliant with the FDCA. The FDA, however, has sent warning letters to companies demanding they cease and desist from the production, distribution, or advertising of CBD products when these companies have made prohibited, misleading, and unapproved drug claims. We continue to monitor the FDA’s position on CBD.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information; the handling of customer complaints; the requirement to provide warnings about exposures to chemicals with adverse health effects; and regulations prohibiting unfair and deceptive trade practices.

The growth and demand for online commerce has resulted in more stringent consumer protection laws that impose additional compliance burdens on online companies. These laws cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, product safety, content and quality of products and services, taxation, electronic contracts and other communications and information security.

There is uncertainty over whether or how existing laws governing issues such as sales and other taxes, auctions, libel, and personal privacy apply to the internet and commercial online services. These issues are predicted to take years to resolve. For example, tax authorities in some states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce. Furthermore, new state tax regulations may subject us to additional state sales and income taxes. Other areas that may result in significant additional taxes or regulatory restrictions include, without limitation, new legislation or regulation; the application of laws and regulations from jurisdictions whose laws do not currently apply; or the application of existing laws and regulations to the internet and commercial online services. These taxes or restrictions could have an adverse effect on our cash flow, output, and overall financial condition. Furthermore, there is a possibility that we may be financially responsible for past failures to comply with requirements.

Cannabis Remains an Illegal Schedule 1 Drug under Federal Law

Psychoactive Cannabis containing greater than 0.3 percent THC (“Psychoactive Cannabis”) and its derivatives are illegal “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As a Schedule 1 drug, Psychoactive Cannabis and derivatives are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the CSA and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the CSA is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the CSA can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

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Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved Psychoactive Cannabis, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of California pursuant to our joint venture with Natural Plant Extract discussed above. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing Psychoactive Cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing Psychoactive Cannabis, and derivatives are Schedule 1 drugs under the CSA, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally Psychoactive Cannabis and products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD and Psychoactive Cannabis delivered through our joint venture interest in Natural Plant Extract may be subject to regulation (See Risk Factors).

Brazilian Law Regarding Cannabis and Hemp

Brazilian law currently prohibits commercial and personal cannabis cultivation and processing inside the Brazilian territory. Medical marijuana is imported from outside Brazil for individuals with a physician’s prescription on a individual medical patient basis. This restriction applies to both marijuana and industrial hemp. There is no distinction between hemp and marijuana under Brazilian law. As a result, there is no specific legislation in Brazil relating to industrial hemp. However, on August 18, 2020, draft legislation was introduced that would allow Brazilian farmers to grow cannabis for medical and industrial purposes on domestic soil for the first time has been submitted to the country’s lower house of Congress. The bill was delivered to the House of Deputies speaker by lawmakers Paulo Teixeira and Luciano Ducci, co-sponsors of the bill who sit on the chamber’s special commission for the regulation of medicinal cannabis. On June 8, 2021, the bill was approved by the Brazilian Chamber of Deputies’ Special Commission and will now be submitted to the Federal Senate, Brazil's upper house of Congress.

Uruguayan Law on Cannabis

Cannabis is legal in Uruguay, and is one of the most widely used drugs in the nation. President Jose Mujica signed legislation to legalize recreational cannabis in December 2013, making Uruguay the first country in the modern era to legalize cannabis.

Sales and Marketing

We market and sell our services and products throughout the United States consistent with the Farm Bill, as well as in Canada and in the United Kingdom. We intend to expand our offerings to additional countries and jurisdictions that adopt state-regulated or government programs similar to the Farm Bill. Currently, we market and sell our hempSMART™ products directly through our website, and through our affiliate marketing program pursuant to which qualified sales affiliates use a secure multi-level-marketing sales software program that: facilitates order placement over the internet via a website; accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates; and calculates and accounts for loyalty and rewards benefits for returning customers. We plan to focus our sales and marketing efforts on direct sales on our website and intend to wind down and terminate our affiliate marketing and sales program during fiscal 2021.

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Research and Development

Our research and development activity for the fiscal year ended December 31, 2020 was primarily focused on formulations of our various hempSMART™ products.

Intellectual Property

In February 2019, the U.S. Patent and Trademark Office (“USPTO”) issued patent number 10,201,553 for our hempSMART™ Brain product. In addition, in June 2021, H Smart, Inc. was issued a trademark by the USPTO for the tradename hempSMART™.

Competition

The CBD industry is highly competitive and fragmented with numerous companies, consisting of publicly- and privately-owned companies Our competitors include sellers of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. Our marketing efforts in Brazil and Uruguay are in the development stages. We expect that the quantity and composition of our competitive environment will continue to evolve as the global hemp industry develops. Additionally, increased competition worldwide is possible to the extent that new states, jurisdictions and countries enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products, including the 2018 Farm Bill.

Legal Proceedings

Bougainville Ventures, Inc.  On March 16, 2017, we entered into a joint venture agreement with Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the site; (iv) provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (v) optimize collaborative business opportunities. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, we believe that Bougainville misrepresented material facts in the joint venture agreement including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the real property; and (iii) that clear title to the real property associated with the Tier 3 I502 license would be deeded to the joint venture 30 days after we made our final funding contribution. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court seeking legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in our name, for the appointment of a receiver, the return to treasury of 15 million shares issued by us to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. We filed a lis pendens on the real property. The case is currently in litigation.

Employees

As of August 31, 2021, we had 4 full-time employees and no part-time employees.

Where You Can Find Us

Our executive office is located at 633 W. 5th Street, Suite 2826, Los Angeles, CA 90071. Our telephone number is (888) 777-4362.

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The Offering

Common Stock Offered by the Selling Security Holder	300,000,000 shares of common stock, including 300,000,000 shares of common stock that may be put to White Lion, representing 6.4% of the public float as of August 31, 2021.

Common Stock in the Public Float Before the Offering	4,712,514,738 shares of common stock as of August 31, 2021.

Common Stock Outstanding After the Offering	6,355,130,705 shares of common stock. (1)

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement, or 24 months after the effective date.

Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 21.

(1)	This total shows how many shares of common stock will be outstanding assuming 300,000,000 shares of common stock will be put to White Lion, calculated using the number of issued and outstanding shares of common stock at August 31, 2021 of 6,055,130,705.

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Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2020 and 2019 and the six months ended June 30, 2021 and 2020. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus.

	Years Ended December 31,		Six Months Ended June 30, (unaudited)
	2020	2019	2021	2020
Sales	267,584	673,919	51,810	156,474
Related Party Sales	13,069	21,157	—	8,303
Gross Profit	121,349	446,520	23,329	91,385
Operating expenses	4,976,240	6,917,338	1,832,368	1,358,777
Net loss from operations	(4,854,891)	(6,470,818)	(1,809,039)	(1,267,392)
Interest expense, net	(2,999,291)	(4,682,247)	(1,992,745)	(1,772,096)
Legal Contingency expense	—	(1,497,674)
Impairment gain (Loss) on Joint Ventures	(22,658)	(478,400)	(1,992,745)	(1,772,096)
Income (loss) on equity investment	106,305	(13,842)	(394,194)	(133,893)
Loss on change in fair value of derivative liabilities	(4,698,072)	(2,123,570)	(1,629,289)	1,142,272
Unrealized Gain (loss) on trading securities	248,204	(677,584)	504,137	(13,945)
Realized loss on sale of trading securities	(2,603)	(75,545)	—	(2,603)
Loss on disposition of investment	—	(389,664)
(Loss) Gain on settlement of debt	77,624	(3,770,974)	(164,977)	3,490
Net loss	$(12,145,382)	$(20,180,318)	$(5,486,107)	$(2,305,121)

Balance Sheet Data:

(in thousands)

As of June 30, 2021	Actual	As Adjusted(1)
Cash and cash equivalents	$179,811	$1,298,311
Total assets	6,605,409	7,723,909
Accumulated deficit	(91,795,702)	(91,745,702)
Total stockholders’ equity (deficit)	$1,082,637	$1,182,637

(1)	On an as adjusted basis to give further effect to our issuance and sale of 300,000,000 shares of common stock in this offering at an offering price of $0.0041 per share, after deducting the estimated offering expenses payable by us.

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Investment Agreement

We entered into the Investment Agreement with White Lion on June 17, 2020. Pursuant to the Investment Agreement, White Lion committed to purchase up to ten million dollars ($10,000,000) of our common stock, over the course of 24 months. The obligations of White Lion as imposed by the terms of the Agreement are non-transferrable.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that we are entitled to put in any one notice not to exceed (i) 250% of the Average Trading Volume, or (ii) or up to the beneficial ownership level for White Lion of 4.99% of common shares or common share equivalents. The Average Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective put notice.

The purchase price of the shares put to White Lion shall be ninety five percent (95%) of the lowest traded price of the common stock for the five (5) business days prior to the closing date of the put transaction (the “Closing Date”). The Closing Date is the first business day that White Lion deposits the put shares, outlined in the put notice, into its brokerage account and is eligible to trade the shares.

The Investment Agreement also calls for White Lion to be compensated with five million (5,000,000) commitment shares, which have been issued and were registered in the Company’s S-1 made effective on August 13, 2020.

There are circumstances under which we will not be entitled to put shares to White Lion, including, but are not limited to the following. Please reference the Investment Agreement, included as an exhibit, for a full list of put restrictions.

•	We will not be entitled to put shares to White Lion unless there is an effective registration statement under the Securities Act to cover the resale of the shares by White Lion;

•	We will not be entitled to put shares to White Lion to the extent that such shares would cause White Lion's beneficial ownership to exceed 4.99% of our outstanding shares;

•	We will not be entitled to put shares to White Lion unless all of the Company's representations and warranties are accurate. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or government authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated under the White Lion Agreement.

•	We will not be entitled to put shares to White Lion unless the company's common stock is DWAC eligible and not subject to a “DTC Chill”.

•	We will not be entitled to put shares to White Lion unless all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

•	We will not be entitled to put shares to White Lion if we fail to reserve sufficient shares of our common stock for White Lion, pursuant to the terms of the White Lion Agreement.

The Investment Agreement further provides that the Company and White Lion are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with White Lion, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

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The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated June 17, 2020, between White Lion and us, we are obligated to file one or more registration statements with the SEC to register the resale by White Lion of shares of common stock issued or issuable under the Investment Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

General risk relating to COVID-19 pandemic

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

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The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty. In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

RISKS RELATED TO OUR FINANCIAL POSITION AND NEED FOR CAPITAL

If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

Although we expect the net proceeds of this offering to be sufficient to satisfy our capital requirements for a period of 12 months from the date of this Offering Circular, we believe that we will need to raise substantial additional capital to fund our continuing operations. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products or businesses or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to cease or curtail our operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past. In addition, it is generally difficult for early stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

We anticipate our operating expenses will increase, and we may never achieve profitability.

We launched our first hempSMART™ product, hempSMART Brain™, in November 2016. Since then, we have introduced a number of other consumer products, including, but not limited to, hempSMART Pain™, hempSMART™ Pet Drops™, and hempSMART™ Drops™. As we continue to produce other hempSMART™ products, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, we anticipate that these increases in expenses will be attributed to (i) general and administrative costs; (ii) new research and development costs; (iii) advertising and website development; (iv) legal and accounting fees; (v) joint venture activities; and (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we anticipate that we will incur significant financial losses in the foreseeable future. There is limited history upon which to base any assumption as to the likelihood that our Company will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2020 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm included in its opinion for the year ended December 31, 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of December 31, 2020 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

RISKS RELATED TO OUR BUSINESS

We are dependent on the popularity of consumer acceptance of hemp products.

We believe the hemp industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of hemp products distributed to such consumers. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of hemp-based products. There has been limited scientific research on hemp and there can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favorable to the hemp market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings, or publicity could have a material adverse effect on the demand for our products and services and on our business, financial condition and results of operations. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of hemp and related products in general, or our products specifically, or associating the consumption hemp or related products with illness or other negative effects or events, could also have such a material adverse effect. Such adverse publicity reports or other media attention could have a material adverse effect even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to our business and activities, whether true or not. Although we take care in protecting our image and reputation, we do not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Due to our involvement in the hemp industry, we may have a difficult time obtaining and/or maintaining insurance that is desired to operate our business, which may expose us to significant risk and financial liability.

Insurance that is otherwise readily available, such as general liability and officers’ and directors’ insurance, is more difficult for us to find, and more expensive for us to obtain, because we service companies in the hemp and cannabis industry. There are no guarantees that we will be able to obtain or maintain insurance desired to operate our business in the future, or that the cost will be affordable to us. If we are forced to conduct our business without having obtained insurance that we deem is essential to our business, our growth may be inhibited and we may be exposed to significant risk and financial liabilities.

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Our products are relatively new and our industry is rapidly evolving.

Consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

●	Develop, manufacture and introduce new attractive and successful consumer products in our hempSMART™ brand;

●	Attract and maintain a large customer base and develop and grow that customer base;

●	Increase awareness of our hempSMART™ brand and develop effective marketing strategies to insure consumer loyalty;

●	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers;

●	Respond to competitive developments; and

●	Attract, retain and motivate qualified personnel.

There can be no assurance that our efforts will be successful or that we will ultimately be able to attain or maintain profitability.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our hempSMART™ products such as hempSMART Brain and Pain are new and are only in the developmental stages of commercialization. We are not certain that these products will generate sales as anticipated or be desirable for their intended uses in their intended markets. Failure of our current or future hempSMART™ products to achieve and sustain market acceptance could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our products and services is evolving, it is difficult to predict with any certainty the ultimate size of the market for our services and products. We cannot guarantee that a market for our products or services will develop or that demand for our products or services will be sustainable. If the market for our products or services fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results may be adversely affected.

We compete for market share with other companies, which may have longer operating histories, more financial resources and more research and development, manufacturing and marketing experience than we do.

We face and expect to continue to face competition from other companies some of which may have longer operating histories, more financial resources, more experience and greater brand recognition than us. Increased competition by larger and well-financed competitors and/or competitors that have longer operating histories, greater brand recognition and more research and development, manufacturing and marketing experience than us could have a material adverse effect on our business, financial condition and results of operations. As we operate in an early stage industry, we expect to face additional competition from new entrants which may result in downward price pressure on our products as new entrants increase production, which could have a material adverse effect on our business.

In addition, if the number of users of hemp derived products increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development together with marketing, sales and other support. We may not have sufficient resources to maintain research and development and sales efforts on a competitive basis, which could have a material adverse effect on our business, financial condition and results of operations.

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The hemp industry is subject to the risks inherent in an agricultural business, including the risk of crop failure.

The growing of hemp is an agricultural process. As such, a business with operations in the hemp industry is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks. Accordingly, there can be no assurance that artificial or natural elements, such as insects and plant diseases, will not entirely interrupt production activities or have an adverse effect on the production of hemp which could have a material adverse effect on our hempSMART™ products and accordingly our operations.

If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations may be adversely effected.

Our products are not approved by the FDA or any other federal governmental authority.

The FDA has not approved our products for sale. The FDA also has not permitted the marketing of certain CBD-containing products, such as foods, tinctures, gummies, and other ingestible products. Our CBD-containing products are not intended for use in the diagnosis, cure, mitigation, treatment, or prevention of a disease or condition. We can provide no assurance that our products or operations are in compliance with federal regulations, including those enforced by the FDA. Failure to comply with FDA regulations or foreign regulations may result in among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

The presence of trace amounts of THC in our hemp products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences.

Some of our products that are intended to primarily contain U.S. hemp-derived CBD may contain trace amounts of THC. THC is an illegal or controlled substance in many jurisdictions, including under the federal laws of the U.S. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to consumers of our U.S. hemp products who test positive for any amounts of THC, even trace amounts, because of the presence of unintentional amounts of THC in our hemp products. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. As a result, we may have to recall our products from the market. Positive tests for THC may adversely affect our reputation and our ability to obtain or retain customers. A claim or regulatory action against us based on such positive test results could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success has depended and will continue to depend on the efforts and talents of our management team and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, including employees with sufficient experience in the hemp industry. Qualified individuals, including individuals with sufficient experience in the hemp industry, are in high demand, and we may incur significant costs to attract and retain such individuals. In addition, the loss of any of our key employees or senior management could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to constraints on marketing our products.

There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

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Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

Our participation in the hemp industry may lead to litigation, formal or informal complaints, enforcement actions and governmental inquiries. Such litigation, complaints, enforcement actions and governmental inquiries may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation, complaints, actions, or inquiries may be significant and may require a diversion of our resources, including the attention of our management. There also may be adverse publicity associated with such litigation, complaints, actions, or inquiries that could negatively affect customer perception our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

We may be subject to product liability claims and product recalls.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the sale of CBD products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination, which may affect consumer confidence in our CBD products. Previously unknown adverse reactions resulting from human consumption of CBD products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, adversely affect our reputation with our clients and consumers generally and have a material adverse effect on our business, financial condition and results of operations.

In addition, distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If one or more of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant attention from our management.

Additionally, if one or more of our products were subject to recall, the reputation of that product and our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies in the jurisdictions in which we operate, requiring further attention from our management and potential legal fees and other expenses. Furthermore, any product recall affecting the CBD industry more broadly could lead consumers to lose confidence in the safety of the products, which could have a material adverse effect on our business, financial condition and results of operations.

Third parties with whom we do business may perceive themselves as being exposed to reputational risk because of their relationship with us due to our hemp-related business activities and may as a result, refuse to do business with us.

The third parties with whom we do business may perceive that they are exposed to reputational risk because of our hemp-related business activities. Any third-party service provider could suspend or withdraw its services if it perceives that the potential risks exceed the potential benefits of providing such services to us. Our failure to establish or maintain business relationships could have a material adverse effect on our business, financial condition and results of operations.

We may become subject to liability arising from fraudulent or illegal activity by our employees, independent contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or that violates government regulations and laws. It is not always possible for us to identify and deter misconduct by our employees and other third parties. The precautions we take to detect and prevent such misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending such actions, such actions could have a significant impact on our business, including, but not limited to, the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, any of which could have a material adverse effect on our business, financial condition and results of operations.

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Conflicts of interest may arise between us and our directors and officers which may have a material adverse effect on our operations.

We may be subject to various potential conflicts of interest because of the fact that some of our directors and officers may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests so long as such activities do not materially or adversely conflict with our business or interfere with their duties to us. In some cases, our directors and executive officers may have fiduciary obligations associated with those business interests that interfere with their ability to devote time to our business and affairs and that could have a material adverse effect on our business, financial condition and results of operations.

Security threats to our information technology infrastructure and/or our physical buildings could expose us to liability and damage our reputation and business.

It is essential to our business strategy that our technology and network infrastructure and our physical buildings remain secure and are perceived by our customers and corporate partners to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks by hackers and other security threats. We may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, products and services, misappropriate our or our customers’ and partners’ proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. Despite security measures, we also cannot guarantee security of our physical buildings. Physical building penetration or any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our relationship with customers and partners that are affected, and expose us to financial liability.

Confusion between legal hemp and illegal cannabis.

There is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may, among other impacts, have difficulty with establishing banking relationships which may affect our business, prospects, assets or results of operation.

We are dependent on third parties for manufacturing our products. If we are not able to secure favorable arrangements with such third parties, our business and financial condition could be harmed.

We do not manufacture any of our products for commercial sale nor do we have the resources necessary to do so. We have contracted with and intend to continue to contract with third parties to manufacture our products. If we are unable to successfully enter into agreements for the manufacturing of our products or if we are not able to secure favorable commercial terms or arrangements with third parties for the manufacturing of our products, our business and financial condition could be harmed.

RISKS RELATED TO OUR JOINT VENTURES AND INVESTMENTS

If our joint ventures in Brazil and/or Uruguay are not successful or if we fail to realize the benefits we anticipate from such joint ventures, we may not be able to capitalize on the full market potential of our hempSMART™ products.

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally. In connection with such joint ventures, we face numerous risks and uncertainties, including, but not limited to, effectively integrating our respective personnel, management controls and business relationships into an effective and cohesive operation. Further, we are subject to additional risks and uncertainties because we may be dependent upon, and subject to, liability, losses or damages relating to system controls and personnel that are not under our control. Moreover, the joint ventures may be subject to negative market conditions, economic downturns, and legal and political considerations in Brazil and Uruguay. While cannabis and hemp are legalized in Uruguay, Brazil is only considering legalization, and legalization there is not guaranteed.

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We will be dependent upon our strategic partners with respect to our current and future joint venture operations.

We will be dependent upon our strategic partners with respect to our current and future joint venture operations. Specifically, we will be dependent upon our strategic partners’ personnel, including their experience with respect to, among other things, compliance with applicable laws and regulations. If our strategic partners do not commit sufficient resources to the joint ventures’ operations or if we are unable to integrate such operations successfully and efficiently, our results of operations, financial condition and cash flows may be materially and adversely affected. In addition, conflicts or disagreements between us and our strategic partners may, among other things, delay or prevent the production, manufacturing, marketing and sales of our products, which may have a material adverse effect on our business and results of operations.

Our current and future joint ventures may be adversely affected by our lack of sole decision-making authority, our reliance on our co-venturers’ financial condition and liquidity and disputes between us and our co-venturers.

We have and may in the future form joint ventures with third parties in which we may not exercise sole decision-making authority regarding the operations of the joint venture. In certain cases, we may have little or no decision-making authority. Joint ventures are subject to various risks including, but not limited to, bankruptcy of the joint venture or failure of a third party to fund their required capital contributions. In addition, our partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our objectives. Furthermore, disputes between us and our partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our management from focusing their time and effort on our business. The occurrence of any of the foregoing may have a material adverse effect on our business and results of operations.

We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies, which may limit our ability to sell or otherwise transfer those securities and direct management decisions of such companies.

We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies. In some cases, we may be restricted for a period by contract or applicable securities laws from selling or otherwise transferring those securities. In addition, any securities of private companies in which we invest may not have a liquid market and the inability to sell those securities on a timely basis or at acceptable prices may impair our ability to exit the investments when we consider appropriate. Further, to the extent we hold a minority interest in certain companies, we may be limited in our ability to direct management decisions of such companies.

Our business may be adversely affected by the coronavirus (“COVID-19”) pandemic.

The outbreak of COVID-19 evolved into a global pandemic as COVID-19 spread to many regions of the world. In response to COVID-19, governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have and may continue to adversely affect workforces, customers, supply chains, consumer sentiment, economies, and financial markets. In addition, decreased consumer spending has and may continue to lead to an economic downturn globally.

Specifically, numerous state and local jurisdictions have and may in the future impose shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. As a result of COVID-19, we have experienced a reduction in sales of our products and slower lead times with respect to the manufacturing of our products. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

The extent to which COVID-19 impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, including variants such as the delta variant, and the actions to contain COVID-19 or treat its impact, among others. We do not yet know the full extent of the impacts of COVID-19 on our business; however, these effects could have a material impact on our operations and financial condition.

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RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

The ownership and protection of our intellectual property rights is a significant aspect of our future success. We rely on patents, trade secrets, trademarks, service marks technical know-how and other proprietary information (collectively, “Intellectual Property”) to maintain our competitive position. We try to protect our Intellectual Property by seeking registered protection where possible, developing and implementing standard operating procedures to protect Intellectual Property and entering into agreements with parties that have access to our Intellectual Property, such as our employees and consultants, to protect confidentiality and ownership.

It is possible that we may fail to identify Intellectual Property, fail to protect or enforce our Intellectual Property, inadvertently disclose such Intellectual Property or fail to register rights in relation to such Intellectual Property.

In relation to our agreements with parties that have access to our Intellectual Property, any of these parties may breach those agreements, and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, certain of our Intellectual Property, which has not yet been applied for or registered, may otherwise become known to or be independently developed by competitors or may already be the subject of applications for intellectual property registrations filed by our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

We cannot provide any assurance that our Intellectual Property will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our Intellectual Property or independently develop and file applications for intellectual property rights that adversely affect our Intellectual Property rights. Unauthorized parties may attempt to copy, reverse engineer, or otherwise obtain and use our Intellectual Property. Identifying and policing the unauthorized use of our current or future Intellectual Property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. We may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, if the steps taken to identify and protect our Intellectual Property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our Intellectual Property rights.

In any infringement proceeding, some or all of our Intellectual Property rights or arrangements or agreements seeking to protect the same for our benefit may be found invalid, unenforceable, or anti-competitive. An adverse result in any litigation or defense proceedings could put one or more of our Intellectual Property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

Additionally, other parties may claim that our products or services infringe on their proprietary rights or other intellectual property rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us, if at all. In addition, we may not be able to obtain licenses on terms that are favorable to us, or at all, or other rights with respect to intellectual property that we do not own.

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Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. We rely in part on trade secrets to protect our proprietary hempSMART™ products and processes. However, trade secrets are difficult to protect. Although we enter into agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors which generally require that information received by such parties during the course of their relationship with us be kept confidential and include provisions with respect to the assignment of inventions to us, such agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. Any enforcement proceedings with respect to our trade secretary may be expensive and time consuming. Any failure to obtain or maintain meaningful trade secret protection could adversely affect our business.

RISKS RELATED TO GOVERNMENT REGULATIONS

There is uncertainty surrounding the regulatory pathway for CBD.

The FDA currently does not permit the marketing of CBD-containing foods or dietary supplements, and we may be subject to enforcement action taken by the FDA concerning products containing derivatives from hemp. On February 4, 2021, Representative Kurt Schrader introduced H.R. 8179, a bill seeking to amend the U.S. Federal Food, Drug, and Cosmetic Act with respect to the regulation of certain hemp-derived CBD and which, if enacted into law, would permit the marketing of hemp-derived CBD and substances containing hemp-derived CBD as dietary supplements under the U.S. Federal Food, Drug, and Cosmetic Act, resolving ambiguity and providing clear guidance to stakeholders about how to comply with applicable FDA law. However, there can be no assurance that such bill will be enacted into law, and our failure to comply with FDA requirements may result in, among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

Legislation or regulations which impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products could harm our business, results of operations, financial condition and prospects.

We believe that the sale of our hemp-derived products are in compliance with applicable U.S. regulations because our hemp products contain less than 0.3% THC and are sold only in states in the United States that have not prohibited the sale of hemp products. The rapidly changing regulatory landscape regarding hemp-derived products presents a substantial risk to the success and ongoing viability of the hemp industry in general and our ability to offer and market hemp-derived products. New legislation or regulations may be introduced at either the federal or state level which, if passed, could impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may also require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

“Marijuana” is illegal under the CSA. The 2018 Farm Bill modified the definition of “marijuana” in the CSA so that the definition of “marijuana” no longer includes hemp. The 2018 Farm Bill defines hemp as the “plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3% on a dry weight basis.” All of our hemp-derived products contain less than 0.3% delta-9 tetrahydrocannabinol concentration content. As such, we believe that the manufacture, packaging, labeling, advertising, distribution and sale of our hemp-derived products do not violate the CSA. The FDA, however, does not permit the sale or distribution of certain products, including food and dietary supplements (such as tinctures and gummies). If federal or state regulatory authorities, however, were to determine that industrial hemp and derivatives could be treated by federal and state regulatory authorities as “marijuana”, we could no longer offer our CBD products legally and could potentially be subject to regulatory action. Violations of United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by the United States federal government including but not limited to disgorgement of profits, cessation of business activities or divestiture. Any such actions could have a material adverse effect on our business.

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The FDA, Federal Trade Commission (“FTC”) and their state-level equivalents, also possess broad authority to enforce the provisions of federal and state law, respectively, applicable to consumer products and safeguards as such relate to foods and dietary supplements, including powers to issue a public warning or notice of violation letter to us, publicizing information about illegal products, detaining products intended for import or export (in conjunction with U.S. Customs and Border Protection) or otherwise deemed illegal, requesting a recall of illegal products from the market, and requesting the Department of Justice, or the state-level equivalent, to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. or respective state courts. The initiation of any regulatory action towards industrial hemp or hemp derivatives by the FDA, FTC or any other related federal or state agency, would result in greater legal cost to us, may result in substantial financial penalties and enjoinment from certain business-related activities, and if such actions were publicly reported, they may have a material adverse effect on our business and results of operations.

Our hempSMART™ sales in the UK may be subject to unforeseeable events and regulation that may have a material impact on our efforts to sell our hempSMART™ products in the UK.

Currently, the UK regulates wellness products containing CBD through its Medicines and Healthcare products Regulatory Agency (“MHRA”). Pursuant to the MHRA, only wellness products containing less than 0.2% THC may be sold in the UK. While we believe our hempSMART™ products are compliant with regulations in the UK, these regulations may change, and any such change may have a material effect on our ability to market and sell our hempSMART™ products in the UK. Additionally, we rely on affiliates in the UK for the administration of our business there. We have not to date established an effective warehousing protocol to efficiently store and deliver products there. The failure of our UK affiliates to efficiently handle the storage and distribution of our products may impact our ability to conduct business in the UK.

RISKS RELATED TO OUR COMMON STOCK

The market price of our common stock may be volatile and may not accurately reflect the long term value of our Company.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies has experienced substantial volatility in the past. This volatility may affect the ability of holders of our common stock to sell their securities at an advantageous price. Market price fluctuations in our common stock may be due to our operating results, failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions, or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of our common stock. Financial markets have historically, at times, experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values, or prospects of such companies.

Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values, or prospects have not changed. Additionally, these factors as well as other related factors may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in the price and volume of our common stock will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be materially adversely affected.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this Offering Circular, are:

•	sale of our common stock by our stockholders, executives, and directors;
•	volatility and limitations in trading volumes of our shares of common stock;

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•	our ability to obtain financings to conduct and complete research and development activities and other business activities;
•	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;
•	our ability to attract new customers;
•	unanticipated safety concerns related to the use of our products;
•	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of common stock by our stockholders;
•	our cash position;
•	announcements and events surrounding financing efforts, including debt and equity securities;
•	reputational issues;
•	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;
•	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;
•	changes in industry conditions or perceptions;
•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
•	departures and additions of key personnel;
•	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;
•	changes in applicable laws, rules or regulations and other dynamics; and
•	other events or factors, many of which may be out of our control, including, but not limited to, pandemics such as COVID-19, war, or other acts of God.

  our ability to obtain financings to conduct and complete research and development activities and other business activities;

  the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

  our ability to attract new customers;

  unanticipated safety concerns related to the use of our products;

  changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of common stock by our stockholders;

  our cash position;

  announcements and events surrounding financing efforts, including debt and equity securities;

  reputational issues;

  announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

  changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

  changes in industry conditions or perceptions;

  analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

  departures and additions of key personnel;

  disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

  changes in applicable laws, rules or regulations and other dynamics; and

  other events or factors, many of which may be out of our control, including, but not limited to, pandemics such as COVID-19, war, or other acts of God.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price. Additional factors that may affect the demand for products and services include, but are not limited to: changes in laws and regulations effecting the hemp industry; adverse developments with respect to the hemp industry or increased federal or foreign enforcement; the nature and extent of competition from other companies; and changes in general economic, political and market conditions in or any of the regions in which we conduct our business.

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We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

There is no assurance that an investment in our common stock will earn any positive return.

There is no assurance that an investment in our common stock will earn any positive return. An investment in our common stock involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our common stock is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

There is a limited market for our common stock.

Our common stock is quoted over-the-counter in the United States on the OTC Pink Tier of the OTC Markets Group, Inc. The over-the-counter markets provide less liquidity than U.S. national securities exchanges, such as the New York Stock Exchange or Nasdaq. Accordingly, a market for our common stock may be highly illiquid and holders of our common stock may be unable to sell or otherwise dispose of their common stock at desirable prices or at all.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

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Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Actto maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies which may cause us to become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, and as of the quarter ended June 30 , 2021, identified a material weakness with respect to our ability to prepare our financial statements in a timely manner and inadequate segregation of duties consistent with control objectives. While management intends to remediate the material weaknesses, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

Utah law, our Certificate of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Utah or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Utah law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Provisions of our Articles of Incorporation, as amended (“Articles of Incorporation”) and bylaws (“Bylaws”) may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our Articles of Incorporation authorize the issuance of up to 15,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. As of the date of this filing, 12,000,000 shares of preferred stock is issued and outstanding, held by our directors, who have a majority shareholder controlling vote as a result of the super-voting rights of the preferred stock. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our company.

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Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Costs and expenses of being a reporting company under the 1934 Securities and Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

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White Lion will pay less than the then-prevailing market price for our common stock

Our common stock to be sold to White Lion pursuant to the Investment Agreement dated June 17, 2020, 2020, as amended, will be purchased at a price equal to ninety five percent (95%) of the lowest daily VWAP during a pricing period of five (5) consecutive Trading Days beginning on the Put Notice Date. White Lion has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If White Lion sells the shares, the price of our common stock could decrease. If our stock price decreases, White Lion may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price. If the price of our common stock falls below par value of $0.001 per share, we may be unable to utilize the put options and access the equity line.

We are registering the resale of a maximum of 300,000,000 shares of common stock, all of which may be issued to White Lion under the Equity Line; The resale of such shares by White Lion could depress the market price of our common stock

We are registering the resale of a maximum of 300,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by White Lion could depress the market price of our common stock. As of August 31, 2021, there were 4,712,514,738 shares of our common stock in the public float. In total, we may issue up to 300,000,000 shares to White Lion pursuant to the Equity Line, meaning that we may be obligated to file one or more registration statements covering additional shares not covered by the registration statement. The sale of those additional shares into the public market by White Lion could further depress the market price of our common stock.

Pricing of the Shares Put to White Lion Occurs After Issuance to White Lion

The common stock to be issued to White Lion pursuant to the Investment Agreement will be purchased at a price equal to ninety-five (95%) of the lowest trading price during a pricing period of five (5) consecutive preceding the closing date of the put transaction. The closing date is five (5) business days after White Lion is able to clear the put shares for trading within its brokerage account.

We May Not Be Able to Access Sufficient Funds under the Equity Line When Needed

Our ability to put shares to White Lion and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to White Lion at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to White Lion to the extent that it would cause White Lion to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the investment agreement with White Lion, and as such, White Lion may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders

White Lion has agreed, subject to certain exceptions listed in the Investment Agreement with White Lion, to refrain from holding a number of shares which would result in White Lion or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent White Lion from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, White Lion could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time. Additional restrictions are further outlined in the Investment Agreement with While Lion, which is attached hereto.

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Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock pursuant to our exercise of the put right offered by White Lion. We will use these proceeds for general corporate and working capital purposes, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Dilution

The sale of our common stock to White Lion in accordance with the Investment Agreement dated June 17, 2020, will have a dilutive impact on our stockholders.

As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to White Lion in order to drawdown pursuant to the investment agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

The Offering

Investment Agreement with White Lion

On June 17, 2020, we entered into an investment agreement with White Lion Funds, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the terms of the investment agreement, White Lion committed to purchase up to ten million dollars ($10,000,000) of our common stock over a period of up to 24 months.

From time to time during the 24-month period commencing from the effectiveness of the registration statement, we may deliver a put notice to White Lion, which states the number of shares we intent to put to White Lion on a date specified in the put notice.

The maximum number of shares that we are entitled to put in any one notice shall not to exceed (i) 250% of the Average Trading Volume, or (ii) or the number of shares up to the beneficial ownership level for White Lion of 4.99% of common shares or common share equivalents. The Average Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective put notice.

The purchase price of the shares put to White Lion shall be ninety five percent (95%) of the lowest traded price of the common stock for the five (5) business days prior to the closing date of the put transaction (the “Closing Date”). The Closing Date is the first business day that White Lion is able to deposit the put shares, outlined in the put notice, into its brokerage account and is eligible to trade the shares.

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In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion outlining our requirement for us to file with the U.S. Securities & Exchange Commission a registration statement, covering the resale of the maximum number of shares of our common stock underlying the investment agreement with White Lion.

As of December 31, 2019, the Company had 77,958,081 issued and outstanding shares of common stock.  As of December 31, 2020, the Company had 3,136,774,861 issued and outstanding shares of common stock.  As of August 31, 2021, the Company had 6,055,130,705 issued and outstanding shares of common stock and 4,712,514,738 shares of common stock in the public float. The 300,000,000 shares being registered represent approximately 6.4% of the number of shares in the public float as of August 31, 2021.  Assuming all of these shares are sold, the registrant’s total number of issued and outstanding shares of common stock will be 6,355,130,705.

At an assumed purchase price under the Investment Agreement of $0.0039 which is 95% of the closing price as of the date of this filing, we will be able to receive up to approximately $1,168,500 in gross proceeds, assuming the sale of the entire 300,000,000 common shares being registered hereunder pursuant to the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

From time to time, we intend to sell to White Lion our common stock under the Investment Agreement and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any notices tendered to White Lion under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

Selling Stockholders

This prospectus relates to the resale of up to 300,000,000 common shares, par value $0.001 per share, issuable to White Lion, a selling stockholder, pursuant to a noticed “put right” under an investment agreement (the “Investment Agreement”), dated June 17, 2020 that we entered into with White Lion. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion over a period of up to twenty four (24) months or until $10,000,000 of such shares have been “put.”

The selling stockholder may offer and sell, from time to time, any or all of shares of our common stock to be sold to White Lion under the Investment Agreement dated June 17, 2020.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of June 17, 2020, and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder would have sole voting and investment powers over its shares.

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Because the selling stockholder may offer and sell all or only some portion of the 300,000,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering (1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares (2)	% of Class (2),(3)
White Lion Capital, LLC	0	300,000,000	300,000,000	4.7%

Notes

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on shares of our common stock issued and outstanding as of August 31, 2021. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of the selling stockholder.

Plan of Distribution

This prospectus relates to the resale of up to 300,000,000 shares of the Common Shares, par value $0.001 per share, issuable to White Lion (“White Lion”), a selling stockholder pursuant to a noticed “put right” under an investment agreement dated June 17, 2020 that we entered into with White Lion. The Investment Agreement permits us to “put” up to ten million dollars ($10,000,000) in shares of our common stock to White Lion over a period of up to twenty four (24) months or until $10,000,000 of such shares have been “put.”

The Investment Agreement with White Lion is not transferable.

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At an assumed purchase price under the Investment Agreement of $0.0039 (equal to 95% of the average price of our common stock on August 31, 2021), we will be able to receive up to $1,168,500 in gross proceeds, assuming the sale of the entire 300,000,000 common shares being registered hereunder pursuant to the Investment Agreement.

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

White Lion is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

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The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Description of Securities

Capital Stock

We are authorized to issue 15,000,000,000 shares of common stock, $0.001 par value; 10,000,000 shares of Class A Preferred Stock, par value $0.001; and, 5,000,000 shares of Class B Preferred Stock, par value $0.001.

Common Sock

As of the August 31, 2021, the date of this filing, and immediately before this Offering, there are 6,055,130,705 common shares outstanding.

Preferred Stock

Class “A” Preferred Stock

As of August 31, 2021, we have designated 10,000,000 shares of preferred stock as “Class A Preferred Stock,” par value $0.001. There are 10,000,000 shares of Class A Preferred Stock issued and outstanding.

The Class “A” Preferred Stock carries the following rights and preferences.

Dividends

Class “A” Preferred Stock is not eligible for receipt of dividends.

Voting Rights

The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. Our two current Directors, Mr. Jesus M. Quintero and Edward Manolos each own Class “A” Preferred Shares, with Mr. Quintero holding 6,666,666.66 shares and Mr. Manolos holding 3,333,333.33 shares, and are eligible to vote on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “A” Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class. Thus, Mr. Quintero and Mr. Manolos control in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law.

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Redemptive Rights

The Class “A” Preferred Stock shall not be redeemable.

Conversion Rights

Class “A” Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class “A” Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class “A” Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

Class “B” Preferred Stock

As of August 31, 2021, we have designated 5,000,000 as “Class B Preferred Stock,” par value $0.001. There are 2,000,000 shares of Class B Preferred Stock issued and outstanding, held by Mr. Jesus M. Quintero, our Director, Chief Executive Officer and controlling shareholder.

The Class “B” Preferred Stock carries the following rights and preferences.

Dividends

Class “B” Preferred Stock is not eligible for receipt of dividends.

Voting Rights

Holders of the Series “B” Preferred Stock shall have One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected.

Redemptive Rights

The Class “B” Preferred Stock shall not be redeemable.

Conversion Rights

Class “B” Preferred Stock is not convertible into any other class of preferred stock or common stock.

Other Provisions

The shares of Class “B” Preferred Stock shall be duly and validly issued, fully paid and non-assessable. The holders of the Class “B” Preferred Stock shall not have pre-emptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares.

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Common Stock

As of August 31, 2021, there are 6,055,130,705 shares of common stock are issued and outstanding.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefore. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Shares of Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas NV 89119.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2019:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2017	186,550	$2.40		$1,873,492
Granted	1,827,564	2.34
Forfeitures or expirations	(166,667)	$1.50
Outstanding at December 31, 2018	1,847,447
Granted	2,370,298	1.98
Exercised	(192,521)	1.78
Forfeitures or expirations	(14,113)	1.80
Outstanding at December 31, 2019	4,011,111	$2.15	3.60	$—
Exercisable at December 31, 2019	4,011,111	$2.15	3.60	$—

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.07 and $1.22 as of December 31, 2019 and 2018, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

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The following table presents information related to warrants at December 31, 2020:

Warrants Outstanding		Warrants Exercisable
Exercise Price	Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.01 - $1.00	484,187	2.70	484,187
$1.01 - $2.00	27,778	2.50	27,778
$2.01 - $3.00	3,499,146	3.74	3,499,146

In connection with the issuance of convertible notes payable, the Company issued an aggregate of 2,370,298 warrants to purchase the Company’s common stock from $0.26 to $2.40, vesting immediately and expiring 5 years from the date of issuance.

Options

The following table presents information related to stock options at December 31, 2020(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$—	—	—	—

The stock-based compensation expense related to option grants was $0 and $450,000 during the years ended December 31, 2020 and 2019, respectively.

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

Experts and Counsel

The financial statements of our company included in this prospectus for the fiscal year ended December 31, 2020 and 2019 were audited by L&L CPAs, PA.

Independent Law PLLC will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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Information with Respect to Our Company

Description of Business

Our Company

Marijuana Company of America, Inc. is a Utah corporation is based in Escondido, California. The Company is a publicly listed company quoted on OTC Markets Pink Tier under the symbol “MCOA”.

We are focused on the research and development of (i) various species of hemp; (ii) beneficial uses of hemp and hemp derivatives; (iii) indoor and outdoor cultivation methods for hemp; (iv) technology used for cultivation and harvesting of different species of hemp, including, but not limited to, lighting, venting, irrigation, hydroponics, nutrients and soil; (v) different industrial hemp derived cannabinoids (“CBD”) and the possible health benefits thereof; and (vi) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

Specifically, we develop and sell consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™” through our wholly-owned subsidiary, H Smart, Inc. In addition, we provide consulting services to licensed cannabis and/or hemp operators with respect to financial accounting and bookkeeping and real property management. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

Our Products

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary H Smart, Inc. under the brand name hempSMART™. Our current hempSMART™ products offerings include the following:

• hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support the brain.

• hempSMART Pain™ capsules formulated with 10mg of full spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, are intended to deliver an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

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• hempSMART Pain Cream™ each container is formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, cannabigerol, also known as CBG, and a broad range of terpenes. Our proprietary blend of Ayurvedic herbs along with menthol, cayenne pepper extract, rosemary oil, aloe gel, white willow bark, arnica, wintergreen extract and tea tree oil, is intended to provide an immediate cooling and soothing sensation. This topical product is formulated to help reduce minor discomfort and promote muscle relaxation on the areas to which it is applied.

• hempSMART Drops™ full spectrum hemp CBD oil tincture drops available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors (lemon, mint, orange and strawberry). These drops are free of the THC isolate.

• hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

• hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp with a unique blend of Ayurvedic herbs and botanicals. This facial moisturizer is designed to refresh, replenish and restore skin, providing long lasting hydration and balance.

• hempSMART Drink Mix, an industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any beverage of preference.

cDistro, Inc. – Our CBD Wholesale Distributor Business

cDistro, Inc. Acquisition

On June 29, 2021 (the “Effective Date”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with cDistro Merger Sub, Inc., our wholly-owned subsidiary (“Merger Sub”), and cDistro, Inc., a company engaged in the hemp and CBD product distribution business (“cDistro”). Pursuant to the terms of the Merger Agreement, on June 30, 2021 (the “Merger Effective Date”), Merger Sub merged with and into cDistro, with cDistro surviving the merger as our wholly-owned subsidiary (the “Merger”).

In connection with the Merger Agreement, on the Effective Date, we entered into an earnout agreement (the “Earnout Agreement”) with the sole securityholder of cDistro (the “cDistro Stockholder”) pursuant to which we agreed to issue additional shares of our common stock to the cDistro Stockholder conditioned upon the achievement of certain revenue milestones. Furthermore, on the Effective Date, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with us pursuant to which, among other thing, the cDistro Stockholder agreed to certain restrictions regarding the resale of our shares of common stock issued and to be issued pursuant to the Merger Agreement for a period of six months from the Effective Date. In addition, on the Effective Date, in connection with the Merger Agreement, we entered into a stock purchase agreement with cDistro pursuant to which purchased 350,000 shares of cDistro common stock at the price of $1.00 per share.

At the Merger Effective Date, all outstanding shares of common stock of cDistro were converted into the right to receive 265,164,070 shares of our common stock. In addition, we may be required to issue up to an additional 220,970,059 shares of our common stock pursuant to the Earnout Agreement.

cDistro Business Overview

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. Founded in Florida in 2020 by Ronald P. Russo, Jr., cDistro distributes a catalog of eight unique product lines currently being sold to over 250 customers. Through our acquisition of cDistro, we believe MCOA is positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

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Our Consulting Services

In addition to selling our hempSMART™ products, we also provide certain services to licensed cannabis and/or hemp operators. Our services include the following:

Financial Accounting and Bookkeeping

We provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices.

Real Property Management Consulting

Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use and who are searching for real property to conduct operations.

As of the date of this Offering Circular, we have not entered into any engagements for such services and have not generated any revenue related to such services.

Current Joint Ventures and Investments

Joint Ventures in Brazil and Uruguay

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, we entered into a joint venture agreement with Cannabis Global, Inc. (“Cannabis Global”) pursuant to which we will invest up to $250,000 into a newly formed entity (“MCOA Lynwood”) and Cannabis Global, through Natural Plant Extracts of California, Inc. (“Natural Plant”), an entity in which Cannabis Global owns a majority interest, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. As of the date hereof, we have invested $158,000.

Share Exchange

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, we and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

Joint Venture Subject to Ongoing Dispute

Bougainville Ventures, Inc.

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc. (“Bougainville”) to, among other things, engage in the development and promotion of products in the legalized cannabis industry in Washington State. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds and that Bougainville misrepresented certain material facts in the joint venture agreement. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court. See Business – Legal Proceedings.

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Corporate History

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. In 1999, Bekam Investments, Ltd. acquired 100% of our common stock and spun us off, changing our name to Converge Global, Inc. In October 2009, we filed Articles of Merger with the State of Utah pursuant to which Sparrowtech Resources, Inc., a Nevada corporation, was merged with and into us. On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of common stock and 10,000,000 shares of Class A Preferred Stock from our then President, Cornelia Volino, for $105,000, resulting in a change of control of our Company. In connection with our change of control, we changed our business to focus on cannabis and legalized hemp and changed our name to Marijuana Company of America, Inc. with the State of Utah on November 9, 2015, which name change became effective on the OTC Markets on December 1, 2015.

The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2021

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$—	$—			$—		$—	$—	$—			$—		$—

Investments made during 2017	3,049,275	10,775			100,000		250,000	1,188,500	1,500,000			—		—

Quarter 03-31-17 equity method Loss	—											—

Quarter 06-30-17 equity method Loss	—											—

Quarter 09-30-17 equity method Loss	(375,000)							(375,000)				—

Quarter 12-31-17 equity method accounting	313,702							313,702				—

Impairment of Investment in 2017	(2,292,500)	—						(792,500)	(1,500,000)			—		—
Balances as of 12/31/17	$695,477.00	$10,775.00	$—	$—	$100,000.00	$—	$250,000.00	$334,702.00	$—	$—	$—	$—	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during 2018	986,654	986,654										—

Quarter 03-31-18 equity method Loss	(37,673)							(37,673)				—

Quarter 06-30-18 equity method Loss	(111,043)							(11,043)				—

Quarter 09-30-18 equity method Loss	(10,422)				(10,422)							—

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)			—							—

Moneytrac investment reclassified to Short-Term investments	(250,000)						(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	—											560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)			(89,578)			(285,986)				—
Balance @12-31-18	$408,077	$408,077	$—	$—	$—	$—	$—	$—	$—	$—	$—	$810,000	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19												(135,000)		$(135,000)

Balance @03-31-19	$477,576	$477,576	$—	$—	$—	$—	$—	$—	$—	$—	$—	$675,000	$—	$(135,000)

Investments made during quarter ended 06-30-19	$3,157,234	$83,646								$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	($141,870)								$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$—											(150,000)		$(150,000)

Balance @06-30-19	$3,463,526	$419,352	$—	$—	$—	$—	$—	$—	$—	$2,993,709	$50,465	$525,000	$—	$(285,000)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789								$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19												$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$—											(362,625)		$(362,625)

Balance @09-30-19	$3,772,652	$682,141	$—	$—	$—	$—	$—	$—	$—	$2,898,722	$191,789	$120,708	$—	$(689,292)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414									$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)								$(23,865)	$(79,079)

Reversal of Equity method Loss for 2019	$272,285									$125,143	$147,142

Impairment of investment in 2019	$(3,175,420)	$(869,335)								$(2,306,085)	$—

Loss on disposition of investment	$(389,664)										$(389,664)

Sale of trading securities during quarter ended 12-31-19	$—											$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$—											(75,545)		$(75,545)
Balance @12-31-19	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$27,403	$—	$(782,597)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19												(13,945)		$(13,945)
Balance @03-31-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$13,458	$—	$(796,542)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20												(13,458)		($13,458)
Balance @06-30-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$—	$0	($810,000)

Global Hemp Group trading securities issued	650,000		$650,000									$185,000	$185,000

Investment in Cannabis Global	—

Balance @09-30-20	$1,343,915	$—	$650,000	$—	$—	$—	$—	$—	$—	$693,915	$—	$185,000	$185,000	($810,000)

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020												$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$—	$858,086	$—	$—	$—	$—	$—	$—	$693,915	$—	$239,064	$239,064	($810,000)

Investment in ECOX	650,000			$650,000								$620,133	$620,133

Balance @03-31-21	$2,202,001	$—	$858,086	$650,000	$—	$—	$—	$—	$—	$693,915	$0	$859,197	$859,197	($810,000)

Investments made during quarter ended 06-30-21	30,898					$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021												($115,997)	($115,997)

Balance @06-30-21	$2,232,899	$—	$858,086	$650,000	$—	$30,898	$—	$—	$—	$693,915	$—	$743,200	$743,200	($810,000)

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	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	-	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	-	-	-	-	-	-	-	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

Government Regulations

We are subject to local, federal and foreign laws and regulations pertaining to the sale of hemp derived CBD products in our operating jurisdictions, and we continuously monitor changes in laws, regulations and treaties.

The Agriculture Improvement Act of 2018, known as the "2018 Farm Bill", is United States federal legislation signed into law on December 20, 2018, that provides the legal framework for hemp-based products. The 2018 Farm Bill permanently removed “hemp” from the purview of the Controlled Substances Act, and accordingly, the U.S. Drug Enforcement Administration (“DEA”) no longer has any claim to interfere with the interstate commerce of hemp products. Some of the immediate impact from this legislation includes the ability for hemp farmers to access crop insurance and U.S. Department of Agriculture (“USDA”) programs for competitive grants.

The 2018 Farm Bill officially removes the DEA from enforcement of hemp regulations; however, the FDA retains its authority to regulate ingestible and topical hemp products, including hemp extracts that contain CBD. Although no longer a controlled substance under federal law, cannabinoids derived from industrial hemp are still subject to a patchwork of state regulations.

A range of federal laws and regulations govern sourcing, manufacturing, distribution, sales, and marketing of hemp derived CBD products in the U.S. Products sold for oral consumption as liquids, tablets, capsules, softgels, or gummies are under the purview of The Dietary Supplement Health and Education Act of 1994 (“DSHEA”). Under DSHEA, supplement manufacturing is regulated by the FDA for current Good Manufacturing Practices (“cGMP”) under 21 CFR Part 111. Furthermore, DSHEA defines a “dietary supplement” as a product intended to supplement the diet that contains one or more of the following: (a) a vitamin; (b) a mineral; (c) an herb or other botanical; (d) an amino acid; (e) a dietary substance for use by man to supplement the diet by increasing the total dietary intake; or (f) a concentrate, metabolite, constituent, extract, or combination of any ingredient described in clause (a) through (e). Thus, the law permits a wide range of dietary ingredients in dietary supplements, including CBD, which is an extract of hemp (Cannabis sativa L.), which is a legal botanical. CBD also falls under clause (e) as it is a dietary substance for use by man to supplement the diet by increasing the total dietary intake.

In conjunction with the enactment of the 2018 Farm Bill, the FDA released a statement about the regulatory status of CBD. The statement noted that the 2018 Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the U.S. Federal Food, Drug, and Cosmetic Act (“FDCA”) and Section 351 of the Public Health Service Act. This authority allows the FDA to continue enforcing the law to protect the public while also providing potential regulatory pathways for products containing cannabis and cannabis-derived compounds. The statement also noted the growing public interest in cannabis and cannabis-derived products, including CBD, and informed the public that the FDA will treat products containing cannabis or cannabis-derived compounds as it does any other FDA-regulated products — meaning the products will be subject to the same authorities and requirements as FDA-regulated products containing any other substance, regardless of the source of the substance, including whether the substance is derived from a plant that is classified as hemp under the 2018 Farm Bill. The FDA’s CBD enforcement discretion and regulatory actions with regards to CBD provide regulatory guidance to the CBD industry.

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Based upon publicly available information, to our knowledge, the FDA has not taken any enforcement actions against CBD companies that are compliant with the FDCA. The FDA, however, has sent warning letters to companies demanding they cease and desist from the production, distribution, or advertising of CBD products when these companies have made prohibited, misleading, and unapproved drug claims. We continue to monitor the FDA’s position on CBD.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information; the handling of customer complaints; the requirement to provide warnings about exposures to chemicals with adverse health effects; and regulations prohibiting unfair and deceptive trade practices.

The growth and demand for online commerce has resulted in more stringent consumer protection laws that impose additional compliance burdens on online companies. These laws cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, product safety, content and quality of products and services, taxation, electronic contracts and other communications and information security.

There is uncertainty over whether or how existing laws governing issues such as sales and other taxes, auctions, libel, and personal privacy apply to the internet and commercial online services. These issues are predicted to take years to resolve. For example, tax authorities in some states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce. Furthermore, new state tax regulations may subject us to additional state sales and income taxes. Other areas that may result in significant additional taxes or regulatory restrictions include, without limitation, new legislation or regulation; the application of laws and regulations from jurisdictions whose laws do not currently apply; or the application of existing laws and regulations to the internet and commercial online services. These taxes or restrictions could have an adverse effect on our cash flow, output, and overall financial condition. Furthermore, there is a possibility that we may be financially responsible for past failures to comply with requirements.

Cannabis Remains an Illegal Schedule 1 Drug under Federal Law

Psychoactive Cannabis containing greater than 0.3 percent THC (“Psychoactive Cannabis”) and its derivatives are illegal “Schedule 1” drugs under the Controlled Substances Act (21 U.S.C. § 811). As a Schedule 1 drug, Psychoactive Cannabis and derivatives are viewed as being highly addictive and having no medical value. The United States Drug Enforcement Agency enforces the CSA and persons violating it are subject to federal criminal prosecution. The criminal penalty structure in the CSA is determined based on the specific predicate violations, including but not limited to: simple possession, drug trafficking, attempt and conspiracy, distribution to minors, trafficking in drug paraphernalia, money laundering, racketeering, environmental damage from illegal manufacturing, continuing criminal enterprise, and smuggling. A first conviction under the CSA can generally result in possible fines from $250,000 to $50 million dollars, and incarceration for periods generally from five and up to forty years. For a second conviction, fines increase generally from $500,000 to $75 million dollars, and incarceration for periods generally from ten years to twenty years to life.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

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Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved Psychoactive Cannabis, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of California pursuant to our joint venture with Natural Plant Extract discussed above. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing Psychoactive Cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing Psychoactive Cannabis, and derivatives are Schedule 1 drugs under the CSA, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally Psychoactive Cannabis and products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD and Psychoactive Cannabis delivered through our joint venture interest in Natural Plant Extract may be subject to regulation (See Risk Factors).

Brazilian Law Regarding Cannabis and Hemp

Brazilian law currently prohibits commercial and personal cannabis cultivation and processing inside the Brazilian territory. Medical marijuana is imported from outside Brazil for individuals with a physician’s prescription on a individual medical patient basis. This restriction applies to both marijuana and industrial hemp. There is no distinction between hemp and marijuana under Brazilian law. As a result, there is no specific legislation in Brazil relating to industrial hemp. However, on August 18, 2020, draft legislation was introduced that would allow Brazilian farmers to grow cannabis for medical and industrial purposes on domestic soil for the first time has been submitted to the country’s lower house of Congress. The bill was delivered to the House of Deputies speaker by lawmakers Paulo Teixeira and Luciano Ducci, co-sponsors of the bill who sit on the chamber’s special commission for the regulation of medicinal cannabis. On June 8, 2021, the bill was approved by the Brazilian Chamber of Deputies’ Special Commission and will now be submitted to the Federal Senate, Brazil's upper house of Congress.

Uruguayan Law on Cannabis

Cannabis is legal in Uruguay, and is one of the most widely used drugs in the nation. President Jose Mujica signed legislation to legalize recreational cannabis in December 2013, making Uruguay the first country in the modern era to legalize cannabis.

Sales and Marketing

We market and sell our services and products throughout the United States consistent with the Farm Bill, as well as in Canada and in the United Kingdom. We intend to expand our offerings to additional countries and jurisdictions that adopt state-regulated or government programs similar to the Farm Bill. Currently, we market and sell our hempSMART™ products directly through our website, and through our affiliate marketing program pursuant to which qualified sales affiliates use a secure multi-level-marketing sales software program that: facilitates order placement over the internet via a website; accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates; and calculates and accounts for loyalty and rewards benefits for returning customers. We plan to focus our sales and marketing efforts on direct sales on our website and intend to wind down and terminate our affiliate marketing and sales program during fiscal 2021.

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Research and Development

Our research and development activity for the fiscal year ended December 31, 2020 was primarily focused on formulations of our various hempSMART™ products.

Intellectual Property

In February 2019, the U.S. Patent and Trademark Office (“USPTO”) issued patent number 10,201,553 for our hempSMART™ Brain product. In addition, in June 2021, H Smart, Inc. was issued a trademark by the USPTO for the tradename hempSMART™.

Competition

The CBD industry is highly competitive and fragmented with numerous companies, consisting of publicly- and privately-owned companies Our competitors include sellers of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. Our marketing efforts in Brazil and Uruguay are in the development stages. We expect that the quantity and composition of our competitive environment will continue to evolve as the global hemp industry develops. Additionally, increased competition worldwide is possible to the extent that new states, jurisdictions and countries enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products, including the 2018 Farm Bill.

Legal Proceedings

Bougainville Ventures, Inc.  On March 16, 2017, we entered into a joint venture agreement with Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the site; (iv) provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (v) optimize collaborative business opportunities. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, we believe that Bougainville misrepresented material facts in the joint venture agreement including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the real property; and (iii) that clear title to the real property associated with the Tier 3 I502 license would be deeded to the joint venture 30 days after we made our final funding contribution. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court seeking legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in our name, for the appointment of a receiver, the return to treasury of 15 million shares issued by us to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. We filed a lis pendens on the real property. The case is currently in litigation.

Employees

As of August 31, 2021, we had 4 full-time employees and no part-time employees.

Where You Can Find Us

Our executive office is located at 633 W. 5th Street, Suite 2826, Los Angeles, CA 90071. Our telephone number is (888) 777-4362.

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Investment Agreement with White Lion

On June 17, 2020 we entered into an investment agreement with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the terms of the investment agreement, White Lion committed to purchase up to $10,000,000 of our common stock over a period of up to 24 months. From time to time during the 24 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to White Lion which states the dollar amount that we intend to sell to White Lion on a date specified in the put notice.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that we are entitled to put in any one notice not to exceed (i) 250% of the Average Trading Volume, or (ii) or up to the beneficial ownership level for White Lion of 4.99% of common shares or common share equivalents. The Average Trading Volume is defined as the average trading volume of the Company's common shares in the five (5) trading days immediately preceding the respective put notice.

The purchase price of the shares put to White Lion shall be ninety five percent (95%) of the lowest traded price of the common stock for the five (5) business days prior to the closing date of the put transaction (the “Closing Date”) The Closing Date is the first business day that White Lion the shares outlined in the put notice in its brokerage account and is eligible to trade the shares.

The Investment Agreement also calls for White Lion to be compensated with five million (5,000,000) commitment shares, which have been issued and are being registered in this Prospectus.

There are circumstances under which we will not be entitled to put shares to White Lion, including, but are not limited to the following. Please reference the Agreement, attached hereto, for a full list of put restrictions.

•	We will not be entitled to put shares to White Lion unless there is an effective registration statement under the Securities Act to cover the resale of the shares by White Lion;

•	We will not be entitled to put shares to White Lion to the extent that such shares would cause White Lion's beneficial ownership to exceed 4.99% of our outstanding shares;

•	We will not be entitled to put shares to White Lion unless all of the Company's representations and warranties are accurate. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or government authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated under the White Lion Agreement.

•	We will not be entitled to put shares to White Lion unless the company's common stock is DWAC eligible and not subject to a “DTC Chill”.

•	We will not be entitled to put shares to White Lion unless all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

•	We will not be entitled to put shares to White Lion if we fail to reserve sufficient shares of our common stock for White Lion, pursuant to the terms of the White Lion Agreement.

The Investment Agreement further provides that the Company and White Lion are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with White Lion, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

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The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion, pursuant to which we agreed to use our best efforts to, within 21 days from the date the registration rights agreement is executed, file with the Securities and Exchange Commission a registration statement, covering the resale of 300,000,000 shares of our common stock underlying the investment agreement with White Lion.

The 300,000,000 shares being offered pursuant to the investment agreement with White Lion represents 33.13% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The 300,000,000 shares being offered pursuant to this prospectus represent 33.2% of the shares issued and outstanding held by non-affiliates of our Company. The investment agreement with White Lion is not transferable and any benefits attached thereto may not be assigned.

In connection with the investment agreement with White Lion, we also entered into a registration rights agreement with White Lion, pursuant to, within 10 days from the date the registration rights agreement is executed, file with the Securities and Exchange Commission a registration statement, covering the resale of the maximum number of shares of our common stock underlying the investment agreement with White Lion.

The 300,000,000 shares being offered pursuant to the investment agreement with White Lion represents 33.2% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The investment agreement with White Lion is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Investment Agreement of $0.0047 which is 95% of the closing price as of the date of this filing, we will be able to receive up to approximately $10,000,000 in gross proceeds, assuming the sale of the entire 300,000,000 common shares being registered hereunder pursuant to the Investment Agreement.

At an assumed purchase price of $0.0047 under the Investment Agreement, we are required to register 300,000,000 shares relative to the sales of the put shares. Thus, out total number of shares being registered in this offering is 300,000,000.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the investment agreement with White Lion. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell White Lion periodically our common stock under the investment agreement and White Lion will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to White Lion to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any “puts” tendered to White Lion under the investment agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of our Company.

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We may have to increase the number of our authorized shares in order to issue the shares to White Lion if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the investment agreement with White Lion is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the investment agreement with White Lion.

There are no broker fees or commissions with respect to the Investment Agreement and Registration Rights Agreement payable for any Put. Other than as discussed below, we have not entered into any prior transactions with White Lion or its affiliates.

Description of Property

Our Offices

We maintained our principal office which was located at 1340 West Valley Parkway #205, Escondido, CA 92029. On July 1, 2019, we entered into an extension of our office lease until June 30, 2021. Pursuant to the terms of the extension, our monthly rent is $1,309 until June 30, 2020. From July 1, 2020 until June 30, 2021, our rent was $1,348 per month. We have relocated to our new offices which is at 633 W. 5th Street, Suite 2826, Los Angeles, CA 90071.

We believe that our new office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Legal Proceedings

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

Background. On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

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Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

Company Determines to File Suit. On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation. Trial is set for January 26-28, 2021.

Market Price of and Dividends on Our Common Equity and Related Stockholder Matters

Market information

Our common stock trades on OTC Markets OTCQB Market Tier under the ticker symbol “MCOA”. As of December 31, 2019, there were 386 holders of record of our common stock. As of August 31, 2021, there were 387 holders of record our common stock.

The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock for fiscal years ended December 31, 2019 and 2018, and for the first six months of fiscal year 2020:

2021	High	Low
Quarter Ended June 30	$0.021	$0.0043
Quarter Ended March 31	$0.0720	$0.0150

2020	High	Low
Quarter Ended December 31	$0.3720	$0.0664
Quarter Ended September 30	$0.6390	$0.0129
Quarter Ended June 30	$0.9180	$0.6180
Quarter Ended March 31	$1.2230	$0.6600

2019	High	Low
Quarter Ended December 31	$2.106	$0.690
Quarter Ended September 30	$2.550	$1.566
Quarter Ended June 30	$2.922	$1.554
Quarter Ended March 31	$3.876	$1.452

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas, NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

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FINANCIAL STATEMENTS

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

For the Years Ended
December 31, 2020 and December 31, 2019 (Audited)

F-1

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Marijuana Company of America, Inc. (Converge Global, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2020 and December 31, 2019 and the related statements of operations, stockholders’ deficit, cash flow and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2020 and December 31, 2019. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The firm has served this client since December 2016.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

April 14, 2021

F-2

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AUDITED

	Dec 31, 2020	Dec 31, 2019

ASSETS
Current assets:
Cash	$74,503	$211,765
Short-term Investments	239,063	27,403
Accounts receivable, net	8,640	18,317
Inventory	103,483	149,175
Prepaid Insurance	55,783	—
Other current assets	56,121	11,034
Total current assets	537,593	417,694

Property and equipment, net	6,542	7,512

Other assets:
Long-term Investments	1,552,001	693,915
Right-of-use-assets	7,858	22,101
Security deposit	2,500	2,500

Total assets	2,106,494	1,143,722

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	480,877	797,789
Accrued compensation	79,214	4,875
Accrued liabilities	401,461	522,258
Notes payable, related parties	40,000	40,000
Loans payable PPP Stimulus	35,500	—
Convertible notes payable, net of debt discount of $405,507 and $808,980, respectively	1,426,894	3,193,548
Right-of-use liabilities - current portion	7,858	14,361
Warrant liability to be settled	—	192,115
Contingency Liability	—	956,251
Subscriptions payable	670,000	330,797
Derivative liability	4,426,057	5,693,071
Total current liabilities	7,567,861	11,745,065

Non-Current Liabilities
Right-of-use liabilities	—	7,858

Total liabilities	7,567,861	11,752,923

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized	—	—
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 2,000,000 and 0 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	2,000	—
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 3,136,774,861 and 77,958,081 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	3,136,775	77,958
Common stock to be issued, 11,892,411 and 0 shares, respectively	11,892	—
Additional paid in capital	77,687,561	63,467,054
Accumulated deficit	(86,309,595)	(74,164,213)
Total stockholders' deficit	(5,461,367)	(10,609,201)

Total liabilities and stockholders' deficit	$2,106,494	$1,143,722

See the accompanying notes to these audited condensed consolidated financial statements

F-3

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020 and 2019

AUDITED

	For the Year ended Dec 31,
	2020	2019
REVENUES:
Sales	$267,584	$673,919
Related party Sales	13,069	21,157
Total Revenues	280,653	695,076

Cost of sales	159,304	248,556

Gross Profit	121,349	446,520

OPERATING EXPENSES:
Depreciation	5,933	7,299
Selling and marketing	420,511	1,743,427
Payroll and related	411,954	385,246
Stock-based compensation	3,014,888	1,417,850
General and administrative	1,122,954	3,363,516
Total operating expenses	4,976,240	6,917,338

Net loss from operations	(4,854,891)	(6,470,818)

OTHER INCOME (EXPENSES):
Interest expense, net	(2,999,291)	(4,682,247)
Legal Contingency expense	—	(1,497,674)
Impairment gain (Loss) on Joint Ventures	(22,658)	(478,400)
Income (loss) on equity investment	106,305	(13,842)
Loss on change in fair value of derivative liabilities	(4,698,072)	(2,123,570)
Unrealized Gain (loss) on trading securities	248,204	(677,584)
Realized loss on sale of trading securities	(2,603)	(75,545)
Loss on disposition of investment	0	(389,664)
(Loss) Gain on settlement of debt	77,624	(3,770,974)
Total other income (expense)	(7,290,491)	(13,709,500)

Net loss before income taxes	(12,145,382)	(20,180,318)

Income taxes (benefit)	0	0

NET INCOME (LOSS)	$(12,145,382)	$(20,180,318)

Loss per common share, basic and diluted	$(0.01)	$(0.41)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	962,029,388	48,669,683

See the accompanying notes to these audited condensed consolidated financial statements

F-4

MARIJUANA COMPANY OF AMERICA, INC.AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

AUDITED

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2018	10,000,000	$10,000	—	$—	42,687,301	$42,687	316,693	$90,000	$—	$50,707,104	$(53,983,895)	$(3,134,104)
Common stock issued to settle amounts previously accrued					25,000	25				26,975		27,000
Common stock issued for services rendered		—			18,627,050	18,627	—	—	—	3,370,264		3,388,891
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			9,251,217	9,251				3,832,638	—	3,841,889
Issuance of warrants and BCF with convertible debt	—	—			1,000,000	1,000	—	—		855,717		856,717
Conversion of related party notes payable					1,220,856	1,221	—	—		1,181,194		1,182,415
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			1,653,175	1,653			—	(1,653)	—	—
Issuance of common shares					316,693	317	(316,693)	(90,000)		89,683		—
Sale of common stock	—	—			222,221	222	—	—		64,778	—	65,000
Common shares issued in settlement of legal case					2,082,398	2,082				539,341		541,423
Common shares cancelled by officer					(1,349,877)	(1,350)				1,350		—
Issuance of common stock for investments in joint ventures					2,222,047	2,222				1,216,818		1,219,040
Reclassification of derivative liabilities to additional paid in capital										1,582,845		1,582,845
Net Loss	—	—	—	—	—	—	—	—	—	—	(20,180,318)	(20,180,318)
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)

F-5

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)
Common stock issued to settle amounts previously accrued					8,333	8				6,692		6,700
Issuance of Series B Preferred Stock to officer	—	—	2,000,000	2,000						2,227,027		2,229,027
Common stock issued for services rendered	—	—			217,396,427	217,396				568,465		785,861
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			2,291,141,317	2,291,141	—	—		1,625,799	—	3,916,940
Issuance of common stock to settle liabilities	—	—			205,582,491	205,583	10,892,411	10,892		546,248		762,723
Conversion of related party notes payable and accounts payable					21,276,596	21,277	—	—		28,723		50,000
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			51,054,214	51,054	1,000,000	1,000	—	375,446	—	427,500
Issuance of common shares					—	—	—	—		—		—
Sale of common stock	—	—			268,679,513	268,680	—	—		210,006	—	478,686
Common shares issued in settlement of legal case					3,677,889	3,678				952,573		956,251
Common shares cancelled by officer					—	—				—		—
Issuance of common stock for investments in joint ventures					—	—				—		—
Reclassification of derivative liabilities to additional paid in capital										7,679,528		7,679,528
Net Loss	—	—	—	—	—	—	—	—	—	—	(12,145,382)	(12,145,382)
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,841	$3,136,775	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$(5,461,367)

See the accompanying notes to these audited condensed consolidated financial statements

F-6

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2020 AND 2019

AUDITED

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(12,145,382)	$(20,180,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,658,395	2,906,843
Depreciation and amortization	5,933	7,299
Bad debt expense	—	15,000
Imputed interest on stock-settled debt	—	147,115
Impairment Loss on equity method investee	—	286,127
Impairment loss on joint venture		720,921
(Gain) Loss on change in fair value of derivative liability	4,698,072	2,123,570
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	792,321	1,374,078
Loss on share inducement and settlement of warrant liability	163,885	—
Stock-based compensation	3,014,888	3,222,092
Unrealized (Gain) Loss on trading securities	(248,204)	677,584
Realized Loss on trading securities	2,603	105,013
(Gain) Loss on settlement of debt	(77,624)	3,770,974
Changes in operating assets and liabilities:
Accounts receivable	9,677	13,059
Inventories	45,692	37,814
Prepaid expenses and other current assets	(100,870)	57,799
Notes receivable	75,000	—
Accounts payable	(45,706)	171,629
Accrued expenses and other current liabilities	353,149	(92,741)
Right-of-use assets	14,243	(22,101)
Right-of-use liabilities	(14,361)	22,219
Accrued compensation	74,339	322,068
Contingency liability	—	1,497,674
Net cash provided by (used in) operating activities	(1,723,950)	(2,816,282)
		—
Cash flows from investing activities:
Purchases of property and equipment	(6,016)	(2,381)
Proceeds from disposition of investment	125,000	—
Investment in joint venture	—	(223,788)
Net cash provided by (used in) investing activities	118,984	(226,169)

Cash flows from financing activities:
Proceeds from issuance of notes payable	1,017,664	2,802,500
Proceeds from PPP loan payable	35,500	—
Proceeds from issuance of notes payable		45,000
Repayments to related parties	(75,000)	(42,861)
Proceeds from sales of trading securities	10,855	—
Proceeds from sale of common stock	478,685	90,000
Net cash provided by (used in) financing activities	1,467,704	2,894,639

Net increase (decrease) in cash	(137,262)	(147,812)

Cash at beginning of period	211,765	359,577

Cash at end of period	$74,503	$211,765

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Non cash financing activities
Common stock issued in settlement of convertible notes payable and accrued interest	$3,928,709	$3,016,750
Common stock issued in settlement of related party notes payable	$50,000	$—
Reclassification of derivative liabilities to additional paid-in capital	$7,679,528	$1,582,845
Investment in joint venture	$—	$2,650,000
Settlement of JV investment	$386,930	$—
Common stock issued in settlement of accrued liabilities and accounts payable	$762,723	$—
Common stock issued in settlement of legal case	$956,251	$—

See the accompanying notes to these audited condensed consolidated financial statements

F-7

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand. H Smart, Inc. is also registered with the California Secretary of State as a foreign corporation.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation, as a wholly owned subsidiary for the purpose of future expansion into the European market.

On May 23, 2018, the Company formed H Smart, LLC in Washington State. On January 21, 2019, the Company converted this entity into a Washington State corporation named H Smart, Inc.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., H Smart, LLC, Hempsmart Limited, and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2020, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

F-8

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2019, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of hempSMART™ product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

F-9

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2020 and 2019.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended 2020 and 2019. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

F-10

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2020, and 2019, allowance for doubtful accounts was $0 and $0, respectively.

F-11

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments including stock, stock options and restricted stock awards based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. For non-employees, share-based compensation awards are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Stock and restricted stock and option awards are based on the closing price of the stock underlying the awards on the grant date. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2020, and 2019, the number of outstanding stock options to purchase shares of common stock was 0 and 0 shares, respectively. 0 and 0 shares were vested as of December 31, 2020 and 2019, respectively.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of December 31, 2020 and 2019 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2020		2019
Convertible notes payable	1,282,203,301		137,219,847
Options to purchase common stock(1)	0	(1)	0	(1)
Warrants to purchase common stock	293,054,702		110,846,817
Total	1,575,258,003		248,066,664

(1)	On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 1,000,000,000 shares at an average exercise price of $0.0005 per share, representing 100% of all previously issued options.

F-12

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $129,504 and $540,474 for the year ended December 31, 2020 and 2019, respectively, as advertising costs.

F-13

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2020, and 2019, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s only material principal operating segment.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Adoption of Accounting Standards

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company has determined that the adoption of ASU-2014-09 will not have a material impact on its financial statements.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

As previously reported on Form 8-K filed on March 30, 2020, the Company was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 by the original deadline of March 30, 2020, due to circumstances related to COVID-19 pandemic, specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was at one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relied on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 caused different levels of delay in operations of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from our Chinese manufacturer of our products, resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Annual Report.

F-14

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2020, the Company incurred net losses of $12,145,382 and used cash in operations of $1,723,950. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s primary source of operating funds in 2020 and 2019 has been from funds generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since its inception, but expects these conditions to improve in 2020 and beyond as it develops its business model. The Company has stockholders’ deficiencies at December 31, 2020 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 and 2019 is summarized as follows:

	2020	2019
Computer equipment	$20,143	$16,358
Furniture and fixtures	5,140	5,140
Subtotal	25,283	21,498
Less accumulated depreciation	(18,741)	(13,986)
Property and equipment, net	$6,542	$7,512

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $5,933 and $7,299 for the year ended December 31, 2020 and 2019.

F-15

NOTE 4 – INVESTMENTS

MoneyTrac

On March 13, 2017, in exchange for $250,000, we purchased a 15% interest in MoneyTrac Technology, Inc. (“MoneyTrac”), a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. On June 12th, 2018 Global Payout, Inc. (“Global”) entered into a Reverse Triangular Merger with MoneyTrac, MoneyTrac Technology, Inc., a California Corporation and MTrac Tech Corporation, a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc., whereby MoneyTrac merged into MTrac Tech Corporation, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased, and all rights, privileges, powers and property, were assumed by Merger Sub. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac, whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and converted into ten (10) shares of Global common stock. We acquired 150,000,000 Global common shares for our original $250,000 representing approximately 15% ownership. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s trading on the OTC Markets under the symbol “PYSC.” We realized $51,748 from sales of our Global securities during fiscal year ended December 31, 2019.

Conveniant Hemp Mart, LLC

Conveniant Hemp Mart, LLC (“Conveniant”) is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend $50,000 to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional $50,000 equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and paid Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. On May 1, 2019, the Company and Conveniant agreed to cancel the Company’s 25% interest in Conveniant. Conveniant issued to the Company a credit memo equal to the Company’s $100,000 investment. The Company determined that as of December 31, 2018, the total investment was impaired.

Global Hemp Group Joint Ventures

We currently have one ongoing joint venture with Global Hemp Group, Inc., a Canadian corporation – the Scio, Oregon Joint Venture. As of September 30, 2019, we withdrew and fully impaired the Joint Venture with Global Hemp Group referred to as the “New Brunswick” joint venture, because the research project failed to finalize the research studies and render any tangible revenue to us. The decision to impair this joint venture did not have a material impact on our reported operations, revenues or gross profits for the fiscal year ended December 31, 2019 or December 31, 2020. A brief description of each follows.

New Brunswick Canada

On May 8, 2018, we entered into a joint venture with Global Hemp Group, Inc., develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. We determined the investment fully impaired as of September 30, 2019. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

The Company’s costs incurred by the Company’s interest was $0 and $10,775 for the years ended December 31, 2019 and 2018 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, the balance of the New Brunswick JV investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019.

F-16

Global Hemp Group JV – Scio Oregon

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement committed the Company to provide cash contributions of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company complied with its payments.

The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs. to 2,000 lbs. for sample offers to extraction companies. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

 As of December 31, 2019, the combined balance of the Covered Bridge (SCIO) investment and related 41389 Farm investment was $0 as the investment was written off as a loss for the period ended December 31, 2019. The debt obligation related to this JV of $262,414 was also written off to $0 as of the year ended December 31, 2019.

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville’s agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.
F-17

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company’s commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company’s restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

GateC Joint Venture

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

F-18

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 for the year ended December 31, 2018.

Natural Plant Extract of California

Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries. The purpose of the joint venture was to utilize Natural Plant Extracts’ California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of Natural Plant Extracts’ common stock, the Company agree to pay two million dollars and issue Natural Plant Extract one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in Natural Plant Extracts from 20% to 5%. The Company also agreed to pay Natural Plant Extracts $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing Natural Plant Extracts to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Cannabis Global Share Exchange

Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.
F-19

Joint Ventures in Brazil and Uruguay – Development Stage

On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage. Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Mr. Guerrero, our director and a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital obligation of $100,000. As of December 31, 2020, this amount has not been disbursed. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel. The boards of directors of HempSmart Brazil and HempSmart Uruguay will consist of three directors, elected by the joint venture partners. As part of the Joint Venture Agreements, the Company will license, on a royalty-free basis, certain of its intellectual property regarding the Company’s existing products to HempSmart Brazil and HempSmart Uruguay to enable the joint ventures to manufacture and sell the Company’s products in Brazil, Uruguay, and for export to other Latin American countries, the United States, and globally in accordance with the terms of the Joint Venture Agreements. The Joint Venture Agreements provide the partners with a right of first offer. Under this right, each partner may trigger an “interest sale” right of first offer process at any time pursuant to which the other partners may either acquire the triggering partner’s interest in the joint ventures, or permit the triggering partner to sell its interest to a third party. In addition, the Company, as majority partner, may trigger a compulsory buy-sell procedure in the event a joint venture is frustrated in its intent or purpose, pursuant to which the Company could pursue a sale of all or substantially all of the joint venture. Subject to certain exceptions, the joint venture partners may not transfer their interests in HempSmart Brazil and HempSmart Uruguay. The Joint Venture Agreements contain customary terms, conditions, representations, warranties and covenants of the parties for like transactions.

F-20

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$0	$0		$0	$0	$0	$0			$0		$0

Investments made during 2017	3,049,275	10,775		100,000	250,000	1,188,500	1,500,000			0		0

Quarter 03-31-17 equity method Loss	0									0

Quarter 06-30-17 equity method Loss	0									0

Quarter 09-30-17 equity method Loss	(375,000)					(375,000)				0

Quarter 12-31-17 equity method accounting	313,702					313,702				0

Impairment of Investment in 2017	(2,292,500)	0				(792,500)	(1,500,000)			0		0
Balances as of 12/31/17	695,477	10,775	0	100,000	250,000	334,702	0	0	0	0	0	0

Investments made during 2018	986,654	986,654								0

Quarter 03-31-18 equity method Loss	(37,673)					(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)					(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)			(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)		0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)				(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	0									560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)		(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$0	$810,000	$0	$810,000

F-21

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19										(135,000)		$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$0	$675,000	$0	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646						$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$(141,870)						$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0									(150,000)		$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$0	$525,000

Investments made during quarter ended 09-30-19	$186,263								$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789						$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19										$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0									(362,625)		$(362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$0	$120,708

F-22

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414							$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)						$(23,865)	$(79,079)

Reversal of Equity method Loss for 2019	$272,285							$125,143	$147,142

Impairment of investment in 2019	$(3,175,420)	$(869,335)						$(2,306,085)	$0

Loss on disposition of investment	$(389,664)								$(389,664)

Sale of trading securities during quarter ended 12-31-19	$0									$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0									(75,545)		$(75,545)
Balance @12-31-19	$693,915	$(0)	$0	$0	$0	$0	$0	$693,915	$0	$27,403	$0	$27,403

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19										(13,945)		$(13,945)
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$13,458	$0	$13,458

F-23

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20										(13,458)		$(13,458)
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0	$0

Global Hemp Group trading securities issued	650,000		$650,000							$185,000	$185,000

Investment in Cannabis Global	0
Balance @09-30-20	$1,343,915	$0	$650,000	$0	$0	$0	$0	$693,915	$0	$185,000	$185,000	$0

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020										$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$0	$858,086	$0	$0	$0	$0	$693,915	$0	$239,064	$239,064	$0

F-24

The following table indicates the amount of debt the Company recorded quarter to quarter as a result of its joint venture investments:

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventues,	Gate C Research	Natural Plant	Robert L Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425
Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

F-25

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventues,	Gate C Research	Natural Plant	Robert L Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Quarter 03-31-19 loan borrowings	649,575	649,575

Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)
Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$(161,220)					$(349,650)			$(1,062,101)
Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)
Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)
Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243

F-26

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventues,	Gate C Research	Natural Plant	Robert L Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Quarter 03-31-20 loan borrowings	$441,638									$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)									$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$394,848	$394,848

Quarter 03-31-20 Debt Discount adjustments	$24,138							$24,138
Balance @03-31-20 (g)	$3,435,172	$394,848	$0	$0	$0	$0	$56,085	$28,359	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091							$65,091

Quarter 06-30-20 debt conversion to equity	($727,118)									$(727,118)

Quarter 06-30-20 reclass of liability	$83,647	$83,647

Quarter 06-30-20 Debt Discount adjustments	$405,746							$(27,715)		$433,461
Balance @06-30-20 (h)	$3,262,538	$478,495	$0	$0	$0	$0	$56,085	$65,735	$0	$2,662,224

Quarter 09-30-20 debt conversion to equity	$(606,472)						$(56,085)	$(65,735)		$(484,652)

Debt Settlement during Q3 2020	$(474,495)	$(474,495)
Balance @09-30-20 (i)	$2,181,571	$4,000	$0	$0	$0	$0	($0)	$0	$0	$2,177,572

Quarter 12-31-20 loan borrowings, net	$309,675									$309,675

Quarter 12-31-20 Debt Discount adjustments	$(71,271)									$(71,271)

Quarter 12-31-20 debt conversion to equity	$(993,081)									$(993,081)
Balance @12-31-20 (j)	$1,426,894	$4,000	$0	$0	$0	$0	($0)	$0	$0	$1,422,895

F-27

NOTE 5 – CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2020 and 2019, the Company issued an aggregate of 2,241,141,195 and 9,251,217 shares of its common stock in sexttlement of the issued convertible notes payable and accrued interest.

For the years ended December 31, 2020 and 2019, the Company recorded amortization of debt discounts of $1,658,395 and $2,906,843, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	2020	2019
Convertible note payable – Power Up Lending Group	$35,000	$294
Convertible note payable – Crown Bridge Partners	$172,500	$110,000
Convertible note payable – Odyssey Funding LLC	$—	$250,000
Convertible note payable – Paladin Advisors LLC	$—	$75,000
Convertible note payable- GS Capital Partners LLC	$143,500	$173,000
Convertible note payable – Natural Plant Extract	$—	$56,085
Convertible note payable – Robert L. Hymers III	$70,000	$96,553
Convertible note payable – Geneva Roth	$33,500	$—
Convertible note payable – Dutchess Capital Partners	$10,000	$—
Convertible note payable – Redstart HLDGS	$109,000	$—
Convertible note payable – GW Holdings	$98,175	$—
Convertible notes payable-St George-due Dec 31,2020 and 2019	$1,160,726	$2,947,890
Total	$1,832,401	$3,708,822
Less debt discounts	$(405,507)	$(808,980)
Net	$1,426,894	$2,899,842
Less current portion	$(1,426,894)	$(2,899,842)
Long term portion	$—	$—

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,000. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 61% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $33,542 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2020, the Company owed an aggregate of $35,000 of principal and $1,167 of accrued interest on these convertible promissory notes.

F-28

Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $78,056 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2020, the Company owed an aggregate of $172,500 of principal and $6,500 of accrued interest on these convertible promissory notes.

Convertible notes payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes bear interest at 12% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $0. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 55% the average of the two lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC "Chill" on its shares, the conversion price shall be decreased to 45% instead of 55% while that "Chill" is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days' prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $0 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $0 of principal and $0 of accrued interest on these convertible promissory notes.

F-29

Convertible notes payable-Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes bear interest at 8% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a forty-five percent (45%) discount to the lowest closing bid of the previous ten (10) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. For the purposes of this Section 4(a), a conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $0 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $0 of principal and $0 of accrued interest on these convertible promissory notes.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $15,000.

The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 30 Broad Street, Suite 1201, New York, NY 10004, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

F-30

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $92,396 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $143,500 of principal and $2,789 of accrued interest on these convertible promissory notes.

Convertible notes payable-St George Investments

Effective November 1, 2017, the Company issued a secured convertible promissory note in aggregate of $601,420 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount (“OID”) of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of OID and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. Effective December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $1,655,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount (“OID”) of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued 1,100,000 five-year 5 warrants, exercisable at $2.40 per share, with certain reset provisions.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into 394,460 shares of common stock.

Effective August 28, 2018, the Company issued a secured convertible promissory note in aggregate of $1,128,518 (includes overfunding of $23,518) to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on June 30, 2019 and includes an original issue discount (“OID”) of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive, the Company issued 750,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. As of the aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche.

F-31

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective January 29, 2019, the Company issued a secured convertible promissory note in aggregate of $2,205,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on December 5, 2019 and includes an original issue discount (“OID”) of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482 resulting in aggregate net proceeds of $1,276,482 under this note. As an investment incentive, the Company issued 1,500,000 5-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective March 25, 2019, the Company issued a secured convertible promissory note in the amount of $580,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on January 24, 2020 and includes an original issue discount (“OID”) of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000 under this note. As an investment incentive, the Company issued 375,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company. .

In December 2020, the Company entered into two convertible promissory notes in the aggregate amount of $160,000 of principal with an Bucktown Capital LLC, entity controlled by the owners of St. George. The Company received net proceeds of $150,000. The notes mature in December 2020 and bear interest at 8% or 22% in the event of default. The notes are convertible at the lender’s option at any time at a fixed price of $0.002 per common share, subject to normal adjustment for common stock splits.

As of December 31, 2020, the Company owed $1,160,726 of principal and $349,458 of accrued interest on the above convertible promissory notes.

F-32

Convertible notes payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a fifty percent (50%) discount to the lowest closing bid of the previous fifteen (15) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. A conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $46,666 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $70,000 of principal and $1,005 of accrued interest on these convertible promissory notes. The derivative liability at December 31, 2020 associated with this convertible note was $149,067.

Convertible notes payable – Natural Plant Extract

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

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c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

For the year ended December 31, 2020 and 2019, the Company recorded a loss on the change in fair value of derivative liabilities of $4,698,072 and $2,123,570, respectively. For the years ended December 31, 2020 and 2019, the Company recorded amortization of debt discounts of $1,658,395 and $2,906,843, respectively, as a charge to interest expense, respectively.

At December 31, 2020, the Company determined the aggregate fair values of $4,426,057 of embedded derivatives. The fair values were determined using a binomial model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 164.49% to 278.82%, (3) weighted average risk-free interest rate of 0.09% to 0.17%, (4) expected life of 0.5 years to 2.6 years, and (5) estimated fair value of the Company's common stock from $0.0041 per share.

NOTE 6 – DERIVATIVE LIABILITIES

As described in Notes 4 and 7, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

If an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in this Subtopic, an issuer shall account for the previously bifurcated conversion option by reclassifying the carrying amount of the liability for the conversion option (that is, its fair value on the date of reclassification) to shareholders' equity. Any debt discount recognized when the conversion option was bifurcated from the convertible debt instrument shall continue to be amortized.

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NOTE 7 – STOCKHOLDERS’ DEFICIT

 Preferred stock

The Company is authorized to issue 15,000,000 shares of $0.001 par value preferred stock as of December 31, 2020 and December 31, 2019. As of December 31, 2020, and 2019, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights. On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus M. Quintero. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders. The Class B shares were valued at $2,229,027 and recognized as stock-based compensation expense during the year ended December 31, 2020. As of December 31, 2020 and 2019, there were 2,000,000 shares of Class B Preferred Stock outstanding. The Class B Preferred Stock is not convertible into common shares.

Common stock

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of December 31, 2020 and 2019. As of December 31, 2020, and 2019, the Company had 3,136,774,861 and 77,958,081, respectively, common shares issued and outstanding.

In 2020, the Company issued an aggregate of 217,396,427 of its common stock for services rendered with an estimated fair value of $785,861.

In 2020, the Company issued an aggregate of 2,291,141,317 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,916,940.

In 2020, the Company issued an aggregate of 21,276,596 shares of its common stock in conversion of related party notes payable with an estimated fair value of $50,000.

In 2020, the Company issued an aggregate of 51,054,211 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2020, the Company sold shares 268,679,513 shares of its common stock with an estimated value of $478,685.

In 2020, the Company issued 205,582,494 shares of its common stock with an estimated value of $762,723 to settle liabilities.

In 2020, the Company issued an aggregate of 3,677,889 common shares in settlement of a legal cases with an estimated fair value of $956,251.

In 2020, the Company issued an aggregate of 8,333 common shares to settle amounts previously accrued with an estimated value of $6,700.

On September 3, 2019, the Company completed a 1 for 60 reverse stock-split of its common stock.

In 2019, the Company issued an aggregate of 141,669 shares of its common stock in settled amounts previously accrued with an estimated fair value of $193,800.

In 2019, the Company issued an aggregate of 18,510,381 shares of its common stock for services rendered with an estimated fair value of $3,293,688.

In 2019, the Company issued an aggregate of 9,251,217 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,388,774.

In 2019, the Company issued an aggregate of 1,000,000 shares of its common stock in issuance of warrants and BCF with convertible debt with an estimated fair value of $856,717.

In 2019, the Company issued an aggregate of 1,220,856 shares of its common stock in conversion of related party notes payable with an estimated fair value of $1,182,415.

In 2019, the Company issued an aggregate of 1,653,175 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2019, the Company sold shares 222,221 shares of its common stock with an estimated value of $65,000.

In 2019, the Company issued an aggregate of 2,082,398 common shares in settlement of a legal cases with an estimated fair value of $541,424.

In 2019, the Company issued an aggregate of 2,222,047 common shares in settlement of a for investments in joint ventures with an estimated fair value of $1,219,040.

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Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Binomial Option Pricing Model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The following table summarizes the stock option activity for the years ended December 31, 2020 and 2019:

	Shares		Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	16,666,667		$0.30	7.76	$15,400,000
Granted	—		—		—
Forfeitures or expirations	—
Outstanding at December 31, 2020	16,666,667		$0.30	6.76	$15,296,667
Granted	—		—
Forfeitures or expirations	(16,666,667)		0.30		—
Outstanding at December 31, 2020	0	(1)	$—	—	—
Exercisable at December 31, 2020	0	(1)	$—	—	$—

(1)	On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued option.

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0 and $0 as of December 31, 2020 and 2019, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2020(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$-	-	-	-

The stock-based compensation expense related to option grants was $0 and $0 during the years ended December 31, 2020 and 2019, respectively.

(1)	On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

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Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2020:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2018	1,847,447	$1.98
Granted	2,370,298	1.78
Exercised	(192,521)	1.80
Forfeitures or expirations	(14,113,000)	$1.98
Outstanding at December 31, 2019	4,011,111	2.15
Granted	6,980,769	0.01
Exercised	(192,521)	1.78
Increase due to reset provision	322,906,286	0.0004
Exercised	(40,843,463)	0.0027
Forfeitures or expirations	—
Outstanding at December 31, 2020	293,054,702	$0.0011	2.2	$1,023,306
Exercisable at December 31, 2020	293,054,702	$0.0011	2.27	$1,023,306

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.004 and $0.07 as of December 31, 2020 and 2019, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

NOTE 8 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

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To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2020, and 2019, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2020, and 2019, the Company did not have any derivative instruments that were designated as hedges.

The combined derivative and warrant liability as of December 31, 2020 and 2019, in the amounts of $4,426,057 and $5,693,071 respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2020:

The derivative liabilities as of December 31, 2020 and 2019, in the amount of $4,426,057 and $5,693,071, respectively, have a level 3 classification.

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The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2020:

Debt Derivative
Balance, December 31, 2019	$5,693,071
Increase resulting from initial issuances of additional convertible notes payable	1,714,442
Decreases resulting from conversion or payoff of convertible notes payable	(7,679,528)
Loss due to change in fair value included in earnings	4,698,072
Balance, December 31, 2020	$4,426,057

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2020, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2020, and 2019, there were no related party advances outstanding.

As of December 31, 2020 and 2019, accrued compensation due officers and executives included as accrued compensation was $79,214 and $4,875, respectively.

For the years ended December 31, 2020 and 2019, the Company had sales to related parties of $13,069 and $21,157, respectively.

During the year ended December 31, 2020, the Company issued 2,000,000 shares of Class B Preferred Stock to the Company’s CEO that were valued at $2,229,027. See Note 7.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Employment contracts

On February 3, 2020, we entered into an executive employment agreement with Jesus Quintero, our CEO and CFO providing for gross salary of $15,000 monthly, consisting of $12,000 in cash and $3,000 worth of our common stock valued on the closing price of our common stock on the last trading day of each month.

On February 28, 2020, the Company entered into executive contracts with its directors Edward Manolos and Themistocles Psomiadis. The agreements are for a term lasting from the effective date until the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Mr. Psomiadis and Mr. Manolos’ 2020 contracts provide for payments of $5,000 quarterly.

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Operating lease

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

On July 1, 2019, the Company entered into a lease extension agreement for its single operating lease, whereby the Company extended its office lease Escondido, California,  in for two year. The extension period commenced on June 30, 2020 and will expire on June 30, 2021 at a base monthly lease rate of $1,308.88 per month through June 30, 2020, and $1,348.14 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 10% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $7,858 and operating lease liabilities of $7,858 as of December 31, 2020. Operating lease expense for the year ended December 31, 2020 was $51,526. The Company had cash used in operating activities related to leases of $29,931 during the year ended December 31, 2020. The lease has a remaining term of six months.

The following table provides the maturities of lease liabilities at December 31, 2020:

Maturity of Lease Liabilities at December 31, 2020
2020	$—
2021	8,089
2021 and thereafter	—
Total	—
Total future undiscounted lease payments	8,089
Less: Interest	(231)
Present value of lease liabilities	$7,858

Minimum lease payments under the Company’s operating lease under ASC 842 for 2021 is $7,858.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Bougainville Ventures

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

Background

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.
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As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

Company Determines to File Suit.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

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Caren Glasser

On March 2, 2020, Caren Glasser filed a request for arbitration against the Company alleging non-payment for past due compensation. The case was filed in the in the American Arbitration Association under Case no. 01-20-0000-6290. The Company and Ms. Glasser agreed to settle her dispute on May 7, 2020. The settlement agreement obligates the Company to pay Ms. Glasser $24,000 thirty days after Ms. Glasser executes the agreement, consistent with the Older Workers Benefit Protection Act (29 U.S.C. § 626(f). The Company made this payment and the case concluded.

NOTE 11 – INCOME TAXES

As of December 31, 2020, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $86,309,595, expiring in the year 2038, that may be used to offset future taxable income, but could be limited under Section 382. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. We file income tax returns in the U.S. and in the state of California and Utah with varying statutes of limitations.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2017.

The Company’s deferred taxes as of December 31, 2020 and 2019 consist of the following:

	2020	2019
Non-Current deferred tax asset:
Net operating loss carry-forwards	$86,309,595	$74,164,213
Valuation allowance	(86,309,595)	(74,164,213)
Net non-current deferred tax asset	$—	$—

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NOTE 12 – SUBSEQUENT EVENTS

On January 5, 2021, the registrant appointed Tad Mailander as an independent member of its board of directors.

On February 26, 2021, the “Company”) entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”), to acquire the number of shares of ECOX’s common stock, par value $0.001, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

On January 11, 2021, the Company formed Hempsmart Global, a Nevada corporation, as a wholly owned subsidiary intended to serve as our corporate vehicle to administer our expansion into South American markets.

On June 29, 2021, the Company acquired cDistro, Inc., a Nevada corporation that operates a nationwide CBD wholesale distributor business.

F-43

INTERIM FINANCIAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

F-44

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited	Audited
	June 30, 2021	Dec 31, 2020

ASSETS
Current assets:
Cash	$179,811	$74,503
Short-term investments	743,200	239,063
Accounts receivable, net	47,570	8,640
Inventory	203,898	103,483
Prepaid insurance	—	55,783
Other current assets	93,830	56,121
Total current assets	1,268,309	537,593

Property and equipment, net	111,898	6,542

Other assets:
Long-term investments	2,232,899	1,552,001
Right-of-use-assets	—	7,858
Goodwill	2,989,803	—
Security deposit	2,500	2,500

Total assets	6,605,409	2,106,494

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	706,396	480,877
Accrued compensation	9,000	79,214
Accrued liabilities	136,108	401,461
Notes payable, related parties	20,000	40,000
Loans payable PPP Stimulus	35,500	35,500
Convertible notes payable, net of debt discount of $1,122,225 and $808,980, respectively	497,775	1,426,894
Loans payable - acquisition	100,000	—
Contingent liability - acquisition	1,000,000	—
Right-of-use liabilities - current portion	—	7,858
Subscriptions payable	1,063,977	670,000
Derivative liability	1,904,016	4,426,057
Total current liabilities	5,472,772	7,567,861

Total liabilities	5,472,772	7,567,861

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 2,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	2,000	2,000
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 5,068,524,855 and 3,136,774,861 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	5,068,525	3,136,775
Common stock to be issued, 266,164,070 and 11,892,411 shares, respectively	266,164	11,892
Additional paid in capital	87,581,650	77,687,561
Accumulated deficit	(91,795,702)	(86,309,595)
Total stockholders' deficit	1,132,637	(5,461,367)

Total liabilities and stockholders' deficit	$6,605,409	$2,106,494

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-45

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
UNAUDITED

	For the three months ended		For the Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
REVENUES:
Sales	$16,880	$77,827	$51,810	$156,474
Related party sales	—	5,131	—	8,303
Total Revenues	16,880	82,958	51,810	164,777

Cost of sales	3,301	39,187	28,481	73,392

Gross profit	13,579	43,771	23,329	91,385

OPERATING EXPENSES:
Depreciation	1,262	1,582	2,653	3,328
Selling and marketing	155,212	74,212	262,761	200,667
Payroll and related	132,257	95,644	270,402	196,843
Stock-based compensation	139,000	536,452	158,900	542,767
General and administrative	611,970	211,116	1,137,652	415,172
Total operating expenses	1,039,701	919,006	1,832,368	1,358,777

Net loss from operations	(1,026,122)	(875,235)	(1,809,039)	(1,267,392)

OTHER INCOME (EXPENSES):
Interest expense, net	(891,783)	(881,945)	(1,992,745)	(1,772,096)
Impairment gain (loss) on joint ventures	—	7,048	—	(260,954)
Loss on equity investment	(394,194)	(7,048)	(394,194)	(133,893)
Gain (loss) on change in fair value of derivative liabilities	696,729	1,572,964	(1,629,289)	1,142,272
Unrealized gain (loss) on trading securities	(115,997)	—	504,137	(13,945)
Loss on sale of trading securities	—	(2,603)	—	(2,603)
(Loss) gain on settlement of debt	(96,750)	—	(164,977)	3,490
Total other income (expense)	(801,995)	688,416	(3,677,068)	(1,037,729)

Net loss before income taxes	(1,828,117)	(186,819)	(5,486,107)	(2,305,121)

Income taxes (benefit)	—	—	—	—

NET INCOME (LOSS)	$(1,828,117)	$(186,819)	$(5,486,107)	$(2,305,121)

Loss per common share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	4,837,346,227	245,000,528	4,465,632,479	185,851,674

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-46

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
UNAUDITED

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)
Common stock issued to settle amounts previously accrued					8,333	8				$6,692		6,700
Common stock issued for services rendered		—			44,658,333	44,658				498,108		542,766
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—		270,547,861	270,549	43,994,720	43,995		1,216,928		1,531,472
Converson of related party notes payable					21,384,103	21,384				29,229		50,613
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			51,054,214	51,054	1,000,000	1,000		375,446		427,500
Common shares issued in settlement of legal case					3,677,889	3,678				952,573		956,251
Reclassification of derivative liabilities to additional paid in capital										2,231,014		2,231,014
Net loss	—	—	—	—	—	—	—	—	—	—	(2,305,121)	(2,305,121)
Balance, June 30, 2020	10,000,000	$10,000	—	$—	469,288,814	$469,289	44,994,720	$44,995	$—	$68,777,044	$(76,469,334)	$(7,168,006)

F-47

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,841	$3,136,775	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$(5,461,367)
Common stock issued to settle amounts previously accrued					—	—				—		—
Issuance of preferred stock to officer	—	—	—	$—	—	—	—	—	—	—	$—	—
Common stock issued for services rendered	—	—			21,000,020	21,000	—	—		119,900		140,900
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			810,689,880	810,690	—	—		930,184	—	1,740,874
Issuance of common stock for settlement of liabilities	—	—			3,027,031	3,027	(10,892,411)	(10,892)		16,488		8,623
Issuance of common stock for settlement of liabilities – related parties					22,500,000	22,500	—	—		119,250		141,750
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			400,000,000	400,000	—	—	—	(400,000)	—	—
Sale of common stock	—	—			632,597,599	632,598	—	—		726,169	—	1,358,767
Issuance of common stock for investments					41,935,484	41,935				608,065		650,000
Reclassification of derivative liabilities to additional paid in capital										5,975,670		5,975,670
Debt discount from warrants issued with convertible notes payable										446,026		446,026
Common stock issued for acquisition of business							265,164,070	265,164		1,352,337		1,617,501
Net Loss	—	—	—	—	—	—	—	—	—	—	(5,486,107)	(5,486,107)
Balance, June 30, 2021	10,000,000	$10,000	2,000,000	$2,000	5,068,524,855	$5,068,525	266,164,070	$266,164	$—	$87,581,650	$(91,795,702)	$1,132,637

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-48

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
UNAUDITED

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,486,107)	$(2,305,121)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	744,783	1,028,931
Depreciation and amortization	2,653	3,328
Impairment loss on equity investment	—	260,954
Loss on equity investment	394,194	133,895
Loss (gain) on change in fair value of derivative liability	1,629,289	(1,142,272)
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	1,035,115	395,607
Loss on share inducement and settlement of warrant liability	—	138,885
Stock-based compensation	140,900	542,767
Unrealized (gain) loss on trading securities	(504,137)	27,403
Loss on settlement of liabilities	168,272	—
Changes in operating assets and liabilities:
Accounts receivable	1,361	9,752
Inventories	(93,669)	(9,290)
Prepaid expenses and other current assets	37,309	(95,384)
Accounts payable	155,661	145,784
Accrued expenses and other current liabilities	(67,264)	195,874
Right-of-use assets	7,858	6,767
Right-of-use liabilities	(7,858)	(6,885)
Net cash provided by (used in) operating activities	(1,841,640)	(669,005)

Cash flows from investing activities:
Purchases of property and equipment	(107,934)	(1,271)
Payment to establish joint venture	(30,898)	—
Acquisition of business	(150,607)	—
Net cash provided by (used in) investing activities	(289,439)	(1,271)

Cash flows from financing activities:
Proceeds from issuance of notes payable	1,508,250	442,000
Proceeds from PPP loan payable	—	35,500
Repayments of notes payable	(610,630)	—
Repayments to related parties	(20,000)	—
Proceeds from sale of common stock	1,358,767	—
Net cash provided by (used in) financing activities	2,236,387	477,500

Net increase (decrease) in cash	105,308	(192,776)

Cash at beginning of period	74,503	211,765

Cash at end of period	$179,811	$18,989
	—

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash financing activities:
Common stock issued in settlement of convertible notes payable	$1,740,874	$1,531,471
Reclassification of derivative liabilities to additional paid-in capital	$5,975,670	$2,231,014
Common stock issued for investment	$650,000	$—
Common stock issued to settle liabilities	$8,623	$—
Common stock to be issued for acquisition of business	$1,617,501	$—
Common shares issued in settlement of legal case	$—	$956,251

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-49

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (the “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed consolidated balance sheet as of December 31, 2020 has been derived from audited financial statements set forth in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2021 (the “Annual Report”).

Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of results that may be expected for the year ending December 31, 2021. These condensed consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2020.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, during the six months ended June 30, 2021, the Company incurred net losses from operations of $5,486,107 and used cash in operations of $1,841,640. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds for the six months ended June 30, 2021 was from revenue generated from the issuance of convertible and non-convertible debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2021 and beyond as it continues to develop its direct sales and marketing programs; however, no assurance can be provided that the Company will not continue to experience losses in the future. The Company has stockholders' deficiencies as of June 30, 2021 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding; however, there can be no assurance that the Company will be successful in developing profitable operations or that it will be able to obtain financing on favorable terms, if at all. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

F-50

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current GAAP. Revenue is now recognized in accordance with FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue Recognition (“ASC Topic 606”). The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principle is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. The Company adopted ASC Topic 606 for its reporting period as of the year ended December 31, 2017, which made its implementation of ASC Topic 606 effective in the first quarter of 2018. The Company decided to implement the modified retrospective transition method to implement ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, the Company applied the new standards to all new contracts initiated on or after the effective date. The Company also decided to apply this method to any incomplete contracts it determined are subject to ASC Topic 606 prospectively. For the quarter ended June 30, 2021, there were no incomplete contracts. As is more fully discussed below, the Company is of the opinion that none of its contracts for services or products contain significant financing components that require revenue adjustment under ASC Topic 606.

Identification of Our Contracts with Customers

Contracts included in the Company’s application of ASC Topic 606 for the quarter ended June 30, 2021 consisted solely of sales of the Company’s hempSMART™ products made by its sales associates and by the Company directly through its website. With respect to the Company’s financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended December 31, 2020 or 2019, or for the quarter ended June 30, 2021.

In accordance with ASC Topic 606, the Company of the opinion that none of its hempSMART™ product sales or offered consulting service, each of which are discussed below, have a significant financing component. The Company’s opinion is based upon the transactional basis for its product sales, with revenue recognized upon customer order, payment and shipment, which occurs concurrently. The Company’s evaluation of the length of time between the customer order, payment and shipping is not a significant financing component because shipment occurs the same day as the order is placed and payment made by the customer. The Company’s evaluation of its consulting services is based upon recognizing revenue as the services are performed for a determinable price per hour. The Company only recognizes revenues as incurred and charge billable hours. Because the Company’s hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, the Company is of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing that would materially change the amount of revenue the Company recognizes under the contract or would otherwise contain a significant financing component under ASC Topic 606.

F-51

Determination of the Price in Our Sales Contracts

The transaction prices in the Company’s sales contract are the amount of consideration the Company expects to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. The Company excludes amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, the Company’s sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts

The Company’s sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, the Company’s sales contracts include one performance obligation in each contract. As such, from the outset, the Company allocates the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which the Company believes is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. ASC 606-10-20 defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, the Company’s single performance obligation sales contracts are singularly related to its promise to provide the hempSMART™ products to the customer upon receipt of payment, and upon completion, allows the Company to realize revenue under its revenue recognition policy.

With respect to the Company’s offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended December 31, 2020 and 2019 or for the quarter ended June 30, 2021.

Identifying the Performance Obligations in Our Sales Contracts

In analyzing the Company’s sales contracts, the Company’s policy is to identify the distinct performance obligations in a sales contract arrangement. In determining the Company’s performance obligations under its sales contracts, the Company considers that the terms and conditions of sales are explicitly outlined in its sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in the Company’s contracts, or are highly dependent or highly integrated with other goods in the Company’s sales contracts. Thus, the Company’s performance obligations are singularly related to its promise to provide the hempSMART™ products upon receipt of payment. The Company offers an assurance warranty on its hempSMART™ products that allows a customer to return any hempSMART™ products within 30 days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations since they may be elected at the whim of the customer for any reason. However, the Company does account for returns of purchase prices, if made.

F-52

Product Sales

Revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and (4) the product is shipped. The evaluation of the Company’s recognition of revenue after the adoption of ASC Topic 606 did not include any judgments or changes to judgments that affected the Company’s reporting of revenues since the Company’s product sales, both pre and post adoption of ASC Topic 606 were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) the Company’s customers exercise discretion in determining the timing of when they place their product order and (2) the price negotiated in the Company’s product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, the Company is of the opinion that its product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for the Company or the customer under ASC Topic 606.

Consulting Services

The Company also offers professional services for financial accounting, bookkeeping and/or real property management consulting services based on consulting agreements. As of the date of this filing, the Company has not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended December 31, 2020 or 2019 or the quarter ended June 30, 2021. If and when the Company provides these professional services, it would intend and expect the arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, the Company intends to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, the Company will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. The Company only recognizes revenues as incurred and charges billable hours. Because the Company’s hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, the Company is of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing that would materially change the amount of revenue the Company recognizes under the contract or would otherwise contain a significant financing component under ASC Topic 606.

The Company determined that upon adoption of ASC Topic 606 there were no adjustments converting from ASC 605   to ASC Topic 606 because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and the Company’s consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash   in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

F-53

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis. Thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of June 30, 2021 and December 31, 2020, allowance for doubtful accounts was $0 and $0, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of Sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock-Based Compensation - Employees

The Company accounts for the stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of ASC 718-10-30. Pursuant to ASC 718-10-30-6, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement based on sales to third parties or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial Option Model option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments. The expected life of options and similar instruments represents the period of time the options and/or similar instruments are expected to be outstanding. Pursuant to ASC 718-10-50-2(f)(2)(i). the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to ASC 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term equal the quotient of the vesting term plus the original contractual term divided by two if (i) a company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) a company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) a company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC 718-10-50-2(f)(2)(ii), a thinly-traded or non-public entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock options, warrants, restricted stock and stock appreciation rights are measured at their fair value on the grant date of the award based on the estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation: Improvement to Nonemployee Share-Based Payment Accounting (“Topic 718”s). The ASU supersedes ASC 505-50, Equity-Based Payment to Non-Employment, and expands the scope of the Topic 718 to include stock-based payments granted to non-employees. Under the new guidance, the measurement date and performance and vesting conditions for stock-based payments to non-employees are aligned with those of employees, most notably aligning the award measurement date with the grant date of an award. The new guidance is required to be adopted using the modified retrospective transition approach. The Company adopted the new guidance effective January 1, 2019, and the adoption did not have a material impact on its financial statements and related disclosures.

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The fair value of share options and similar instruments is estimated on the date of grant using a Binomial option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to ASC 718-10-50-2(f)(2)(i), the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and the holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate the holder’s expected exercise behavior. If a company is a newly formed corporation or shares of such company are thinly traded, the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as such company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC 718-10-50-2(f)(2)(ii), a thinly-traded or non-public entity that uses the calculated value method shall disclose the reasons why it is not practicable for the company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Earnings per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding during the period. “Diluted earnings per share” reflects the potential dilution that could occur if the Company’s share-based awards and convertible securities were exercised or converted into common stock. The dilutive effect of the Company’s share-based awards is computed using the treasury stock method, which assumes all share-based awards are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted earnings per share calculation. The dilutive effect of the Company’s convertible preferred stock and convertible debentures is computed using the if-converted method, which assumes conversion at the beginning of the year.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

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Investments

The Company follows ASC subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for an equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 6).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands. As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021 and December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $168,780 and $44,659 for the six months ended June 30, 2021 and 2020, respectively, as advertising costs.

Segment Information

ASC subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment, hempSMART.

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hempSMART

STATEMENT OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	For the three months ended		6 Months Ended	For the three months ended		6 Months Ended
	March 31, 2021	June 30, 2021	June 30, 2021	March 31, 2020	June 30, 2020	June 30, 2020

Revenues	$34,872	$16,537	$51,409	$81,819	$82,958	$164,777

Cost of Goods Sold	25,032	3,301	28,333	34,205	39,187	73,392

Gross Profit	9,840	13,236	23,076	47,614	43,771	91,385

Expense
Stock Based Compensation	—	—	—	—	17,850	17,850
Selling and Marketing	97,812	150,881	248,693	101,897	74,356	176,253
Payroll and Related expenses	53,947	54,864	108,811	18,749	32,113	50,862
Depreciation Expense	1,391	1,391	2,782	1,746	1,582	3,328
General and Admin Expenses	55,801	95,864	151,665	67,949	53,911	121,860
Total Expense	208,951	303,000	511,951	190,341	179,812	370,153

Net Loss from Operations	$(199,111)	$(289,764)	$(488,875)	$(142,727)	$(136,041)	$(278,768)

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

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The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of June 30, 2021 and 2020, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative which aims to reduce unnecessary complexity in GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

Recently Issued Accounting Pronouncements Adopted

Accounting for Income Taxes In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, Income Taxes. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC Topic 740 by clarifying and amending existing guidance. ASU 2019-12 became effective for the Company in the first quarter of fiscal year 2021. The adoption of this standard did not have any impact on the Company’s condensed consolidated financial statements.

Equity Securities, Equity-method Investments and Certain Derivatives In January 2020, the FASB issued ASU 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)-Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The guidance provides clarification of the interaction of rules for equity securities, the equity method of accounting and forward contracts and purchase options on certain types of securities. ASU 2020-01 became effective for the Company in the first quarter of 2021. The adoption of this standard did not have any impact on the Company’s condensed consolidated financial statements.

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NOTE 4 – OPERATING LEASE

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability, on a discounted basis, and a right-of-use asset for substantially all leases, as well as additional disclosures regarding leasing arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842), which provides an optional transition method of applying the new lease standard. ASU 2018-11, Topic 842   can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or as permitted by ASU 2018-11, at the beginning of the period in which it is adopted.

We adopted this standard using a modified retrospective approach on January 1, 2019. The modified retrospective approach includes a number of optional practical expedients relating to the identification and classification of leases that commenced before the adoption date; initial direct costs for leases that commenced before the adoption date; and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset.

The Company elected the package of practical expedients permitted under ASU 2018-11, Leases, allowing it to account for its existing operating lease that commenced before the adoption date as an operating lease under the new guidance without reassessing (i) whether the contract contains a lease; (ii) the classification of the lease; or, (iii) the accounting for indirect costs as defined in ASC 842.

On May 31, 2021, the Company’s operating lease for its office space located at 1340 West Valley Parkway, Suite 205, Escondido, CA 92029 expired and, at that time, the Company fully amortized its right-of-use asset for such lease. On June 1, 2021, the Company entered into an office accommodation agreement whereby it may access a shared office space located at 633 West Fifth Street, Suite 2826, Los Angeles, CA 90071 on a month-to-month basis over a one-year term for a fee of $2,349 per month. In considering its qualitative disclosure obligations under ASC 842-20-50-3, the Company examined its office accommodation agreement for office space that has a fixed monthly fee with no variable payments and no options to extend. The office accommodation agreement creates no tenancy, leasehold, or other real property interest, other than a shared right-of-use. The office accommodation agreement does not provide for terms and conditions granting residual value guarantees by the Company, or any restrictions or covenants imposed for dividends or incurring additional financial obligations by the Company.

The Company determined under ASC 2018-11, Leases (Topic 842), due to the short-term nature of the office accommodation agreement, that such agreement met the criteria of ASC 842-20-25-2 and as such it is not necessary to capitalize the office accommodation agreement and fees will be recognized on a monthly straight-line basis. The adoption of this guidance resulted in no significant impact to the Company’s results of operations or cash flows.

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NOTE 5 – PROPERTY, MACHINERY AND EQUIPMENT

Property and equipment as of June 30, 2021 and December 31, 2020 is summarized as follows:

	June 30, 2021	December 31, 2020
Computer equipment	$23,784	$20,143
Furniture and fixtures	5,407	5,140
Machinery	104,102	—
Subtotal	133,293	25,283
Less accumulated depreciation	(21,395)	(18,741)
Property, machinery and equipment, net	$111,898	$6,542

Property, machinery and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. On May 20, 2021, the Company purchased a new cannabis extraction machine which is to be leased to a cannabis distributor and manufacturer called Lynwood-MCOA joint venture. This joint venture is between Cannabis Global Inc. and the Company and pertains to the licensed cannabis operations of Natural Plant Extract of California Inc. in the city of Lynwood, CA. The lease payments are scheduled to commence during the third quarter of 2021.

Depreciation expense was $2,653 and $3,328 for the six months ended June 30, 2021 and 2020, respectively.

NOTE 6 – INVESTMENTS

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, the Company entered into a joint venture agreement with Bougainville Ventures, Inc. (“Bougainville”), a Canadian corporation, to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I-502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to, sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through BV-MCOA Management, LLC, a limited liability company organized in the State of Washington on May 17, 2017.

Pursuant to the joint venture agreement, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The joint venture agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

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Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I-502 license holder to grow marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County, and as a result, as further discussed below, to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to enter into an amended and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company to the joint venture. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 I-502 cannabis license holder to grow cannabis on the real property; and (iii) that clear title to the real property associated with the Tier 3 I-502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed a lawsuit against Bougainville, BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2-0045324. The Company seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, the appointment of a receiver, the return to treasury of 15 million shares of restricted common stock issued by the Company to Bougainville and treble damages pursuant to the Consumer Protection Act. The Company has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the joint venture agreement, the Company recorded a cash investment of $1,188,500 to the joint venture during 2017. This was comprised of a 49.5% ownership of BV-MCOA Management, LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the quarters ended March 31, 2018 and June 30, 2018, respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

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Natural Plant Extract

On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extract of California, Inc. and its   subsidiaries (collectively, “NPE”), to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, the parties terminated the joint venture and entered into a settlement and release agreement (the “Settlement Agreement”). In exchange for a complete release of all claims, the Company and NPE (1) agreed that the Company would reduce its interest in NPE from 20% to 5%; (2) the Company agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement Agreement, and $25,000 no later than the fifth calendar day for each of the two months following execution of Settlement Agreement; and, (3) to retire the balance of the Company’s original valuation obligation from the material definitive agreement, representing a shortfall of $56,085, in a convertible promissory note, with terms allowing NPE to convert the note into shares of the Company’s common stock of at a 50% discount to the closing price of the Company’s common stock as of the maturity date. The note was satisfied in full during the year ended December 31, 2020.

As of the date of this filing, the Company owes $0 and is in compliance with the terms of the Settlement Agreement . On February 3, 2020, the Company issued NPE a convertible promissory note in the principal amount of $56,085. Additionally, as a result of the Settlement Agreement, the Company became liable to pay NPE its 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE.

Of the total amount due and payable by the Company with regards to the NPE joint venture agreement as of the date of this filing, the Company owes $75,000 and is in breach of the Settlement and Release of All Claims Agreement with NPE. On February 3, 2020, the Company issued a convertible promissory note in the principal amount of $56,085.15 to NPE. Additionally, as a result of the Company’s settlement agreement with NPE, the Company became liable to pay NPE its 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, the Company has not paid this amount and it is due and owing.

Brazilian Joint Ventures

On September 30, 2020, the Company entered into two joint venture agreements (the “Joint Venture Agreements”) with Marco Guerrero, a director of the Company (“Guerrero”) and related party, to form joint ventures in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of the joint venture entities in Uruguay and Brazil. The Brazilian joint venture, HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”), will be headquartered in São Paulo, Brazil. The Uruguayan joint venture, Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”), will be headquartered in Montevideo, Uruguay.

Pursuant to the Joint Venture Agreements, the Company acquired a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay, with a minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay being held by newly formed entities controlled by Guerrero. Pursuant to the Joint Venture Agreements, the Company agreed to provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay, for a total capital outlay obligation of $100,000. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay and related infrastructure and employment of key personnel. As of June 30, 2021, the Company has not initiated the capital contribution but is pending to be done in the third quarter.

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The boards of directors of HempSmart Brazil and HempSmart Uruguay will consist of three directors, elected by the joint venture partners. Pursuant to the Joint Venture Agreements, the Company agreed to license, on a royalty-free basis, certain of its intellectual property regarding its existing products to HempSmart Brazil and HempSmart Uruguay to enable the joint ventures to manufacture and sell its products in Brazil, Uruguay, and for export to other Latin American countries, the United States, and globally in accordance with the terms of the Joint Venture Agreements.

In addition, as majority partner, in the event a joint venture is frustrated in its intent or purpose, the Company may trigger a compulsory buy-sell procedure pursuant to which the Company could pursue a sale of all or substantially all of the joint venture. Subject to certain exceptions, the joint venture partners may not transfer their interests in HempSmart Brazil and HempSmart Uruguay.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, the Company entered into a joint venture agreement with Cannabis Global, Inc. (“Cannabis Global”) pursuant to which the Company will invest up to $250,000 into a newly formed entity (“MCOA Lynwood”) and Cannabis Global, through Natural Plant Extracts of California, Inc. (“Natural Plant”), an entity in which Cannabis Global owns a majority interest, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. As of June 30, 2021, the Company has invested $115,000.

Share Exchange

On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global pursuant to which the Company issued 650,000,000 shares of its common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, the Company and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

Eco Innovation Group Inc. – Share Exchange

On February 26, 2021, the Company entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) dated February 26, 2021, to acquire the number of shares of ECOX’s common stock, par value $0.001, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000. As of June 30, 2021, the Company owed ECOX and additional 64,621,893 with an estimated value of $394,194 related to the ECOX Share Exchange Agreement. The investment balance is $650,000, with a liability of $394,194 included in subscriptions payable related to the value of the additional shares to be issued. The Company recognized a loss of $394,194 related to the shares to be issued.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

For a period of two years following the Effective Date, at the closing of each fiscal quarter, should the per-share closing price of the common shares of the same class as the Shares or the Exchange Shares, as quoted by the OTC Markets for the last day of the relevant fiscal quarter, decrease below original issuance value with the effect that the aggregate value of the Shares or the Exchange Shares at the fiscal quarter close would be lower than $650,000, then either MCOA, in the case of the Shares, or ECOX, in the case of the Exchange Shares, shall issue the other party the number of shares of common stock necessary to cause the aggregate value of the Shares or the Exchange Shares, as applicable, be $650,000 as of the end of the relevant fiscal quarter. The parties shall irrevocably instruct their respective transfer agents to reserve and maintain authorized and unissued common stock in a reserve account designated for the purpose of issuing such shares pursuant to this share exchange adjustment provision. Such share reserve accounts shall be maintained with a number of authorized and unissued common stock not less than three (3) times the number of Shares or Exchange Shares, as the case may be, that are issued pursuant to the Share Exchange Closing.

On February 24, 2021, the closing price of the Company’s common stock was $0.0155, so that the number of shares of Company common stock issuable to ECOX under the Share Exchange Agreement is 41,935,484. As a result of the transactions pursuant to the Share Exchange Agreement, the Company will have 4,179,073,945 shares of common stock outstanding, with the shares issued to ECOX pursuant to the Share Exchange Agreement representing 1.00% of the Company’s outstanding shares.

For the quarter ended June 30, 2021, the Company recorded a Loss on Equity Investment and corresponding increase in Subscriptions Payable of $394,194 to address the decline in the Company's stock price from the original issuance price of $.0155.

On January 11, 2021, the Company formed Hempsmart Global, a Nevada corporation, as a wholly owned subsidiary intended to serve as our corporate vehicle to administer our expansion into South American markets.

On June 29, 2021, the Company acquired cDistro, Inc., a Nevada corporation that operates a nationwide CBD wholesale distributor business.

F-64

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2021

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$—	$—			$—		$—	$—	$—			$—		$—

Investments made during 2017	3,049,275	10,775			100,000		250,000	1,188,500	1,500,000			—		—

Quarter 03-31-17 equity method Loss	—											—

Quarter 06-30-17 equity method Loss	—											—

Quarter 09-30-17 equity method Loss	(375,000)							(375,000)				—

Quarter 12-31-17 equity method accounting	313,702							313,702				—

Impairment of Investment in 2017	(2,292,500)	—						(792,500)	(1,500,000)			—		—
Balances as of 12/31/17	$695,477	$10,775	$—	$—	$100,000	$—	$250,000	$334,702	$—	$—	$—	$—	$—	$—

F-65

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during 2018	986,654	986,654										—

Quarter 03-31-18 equity method Loss	(37,673)							(37,673)				—

Quarter 06-30-18 equity method Loss	(11,043)							(11,043)				—

Quarter 09-30-18 equity method Loss	(10,422)				(10,422)							—

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)			—							—

Moneytrac investment reclassified to Short-Term investments	(250,000)						(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	—											560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)			(89,578)			(285,986)				—
Balance @12-31-18	$408,077	$408,077	$—	$—	$—	$—	$—	$—	$—	$—	$—	$810,000	$—	$—

F-66

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19												(135,000)		$(135,000)

Balance @03-31-19	$477,576	$477,576	$—	$—	$—	$—	$—	$—	$—	$—	$—	$675,000	$—	$(135,000)

Investments made during quarter ended 06-30-19	$3,157,234	$83,646								$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	$(141,870)								$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$—											(150,000)		$(150,000)

Balance @06-30-19	$3,463,526	$419,352	$—	$—	$—	$—	$—	$—	$—	$2,993,709	$50,465	$525,000	$—	$(285,000)

F-67

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789								$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19												$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$—											(362,625)		$(362,625)

Balance @09-30-19	$3,772,652	$682,141	$—	$—	$—	$—	$—	$—	$—	$2,898,722	$191,789	$120,708	$—	$(689,292)

F-68

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414									$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)								$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285									$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)								$(2,306,085)	$—
Loss on disposition of investment	$(389,664)										$(389,664)
Sale of trading securities during quarter ended 12-31-19	$—											$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$—											(75,545)		$(75,545)
Balance @12-31-19	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$27,403	$—	$(782,597)

F-69

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19												(13,945)		$(13,945)
Balance @03-31-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$13,458	$—	$(796,542)

F-70

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20												(13,458)		$(13,458)
Balance @06-30-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$—	$0	$(810,000)

Global Hemp Group trading securities issued	650,000		$650,000									$185,000	$185,000

Investment in Cannabis Global	—

Balance @09-30-20	$1,343,915	$—	$650,000	$—	$—	$—	$—	$—	$—	$693,915	$—	$185,000	$185,000	$(810,000)

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020												$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$—	$858,086	$—	$—	$—	$—	$—	$—	$693,915	$—	$239,064	$239,064	$(810,000)

Investment in ECOX	650,000			$650,000								$620,133	$620,133

Balance @03-31-21	$2,202,001	$—	$858,086	$650,000	$—	$—	$—	$—	$—	$693,915	$0	$859,197	$859,197	$(810,000)

Investments made during quarter ended 06-30-21	30,898					$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021												($115,997)	($115,997)

Balance @06-30-21	$2,232,899	$—	$858,086	$650,000	$—	$30,898	$—	$—	$—	$693,915	$—	$743,200	$743,200	$(810,000)

F-71

	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	-	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	-	-	-	-	-	-	-	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

NOTE 7 – NOTES PAYABLE, RELATED PARTY

As of June 30, 2021 and December 31, 2020, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company as such have been evidenced by the issuance of notes to such officers and directors. The notes are unsecured, due on demand and accrue interest at a rate of 5% per annum. The balance due to Notes Payable Related Party as of June 30, 2021 and December 31, 2020 was $20,000 and $40,000 respectively. These notes are payable to the estate of Charles Larsen.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

During the six months ended June 30, 2021, the Company issued an aggregate of 810,689,880 shares of its common stock in settlement of issued convertible notes payable and accrued interest.

For the six months ended June 30, 2021 and June 30, 2020, the Company recorded amortization of debt discounts of $744,783 and $1,028,931, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	June 30,	December 31,
	2021	2020
Lender	(Unaudited)	(Audited)
Convertible note payable - Power Up Lending Group	$—	$35,000
Convertible note payable - Crown Bridge Partners	$35,000	$172,500
Convertible note payable – Labrys	$537,500	$—
Convertible note payable - GS Capital Partners LLC	$—	$143,500
Convertible note payable – Geneva Roth	$—	$33,500
Convertible note payable - Robert L. Hymers III	$185,000	$70,000
Convertible note payable – Dutchess Capital	$135,000	$10,000
Convertible note payable – Redstart Holdings	$—	$109,000
Convertible note payable - GW Holdings	$—	$98,175
Convertible note payable - St. George/Bucktown	$727,500	$1,160,726
Total	$1,620,000	$1,832,401
Less debt discounts	$(1,122,225)	$(405,507)
Net	$497,775	$1,426,894
Less current portion	$(497,775)	$(1,426,894)
Long term portion	$—	$—

F-72

Convertible Note Payable-Labrys

In June 2021, the Company issued a convertible promissory note in the aggregate principal amount of $537,500 to Labrys Funds, LP (“Labrys”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount in the aggregate amount of $53,750. The Company also paid $33,750 in deferred financing fees and received $450,000 of net proceeds. The note is convertible at any time at a conversion price of $0.005 per share. The Company also issued a five-year warrants to purchase up to 76,349,431 shares of its common stock to Labrys, at an exercise price of $0.00704 per share. In addition, the Company issued five-year warrants to purchase up to 76,349,431 shares of its common stock to an investment banker for services, which warrants have an exercise price of $0.008448 per share. The aggregate debt discount of $533,526 is being amortized to interest expense over the respective terms of the note.

The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company is prohibited from effecting an exercise of the warrant to the extent that, as a result of such exercise, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the note. Accrued interest on the note was $5,375 as of June 30, 2021.

Convertible Notes Payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending Group Ltd. (“Power Up”). The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date and include an original issuance discount in the aggregate amount of $12,000. The notes are convertible at any time at a conversion price equal to 61% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the date of conversion. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the notes should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares of common stock would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $169,202 is being amortized to interest expense over the respective terms of the notes.

The Company has the right to prepay the notes for an amount ranging from 125% to 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $0 and $35,000 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $1,167, respectively, of accrued interest on the notes.

F-73

Convertible Notes Payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date and include an original issuance discount in aggregate amount of $22,500. Interest accrues from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion price equal to 60% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares of common stock would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 was being amortized to interest expense over the respective terms of the notes. The Company also issued a warrants to purchase up to 519,230 shares of the Company’s common stock with an initial exercise price of $0.26, with reset provisions based on issuances of common stock subsequent to the issuance date. Due to the reset provision, the exercise option of these warrants is also accounted for as a derivative liability. See Note 10.

The Company has the right to prepay the notes for an amount ranging from 125% to 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $35,000 and $172,500 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed accrued interest of $0 and $6,500 on the notes, respectively.

Convertible Notes Payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes accrue interest at a rate of 12% per annum, were due one year from the respective issuance date and include an original issuance discount in an aggregate amount of $12,500. Interest accrues from the issuance date, but interest does not become payable until the notes becomes payable. The notes are convertible at any time at a conversion price equal to 55% the average of the two lowest trading prices of the Company’s common stock as quoted on the OTC Markets or such other exchange where the Company's shares are then traded, for the 20 trading days prior to the conversion date.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $207,650 was being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company an aggregate of $0 and $0 of principal, respectively. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the notes, respectively  .

Convertible Notes Payable - Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes accrue interest at a rate of 8% per annum and were due six months from the respective issuance date of each note. Pursuant to the notes, Paladin has the option to convert all or any portion of the unpaid principal amount of the notes, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to a 45% discount to the lowest closing bid of the 10 day trading period prior to the date of conversion.

F-74

The aggregate debt discount of $46,721 was being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $0 and $0 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the notes  , respectively.

Convertible Notes Payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date, and include an original issuance discount in an aggregate amount of $15,000. Pursuant to the notes, GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the notes into shares of the Company's common stock at a conversion price equal to 62% of the lowest trading price of the Company's common stock as reported on the OTC Markets or such other exchange on which the Company’s shares are then traded, for the 20 trading days prior to the date of conversion.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $166,193 was being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $143,500 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $$2,789 in accrued interest on the notes  , respectively.

Convertible Notes Payable-St. George Investments

On November 1, 2017, the Company issued a secured convertible promissory note in the principal amount of $601,420 to St. George Investments LLC (“St. George”). The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of the original issue discount and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. On December 20, 2017, the Company issued a secured convertible promissory note in the principal amount of up to $1,655,000 to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of  $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued five-year warrants to purchase up to 1,100,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 5,274,146 total warrants.

The promissory note is convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion price will be 60% of the three lowest closing trade prices from the 20 trading days immediately prior to the date of conversion. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 20% prepayment premium. The note is secured by a trust deed of certain assets of the Company. “Market Capitalization” means the total outstanding shares of common stock multiplied by the stock price published on OTC Markets.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St. George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into an aggregate of 394,460 shares of the Company’s common stock.

During the nine months ended September 30, 2019, $550,000 of principal, $122,694 of accrued interest and $441,394 of derivative liabilities valued as of the respective conversion dates were converted into an aggregate of 1,710,897 shares of the Company’s common stock, resulting in a gain on debt settlement of $21,586. As of September 30, 2019, the Company owed $0 of principal and $0 of accrued interest on these convertible promissory notes. Although these notes were in default until they were repaid, the lender did not enforce the default interest rate.

F-75

On August 28, 2018, the Company issued a secured convertible promissory note in the amount of $1,128,518 (including overfunding of $23,518) to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on June 30, 2019, and includes an original issue discount of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive to St. George, the Company issued St. George five-year warrants to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche.   As of June 30, 2020, the warrants had an exercise price of $0.0085 for 3,750,000 total warrants.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion rate will be 60% of the three lowest closing trade prices during the 20 trading days immediately prior to the date of conversion, subject to additional adjustments. In addition, the promissory notes include certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price per share that is less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 15% prepayment premium. The note is secured by a trust deed of certain assets of the Company.

During the nine months ended September 30, 2019, $1,000,859 of principal and $840,299 of derivative liabilities valued as of the respective conversion dates were converted into an aggregate of 4,475,543 shares of the Company’s common stock, resulting in a loss on debt settlement of $612,034. As of September 30, 2019, the Company owed $828,518 of principal and $28,138 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate.

On January 29, 2019, the Company issued a secured convertible promissory note in the principal amount of $2,205,000 to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on December 5, 2019, and includes an original issue discount of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482, resulting in aggregate net proceeds of $1,276,482. As an investment incentive to St. George, the Company issued to St. George five-year warrants to purchase up to 1,500,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 7,500,000 total warrants. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

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The promissory notes  are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion price will be 60% of the three lowest closing trade prices the 20 trading days immediately prior to the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price per share that is less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 15% prepayment premium. The note is secured by a trust deed of certain assets of the Company.

On March 25, 2019, the Company issued a secured convertible promissory note in the principal amount of $580,000 to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on January 24, 2020 and includes an original issue discount of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000. As an investment incentive, the Company issued five-year warrants to purchase up to 375,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 1,875,000 total warrants. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion price will be 60% of the three lowest closing trade prices from the 20 trading days immediately prior to the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price per share less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 15% prepayment premium. The note is secured by a trust deed of certain assets of the Company.

The Company entered into five convertible note agreements with Bucktown Capital, LLC, an affiliated entity of St. George in fiscal year 2020 and during the six months ended June 30, 2021. The notes have total principal due of $727,500, bear interest at 8% per annum. The notes mature between December 2021 and March 2022. The notes are convertible at fixed prices, with $225,000 of principal convertible at $0.002 per share, $80,000 convertible at $0.003 per share, and $422,500 convertible at $0.005 per share.

As of June 30, 2021 and December 31, 2020, the Company owed $727,500 and $1,160,726 of principal, respectively, on these notes. As of June 30, 2021 and December 31, 2020, the Company owed $24,042 and $350,525 of accrued interest on the above notes, respectively.

Convertible Notes Payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552.70 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes accrue interest at a rate of 10% per annum, and are were six months from the respective issuance date of the note along with accrued and unpaid interest. Hymers has the option to convert all or any portion of the unpaid principal amount of the notes, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to a 50% discount to the lowest closing bid price of the Company’s common stock during the 15 day trading period prior to the date of conversion. The aggregate debt discount of $92,332 is being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $185,000 and $70,000 of principal, respectively, to Hymers.  As of June 30, 2021 and December 31, 2020, the Company owed $3,125 and $1,005 in accrued interest on the notes  , respectively.

Convertible Notes Payable – Natural Plant Extract

On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extract of California, Inc. (“NPE”) to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, the Company terminated the joint venture.

Definitive Agreement

Pursuant to the agreement with NPE, the Company agreed to acquire 20% (equal to 200,000 shares of NPE) of NPE’s authorized shares in exchange for the payment of $2,000,000 and $1,000,000 worth of the Company’s restricted common stock. The Company agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

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The Company’s payment obligations were governed by a stock purchase agreement which required the Company to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the agreement;

b. Deposit of $250,000 payable within 30 days of the execution of the agreement;

c. Deposit of $400,000 within 60 days of the execution of the agreement;

d. Deposit of $500,000 within 75 days of the execution of the agreement; and

e. Deposit of $500,000 within 90 days of the execution of the agreement.

The Company made its initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and was in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a Settlement and Release of All Claims Agreement. In exchange for a universal release of all claims, the Company and NPE (i) agreed to reduce the Company’s interest in NPE from 20% to 5%; (ii) agreed that the Company would to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (iii) agreed to retire the balance of the Company’s original valuation obligation from the agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into the Company’s common stock at a 50% discount to the closing price of the Company’s common stock as of the maturity date.

Of the total amount due and payable by the Company as of the date of this filing, the Company owes $50,000, and is in breach of the Settlement and Release of All Claims Agreement. On February 3, 2020, the Company issued a convertible promissory note in the principal amount of $56,085.15 to NPE. Additionally, as a result of the Company’s settlement agreement with NPE, the Company became liable to pay NPE its 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, the Company has not paid this amount and it is due and owing.

Convertible Note Payable – GW Holdings Group

On January 6, 2020, the Company entered into a convertible promissory note in the amount of $57,750 with GW Holdings Group, LLC (“GW”). GW has the option, beginning on the six month anniversary of the date of issuance, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock at a conversion price equal to 40% discount of the lowest trading price for the 15 trading days prior to the date of the conversion. The note accrues interest at a rate of 10% per annum and include a $5,250 original issue discount such that the price of the note was $57,750. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $98,175 of principal, respectively, on the note. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $818 in accrued interest on the note  , respectively.

Convertible Note Payable – Jefferson Capital

On January 20, 2020, the Company issued a convertible promissory note to Jefferson Capital, LLC (“Jefferson”) with note matured on January 20, 2021. Jefferson has the right to convert any or all of the note into common stock of the Company at a conversion price equal to (i) 60% of the lowest trading price of the Company’s common stock during the 20 trading day period prior to the issue date of the note or (ii) 60% multiplied by the market price, meaning the lowest trade price for the Company’s common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 of principal, respectively, on the note. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the note.

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Convertible Note Payable – BHP Capital

On January 21, 2021, the Company issued a convertible promissory note in the principal amount of $37,625to BHP Capital NY, Inc. (“BHP”). The Company agreed to pay simple interest on the outstanding principal amount of the note at a rate of 10% per annum. All amounts owed pursuant to the note are convertible, in whole or in part, into shares of the Company’s common stock at BHP’s option at the lower of (i) the lowest price at which the Company has issued stock; or (ii) the market price, defined as 60% of the lowest trading price for the Company’s common stock during the 20 trading day period ending on the last trading day prior to the conversion date. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest   on the note.

Convertible Notes Payable – LG Capital

On March 2, 2020, the Company entered issued a convertible promissory note in the principal amount of $50,000 to LG Capital Funding, LLC (“LG Capital”) which note matured on March 2, 2021. The note accrues interest at a rate of 8% per annum. LG Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock at a price per share of equal to 55% of the lowest trading price of the Company’s common stock as quoted on the OTC Markets for the 20 trading days prior to the date of conversion. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 of principal, respectively, on the note. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the note  .

Convertible Debt Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At June 30, 2021, the Company determined the aggregate fair value of embedded derivatives to be $1,904,016. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 128.2% to 169.0%, (3) weighted average risk-free interest rate of 0.16% to 0.18%, (4) expected life of 0.05 to 2.7 years, (5) conversion prices of $0.00185 to $0.00333 and (6) the Company's common stock price of $0.004 per share as of June 30, 2020.

For the six months ended June 30, 2021, the Company recorded a gain on the change in fair value of derivative liabilities of $1,347,646 and a loss of $1,035,115 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense. For the six months ended June 30, 2020, the Company recorded a gain on change in fair value of derivative liabilities of $1,142,272, a loss of $395,607 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense, and amortization of debt discounts of $1,028,931 as a charge to interest expense.

Paycheck Protection Program Loan

During the quarter ended June 30, 2020, the Company's wholly owned subsidiary, H Smart Inc., received a $35,500 loan as part of the Paycheck Protection Program (“PPP”) offered by the Small Business Administration.

The Company has elected to account for the PPP loan pursuant to FASB ASC 470, Debt, or as a government grant by analogy to International Accounting Standard 20, Accounting for Government Grants and Disclosure of Government Assistance.

Following the guidance in ASC 470, the Company has recognized the entire loan amount as a liability on the balance sheet, with interest accrued and expensed over the term of the loan. The Company will not impute additional interest at a market rate because transactions where interest rates are prescribed by governmental agencies are excluded from the scope of ASC 835-30.

For purposes of derecognizing the liability, ASC 470 refers to the extinguishment guidance in ASC 405, Liabilities.

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Based on that guidance, the loan would remain recorded as a liability until either of the following criteria are met:

•	The Company has been legally released from being the primary obligor under the liability.

•	The Company pays the lender and is relieved of its obligation for the liability.

Because the Company will not be legally released from being the primary obligor of the PPP loan until forgiveness is actually granted, income from the extinguishment of the loan would only be recognized once the Company's application for forgiveness is approved. If the forgiveness application is approved, any resulting amount forgiven would be recognized and separately disclosed in the income statement as a gain on extinguishment.

Subscriptions Payable

On September 30, 2020, the Company entered into a share exchange agreement (“Share Exchange Agreement”) with Cannabis Global, Inc. (“CBGL”) dated September 30, 2020, to acquire the number of shares of CBGL’s common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the Share Exchange Agreement, in exchange for the number of shares of Company common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the Share Exchange Agreement.  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

On February 26, 2021, the Company entered into a share exchange agreement (“ECOX Share Exchange Agreement”) with Eco Innovation Group, Inc. (“ECOX”) dated February 26, 2021, to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of Company common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the ECOX Share Exchange Agreement.  For both parties, the ECOX Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the ECOX Share Exchange Agreement to fall below $650,000. Based on the value of ECOX shares in the market as of June 30, 2021, the Company recorded a value for additional shares owed to ECOX pursuant to the ECOX Share Exchange Agreement of $329,572 as a subscription agreement along with a loss from equity investment of $391,194. As of June 30, 2021 41,935,484 shares of the Company’s common stock have been issued. As a result, the balance of subscriptions payable as of June 30, 2021 and December 31, 2020 was $999,355 and $670,000, respectively.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value Series A Preferred Stock (“Series A Preferred Stock”) as of June 30, 2021 and December 31, 2020, of which 10,000,000 shares are outstanding as of June 30, 2021. As of June 30, 2021 and December 31, 2020, the Company is authorized to issue 5,000,000 shares of Class B Preferred Stock of which 2,000,000 shares are issued and outstanding as of June 30, 2021.

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Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company and does not have conversion, dividend or distribution upon liquidation rights.

Each share of Class B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote to the stockholders of the Company and does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of June 30, 2021. As of December 31, 2020, the Company was authorized to issue 5,000,000,000 shares of $0.001 par value common stock. As of June 30, 2021, and December 31, 2020, the Company had 5,068,524,855 and 3,136,774,861 shares of common stock issued and outstanding, respectively. As of August 31, 2021, there were 6,055,130,705 shares of the Company’s common stock issued and outstanding.

During the six months ended June 30, 2021, the Company issued an aggregate of 21,000,020 shares of its common stock for services with an estimated fair value of $140,900.

During the six months ended June 30, 2021, the Company issued an aggregate of 810,689,880 shares of its common stock, including 153,227,150 related to warrants accounted for as liabilities, in settlement of convertible notes payable, accrued interest of $1,677,373, and reclassified derivative liabilities of $5,975,670 to additional paid in capital in connection with the conversions.

During the six months ended June 30, 2021, the Company issued a net amount of 3,027,031 shares of its common stock in settlement of liabilities with an estimated fair value of $8,623, which included 10,892,411 related to shares to be issued as of December 31, 2020, and the cancellation of 8,755,714 shares for previous settlements, and 890,334 new shares issued for settlement of accounts payable.

During the six months ended June 30, 2021, the Company issued 22,500,000 of its common stock upon the settlement of related party notes payable and accounts payable with an estimated fair value of $141,750.

During the six months ended June 30, 2021, the Company issued 400,000,000 of its common stock upon the exercise of warrants on a cash basis, including warrant liabilities with an estimated value of $63,500.

During the six months ended June 30, 2021, the Company sold 632,597,599 of its common stock for an aggregate value of $1,358,767.

During the six months ended June 30, 2021, the Company issued 41,935,484 of its common stock with a value of $650,000 and will issue an additional 64,621,893 shares for investments with an estimated value of $394,194 related to the ECOX Share Exchange Agreement. The investment balance is $650,000, with a liability of $394,194 included in subscriptions payable related to the value of the additional shares to be issued. The Company recognized a loss of $394,194 related to these additional shares during the three months ended June 30, 2021.

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of June 30, 2021. As of December 31, 2020, the Company was authorized to issue 5,000,000,000 shares of $0.001 par value common stock. As of June 30, 2020 and December 31, 2019, the Company had 469,288,934 and 77,958,081 shares of common stock issued and outstanding, respectively.

During the six months ended June 30, 2020, the Company issued an aggregate of 8,333 shares of its common stock to settle amounts previously accrued with an estimated fair value of $6,700.

During the six months ended June 30, 2020, the Company issued an aggregate of 44,658,333 shares of its common stock for services with an estimated fair value of $542,766.

During the six months ended June 30, 2020, the Company issued an aggregate of 270,547,861 shares of its common stock in settlement of convertible notes payable, accrued interest and embedded derivative liabilities of an aggregate of $1,531,471.

During the six months ended June 30, 2020, the Company issued 21,384,103 of its common stock upon the conversion of related party notes payable with an estimated fair value of $50,613.

During the six months ended June 30, 2020, the Company issued 51,054,214 shares of its common stock upon the exercise of warrants on a cashless basis.

During the six months ended June 30, 2020, the Company issued 3,677,889 shares of its common stock in settlement of a legal case with an estimated fair value of $956,251.

On January 17, 2020, the Company entered into an amendment of an existing convertible promissory note issued to Paladin. The Company authorized the issuance of a warrant to purchase up to 5,750,000 shares of the Company’s common stock, which warrant could be exercised on a cashless basis. This warrant was exercised during the three months ended June 30, 2020.

Options

As of June 30, 2021, , and as of the date of this filing, the Company has no outstanding stock options.

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Warrants

The following table summarizes the stock warrant activity for the three months ended June 30, 2021:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	293,054,702	$0.0011	2.22	$1,023,306
Granted	79,785,156	0.0071	5.00	—
Increase due to reset provision	(9,722,222)	0.004	2.41	—
Exercised	(194,788,035)	0.004	1.66	1,427,826
Outstanding at June 30, 2021	168,329,601	$0.0039	3.49	$503,850
Exercisable at June 30, 2021	168,329,601	$0.0039	3.49	$503,850

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0061 as of June 30, 2021, which would have been received by the option holders had those option holders exercised their options as of that date.

NOTE 10 — FAIR VALUE MEASUREMENT

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

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Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of June 30, 2021 and December 31, 2020, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in Note 3. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 3 are that of volatility and market price of the underlying common stock of the Company.

As of June 30, 2021 and December 31, 2020, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of June 30, 2021 and December 31, 2020, in the amount of $1,904,016 and $4,426,057, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the three months ended June 30, 2021:

Debt Derivative
Balance, January 1, 2021	$4,426,057
Increase resulting from initial issuance of additional convertible notes payable	1,824,340
Decreases resulting from conversion of convertible notes payable	(5,975,670)
Decreases resulting from payoff of convertible notes payable	(649,961)
Loss from change in fair value included in earnings	2,279,250
Balance, June 30, 2021	$1,904,016

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended June 30, 2021, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related   to business meetings and due diligence with respect to acquisition targets and working capital purposes. As of June 30, 2021 and December 31, 2020, the balance due to officers for travel and working capital purposes was $0 and $0, respectively.

As of June 30, 2021 and December 31, 2020, accrued compensation due to officers and executives included as accrued compensation was $9,000 and $79,214, respectively.

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Related party sales contributed $0 and $5,131 to revenues for the three months ended June 30, 2021 and 2020, respectively, while related party sales contributed $0 and $8,303 to revenues for the six months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of the Company’s hempSMART products to the Company’s directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

NOTE 12 – ACQUISITION

On June 29, 2021, the Company, cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and cDistro, Inc., a privately-held Nevada corporation engaged in the hemp and CBD product distribution business (“cDistro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on June 30, 2021, with cDistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Contingent Consideration - Earnout Agreement

In connection to the Merger, the Company and the securityholder of cDistro (the “cDistro Stockholder”) entered into an earnout agreement dated June 29, 2021 (the “Earnout Agreement”), whereby the Company agreed to issue additional shares of its common stock to the cDistro Stockholder as compensation for the Merger conditioned upon the achievement of certain gross revenue milestones. If cDistro meets revenue targets of $600,000 per quarter, up to a total of $2,400,000 of revenue, the Company will issue shares worth $250,000 upon the achievement each quarterly revenue target, with the number of shares to be issued at each payout date calculated based on the lessor of 220,970,059 shares of common stock or a 30% discount to the average close price of the Company’s common stock for the 20-day period immediately preceding the payout date of the earnout. In accordance with ASC 805, the Company accounts for this earnout agreement as contingent consideration based on the number of shares calculated as owed as of each quarter end, with changes in value to be recorded in earnings each reporting period.

Leak-Out Agreement

On June 29, 2021, in connection with the Merger and the Earnout Agreement, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with the Company pursuant to which, among other thing, such stockholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Merger for a period of six months from the date of the Merger.

Employment Agreement

On June 29, 2021, in connection with the Merger, the Company and the Chief Executive Officer of cDistro entered into an employment agreement, pursuant to which that employee will serve as cDistro’s Chief Executive Officer for a three-year term.

The acquisition of cDistro is being accounted for as a business combination under ASC 805. The Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date.

The aggregate preliminary fair value of consideration for the cDistro acquisition was as follows

Amount
Cash, net of cash acquired of $99,393	$250,607
Contingent Consideration - Earnout Agreement	1,000,000
265,164,070 shares of common stock (not issued as of June 30, 2021)	1,617,501
Total preliminary consideration transferred	$2,868,108

During the three months ended June 30, 2021, the Company paid $250,000 of the cash consideration.

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The following information summarizes the preliminary allocation of the fair values assigned to the assets acquired and liabilities assumed at the acquisition date:

Accounts Receivable	$40,291
Inventory	6,746
Other Assets	19,310
Goodwill	2,989,803
Accounts payable	(181,042)
Other accrued liabilities	(7,000)
Net assets acquired	$2,868,108

Unaudited Pro Forma Financial Information

The following table sets forth the pro-forma consolidated results of operations for the three and six months ended June 30, 2021 and 2020 as if the cDistro acquisition occurred on January 1, 2020. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisitions had taken place on the dates noted above, or of results that may occur in the future.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue	$290,196	$152,402	$444,239	$234,221
Operating loss	(1,067,780)	(965,158)	(1,855,860)	(1,357,315)
Net loss	(1,869,775)	(276,742)	(5,532,928)	(2,395,044)
Net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted Average common shares outstanding	5,102,510,297	510,164,598	4,730,796,549	451,015,744

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for materials, and competition.

Business Overview

Plan of Operations – Marijuana Company of America Inc. and subsidiaries is a publicly listed company quoted on OTC Markets OTCQB Tier under the symbol “MCOA”. We are based in Escondido, California. The Company operates two distinct and separate business divisions related to its three wholly owned subsidiaries, H Smart, Inc., MCOA CA, Inc, and Hempsmart, Ltd., a corporation formed and operating in the United Kingdom. Our business develops, manufactures, markets and sells non-psychoactive industrial hemp, and hemp-derived consumer products containing cannabinoids (hereafter referred to as “CBD”), with a THC content of less than 0.03%. Our business includes the research and development of (1) varieties of various species of hemp; (2) beneficial uses of hemp and hemp derivatives; (3) indoor and outdoor cultivation methods for hemp; (4) technology used for cultivation and harvesting of different species of hemp, including but not limited to lighting, venting, irrigation, hydroponics, nutrients and soil; (5) different species of industrial hemp derived CBD, and the possible health benefits thereof; and, (6) new and improved methods of hemp CBD extraction omitting or eliminating the delta-9 THC molecule. As part of our hemp related business, we entered into joint ventures to develop and grow, cultivate and harvest hemp in Scio, Oregon and are joint venture partners in a hemp research and development project in New Brunswick, Canada.

Our consumer products containing hemp and CBD are sold through our wholly owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our web site, and through our affiliate marketing program, where qualified sales affiliates use a secure multi-level-marketing sales software program that facilitates order placement over the internet via a web site, and accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates and calculates and accounts for loyalty and rewards benefits for returning customers. We also retained a full-service marketing company that uses a multi-channel transactional marketing campaign focused on digital advertising, infographics, content marketing, customer incentives and acquisition, a broad social media presence, as well as search engine marketing and optimization that includes comprehensive research and analytics and order fulfillment in order to boost direct sales.

Overview

We are focused on the research and development of (i) various species of hemp; (ii) beneficial uses of hemp and hemp derivatives; (iii) indoor and outdoor cultivation methods for hemp; (iv) technology used for cultivation and harvesting of different species of hemp, including, but not limited to, lighting, venting, irrigation, hydroponics, nutrients and soil; (v) different industrial hemp derived cannabinoids (“CBD”) and the possible health benefits thereof; and (vi) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

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Specifically, we develop and sell consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™” through our wholly-owned subsidiary, H Smart, Inc. In addition, we provide consulting services to licensed cannabis and/or hemp operators with respect to financial accounting and bookkeeping and real property management. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

Our Products

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary H Smart, Inc. under the brand name hempSMART™. Our current hempSMART™ products offerings include the following:

•	hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support the brain.
•	hempSMART Pain™ capsules formulated with 10mg of full spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, are intended to deliver an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.
•	hempSMART Pain Cream™ each container is formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, cannabigerol, also known as CBG, and a broad range of terpenes. Our proprietary blend of Ayurvedic herbs along with menthol, cayenne pepper extract, rosemary oil, aloe gel, white willow bark, arnica, wintergreen extract and tea tree oil, is intended to provide an immediate cooling and soothing sensation. This topical product is formulated to help reduce minor discomfort and promote muscle relaxation on the areas to which it is applied.
•	hempSMART Drops™ full spectrum hemp CBD oil tincture drops available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors (lemon, mint, orange and strawberry). These drops are free of the THC isolate.
•	hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.
•	hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp with a unique blend of Ayurvedic herbs and botanicals. This facial moisturizer is designed to refresh, replenish and restore skin, providing long lasting hydration and balance.
•	hempSMART Drink Mix, an industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any beverage of preference.

cDistro, Inc. – Our CBD Wholesale Distributor Business

cDistro, Inc. Acquisition

On June 29, 2021 (the “Effective Date”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with cDistro Merger Sub, Inc., our wholly-owned subsidiary (“Merger Sub”), and cDistro, Inc., a company engaged in the hemp and CBD product distribution business (“cDistro”). Pursuant to the terms of the Merger Agreement, on June 30, 2021 (the “Merger Effective Date”), Merger Sub merged with and into cDistro, with cDistro surviving the merger as our wholly-owned subsidiary (the “Merger”).

In connection with the Merger Agreement, on the Effective Date, we entered into an earnout agreement (the “Earnout Agreement”) with the sole securityholder of cDistro (the “cDistro Stockholder”) pursuant to which we agreed to issue additional shares of our common stock to the cDistro Stockholder conditioned upon the achievement of certain revenue milestones. Furthermore, on the Effective Date, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with us pursuant to which, among other thing, the cDistro Stockholder agreed to certain restrictions regarding the resale of our shares of common stock issued and to be issued pursuant to the Merger Agreement for a period of six months from the Effective Date. In addition, on the Effective Date, in connection with the Merger Agreement, we entered into a stock purchase agreement with cDistro pursuant to which purchased 350,000 shares of cDistro common stock at the price of $1.00 per share.

At the Merger Effective Date, all outstanding shares of common stock of cDistro were converted into the right to receive 265,164,070 shares of our common stock. In addition, we may be required to issue up to an additional 220,970,059 shares of our common stock pursuant to the Earnout Agreement.

cDistro Business Overview

At its website www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. Founded in Florida in 2020 by Ronald P. Russo, Jr., cDistro distributes a catalog of eight unique product lines currently being sold to over 250 customers. Through our acquisition of cDistro, we believe MCOA is positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

Our Consulting Services

In addition to selling our hempSMART™ products, we also provide certain services to licensed cannabis and/or hemp operators. Our services include the following:

Financial Accounting and Bookkeeping

We provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices.

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Real Property Management Consulting

Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use and who are searching for real property to conduct operations.

We have not yet entered into any engagements for such services and have not generated any revenue related to such services.

cDistro Acquisition

On June 29, 2021, we acquired cDistro, Inc. which is engaged in the hemp and CBD product distribution business. Specifically, cDistro distributes high quality hemp-derived cannabinoid products on its website, www.cdistro.com.cDistro (retail services/wholesale pricing) offers the CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. We work exclusively with select manufacturers to deliver retail service at wholesale.

Current Joint Ventures and Investments

Joint Ventures in Brazil and Uruguay

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, we entered into a joint venture agreement with Cannabis Global, Inc. (“Cannabis Global”) pursuant to which we will invest up to $250,000 into a newly formed entity (“MCOA Lynwood”) and Cannabis Global, through Natural Plant Extracts of California, Inc., an entity in which Cannabis Global owns a majority interest, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. As of June 30, 2021, we have invested $158,000.

Share Exchange

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, we and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

Joint Venture Subject to Ongoing Dispute

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc. (“Bougainville”) to, among other things, engage in the development and promotion of products in the legalized cannabis industry in Washington State. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds and that Bougainville misrepresented certain material facts in the joint venture agreement. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court. See Part II, Item 1 - Legal Proceedings.

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Results of Operations

Three Months Ended June 30, 2021 Compared to Three Months Ended June 30, 2020

Revenues

Total revenues for the three months ended June 30, 2021 and 2020, were $16,880 and $82,958, respectively, a decrease of $66,078. This decrease is attributable to our new eCommerce sales platform as well as the slowing of the general market demand for our products and services due to the COVID-19 pandemic. Changes to our sales strategy include the rebranding of hempSMART’s products.

The following table identifies a comparison of our sales of products during the three months ended June 30, 2021 and 2020, respectively:

Products	June 30, 2021	June 30, 2020
Body Lotion	$403	$1,297
Brain	270	9,558
Drink Mix	24	2,052
Drops	10,352	38,908
Face Moisturizer	89	6,436
Pain Capsules & cDistro products (2021 only)	342	2,548
Pain Cream	4,668	17,058
Pet Drops	732	5,101
Totals	$16,880	$82,958

Related Party Sales

Related party sales contributed $0 and $5,131 to revenues for the three months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping, and direct labor costs directly attributable to our hempSMART products. For the three months ended June 30, 2021 and 2020, our total costs of sales were $3,301 and $39,187, respectively, a decrease of $35,886. The decrease in costs of sales is due to a decline in sales as a result of the COVID-19 pandemic.

Gross Profit

For the three months ended June 30, 2021 and 2020, gross profit was $13,579 and $43,771, respectively, a decrease of $30,192. This decrease was primarily attributed to new pricing and promotions associated with our sales restructuring and new sales strategies, along with the effects of the COVID-19 pandemic during the three months ended June 30, 2021. As a result, the gross margins were 80.4% and 56.2% for the three months ended June 30, 2021 and 2020, respectively.

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Selling and Marketing Expenses

For the three months ended June 30, 2021 and 2020, selling and marketing expenses were $155,212 and $74,212, respectively, an increase of $81,014. The increase is due primarily to the effects of the restructuring of our sales team and new sales strategies deployed during the three months ended June 30, 2021, as compared to June 30, 2020. These increases were mainly attributable to advertising/promotions of $33,769 and digital media of $47,245. The changes to the sales strategy implemented during the quarter ended June 30, 2021 included rebranding of hempSMART’s products.

Payroll and Related Expenses

For the three months ended June 30, 2021 and 2020, payroll and related expenses were $132,257 and $95,644, respectively, an increase of $36,613. This increase is attributed to an increase in headcount during the three months ended June 30, 2021, as compared to June 30, 2020.

Stock-based Compensation

For the three months ended June 30, 2021 and 2020, stock-based compensation was $139,000 and $536,452, respectively, a decrease of $397,452. This decrease was due to less shares issued to our officers and vendors during the three months ended June 30, 2021, as our cash position was higher as compared to the three-month period ended June 30, 2020.

General and Administrative Expenses

General and administrative expenses increased to $611,970 for the three months ended June 30, 2021 as compared to $211,116 for the three months ended June 30, 2020. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The increase of $400,854 during the three months ended June 30, 2021 is primarily attributed to increased legal fees of $162,510 related to acquisition costs and SEC filings, $87,901 for investor relations as we expanded our investor/stockholder communications, $24,750 in additional audit fees related to potential acquisition projects, $18,843 in director and officer liability insurance as rates were increased during the period due to cannabis industry risk assessments, $36,688 in travel attributed to investor and marketing events, as well as our events, $16,818 in bank fees due to wire transfers relating to payments to an investor, marketing and operation vendors, $10,000 in board fees as directors were paid in cash instead of stock, $9,527 in research and development expenses related to development of future products and $19,729 in shipping costs related to implementation and transfer of inventory to our outsourced logistics warehouse in the United States and Europe.

Gain on Change in Fair Value of Derivative Liabilities

During the three months ended June 30, 2021 and 2020, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to adjust to reflect the fair value of the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in gains of $696,729 and $1,572,964 change in fair value of derivative liabilities for the three months ended June 30, 2021 and 2020, respectively.

Loss on Equity Investment

During the three months ended June 31, 2021 and 2020, we adjusted the carrying value of our investment for our pro rata share of equity investment of $394,194 and $7,048, respectively.

Loss on Settlement of Debt

During the three months ended June 30, 2021 and 2020, we realized a loss on settlement of debt of $96,750 and $0, respectively.

Interest Expense

Interest expense during the three months ended June 30, 2021 was $891,783 compared to $881,945 for the three months ended June 30, 2020. Interest expense primarily consists of interest incurred on our convertible and non-convertible debt. The debt discounts amortization incurred during the three months ended June 30, 2021 and 2020 was $433,073 and $592,338, respectively.

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Net Loss

Our net loss for the three months ended June 30, 2021 and 2020 was $1,828,117 and $186,819, respectively, an increase of $1,641,298. The net loss of $1,828,117 for the three months ended June 30, 2021 represents 10,830% of total revenues for the period. The net loss of $186,819 for the three months ended June 30, 2020, represents 225.2% of total revenues for the period.

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

Revenues

Total revenues for the six months ended June 30, 2021 and 2020 were $51,810 and $164,777, respectively, a decrease of $112,967. The decrease in total revenues of hempSMART™ products was due to the decrease in volume of sales as a result of the COVID-19 pandemic and our new eCommerce sales platform.

The following table identifies our product offerings and the revenues related to these products for the six months ended June 30, 2021 and 2020, respectively:

Products	June 30, 2021	June 30, 2020
Body Lotion	$1,067	$2,452
Brain	361	19,674
Drink Mix	167	2,052
Drops	29,716	86,132
Face Moisturizer	2,793	7,309
Pain Capsules & cDistro products (2021 only)	343	3,646
Pain Cream	16,423	31,906
Pet Drops	940	11,606
Totals	$51,810	$164,777

Related Party Sales

Related party sales contributed $0 and $8,303 to revenues for the six months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales, include the costs of product development, manufacturing, testing, packaging, storage and sale. For the six months ended June 30, 2021 and 2020, costs of sales were $28,481 and $73,392, respectively, a decrease of $44,911. The decrease was a result of decreased growth in the marketing and selling of our hempSMART™ products.

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Gross Profit

For the six months ended June 30, 2021 and 2020, gross profit was $23,329 and $91,385, respectively, a decrease of $68,056. This decrease was primarily attributed to our new sales platform and new   sales pricing and promotions, along with the effects of the COVID-19 pandemic during the six months ended June 30, 2021. As a result, our gross margins were 45.0% and 58.4% for the six months ended June 30, 2021 and 2020, respectively.

Selling and Marketing Expenses

For the six months ended June 30, 2021 and 2020, selling and marketing expenses were $262,761 and $200,667, respectively, an increase of $62,094. This increase was attributed to our investment in social media advertising in support of our new eCommerce program promoting our rebranded hempSMART products.

Payroll and Related Expenses

For the six months ended June 30, 2021 and 2020, payroll and related expenses was $270,402 and $196,843, respectively, an increase of $73,559. This increase is attributed to additional head counts created during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.

Stock-based Compensation

For the six months ended June 30, 2021 and 2020, stock-based compensation was $158,900 and $542,767, respectively, a decrease of $383,867. This decrease is attributed to our improved cash position during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.

General and Administrative Expenses

General and administrative expenses increased to $1,137,652 for the six months ended June 30, 2021 compared to $415,172 for the six months ended June 30, 2020. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The increase of $722,480 during six months ended June 30, 2021 were primarily attributed to $23,016 in bank fees related to wire transfer fees, $46,000 in board of director fees due to renegotiated rates during the six months ended June 30, 2021, $114,132 in consulting fees related to services for medical advisory and strategic planning, $41,550 of additional fees paid for director and officer liability insurance as rates were increased dramatically by insurance carriers due to cannabis industry risk assessments, $149,720 more in investor relations during the six months ended June 30, 2021 as we expanded our investor/stockholder communications, $297,469 of additional legal consulting fees which were related to various lawsuits, SEC filings and international work related to the formation of our new subsidiaries in Brazil and Uruguay.

Loss/Gain on Change in Fair Value of Derivative Liabilities

During the six months ended June 30, 2021 and 2020, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to adjust to the fair value of the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in a loss of $1,629,289 and a gain of $1,142,272 change in fair value of derivative liabilities for the six months ended June 30, 2021 and 2020, respectively.

Loss on Equity Investment

During the six months ended June 30, 2021 and 2020, we adjusted the carrying value of our investment for our pro rata share of equity investment of $394,194 and $133,893, respectively.

Loss/Gain on Settlement of Debt

During the six months ended June 30, 2021 and 2020, we realized a loss on settlement of debt of $164,977 and a gain of $3,409, respectively. These were related to the payoffs of settlement agreements made in the ordinary course of our business during the six months ended June 30, 2021 and 2020, respectively.

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Interest Expense

Interest expense during the six months ended June 30, 2021 and 2020 was $1,992,745 and $1,772,096, respectively. Interest expense primarily consists of interest incurred on our convertible and non-convertible debt. The debt discounts amortization during the six months ended June 30, 2021 and 2020 was $744,783 and $1,028,931, respectively.

Net Loss

Our net loss for the six months ended June 30, 2021 and 2020 was $5,486,107 and $2,305,121, respectively, an increase of $3,180,986. The net loss of $5,486,107 for the six months ended June 30, 2021 represents 10,589% of total revenues for the period. The net loss of $2,305,121 for the six months ended June 30, 2020, represents 1,390% of total revenues for the period.

Liquidity and Capital Resources

We have generated a net loss from continuing operations for the six months ended June 30, 2021 of $5,486,107 and used $1,841,640 cash for operations. As of June 30, 2021, we had total assets of $6,605,409, which short-term investments of $743,200, inventory of $203,898, and other current assets of $93,830. The other current assets consisted of $93,830 in advances to our new Brazilian operations, a $12,500 non-trade receivable due from a brokerage firm and advance payments to vendors.

During the six months ended June 30, 2021 and 2020, we met our capital requirements through a combination of loans, sales of equity and convertible debt instruments; however, we will need to secure additional external funding in order to continue our operations. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of notes payable of $1,508,250 and sale of our common stock for gross proceeds of $1,358,767 for the six months ended June 30, 2021 as compared to an increase in proceeds from the issuance of note payables of $442,000 and a government loan due to COVID-19 of $35,500 for the six months ended June 30, 2020. Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. However, we may be unable to raise additional funds when needed on favorable terms, or at all, which may have a negative impact on our financial condition and could force us to curtail or cease our operations.

Cash Flows from Operating Activities

For the six months ended June 30, 2021, we used cash in operating activities of $1,841,640. For the six months ended June 30, 2020, we used cash in operating activities of $669,005. This decrease of $1,172,635 is due primarily to loss for the period which was offset by stock-based compensation and continued implementation of our business plans, operations, management, personnel and professional services.

Cash Flows from Investing Activities

During the six months ended June 30, 2021, we used $289,439 in investing activities related to purchase of equipment and property of $107,934, $30,898 to establish a joint venture and $150,607 in the acquisition of a new business. During the six months ended June 30, 2020, we used $1,271 related to our purchase of property and equipment.

Cash Flows from Financing Activities

During the six months ended June 30, 2021, cash provided by financing activities was $2,236,387 as a result of our receipts of funds from the issuance of notes payable of $1,508,250 and sale of our common stock of $1,358,767, along with repayments of notes payable of $610,630 and repayments of related party notes of $20,000. During the six months ended June 30, 2020, cash provided by financing activities was $477,500 as a result of our receipt of funds from the issuance of notes payable of $442,000 and a government loan due to COVID-19 of $35,500.

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Our business plans have not generated significant revenues and as of the date of this filing are not sufficient to generate adequate amounts of cash to meet our needs for cash. Our primary source of operating funds in 2021 and 2020 has been proceeds from the sale of our common stock and the issuance of convertible debt and non-convertible debt. We have experienced net losses from operations since inception, but expect these conditions to improve in 2021 and beyond as we develop direct sales and marketing programs. We had stockholders' deficiencies at June 30, 2021 and require additional financing to fund future operations. As of the date of this filing, and due to the early stages of operations, we have insufficient sales data to evaluate the amounts and certainties of cash flows, as well as whether there has been material variability in historical cash flows.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and debt. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off Balance Sheet Arrangements; Commitments and Contractual Obligations

As of June 30, 2021, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources nor did we have any commitments or contractual obligations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the condensed consolidated financial statements describes the significant accounting policies and methods used in the preparation of the condensed consolidated financial statements. Estimates are used for, among other things, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the condensed consolidated financial statements.

Stock-Based Compensation

We account for employee and non-employee compensation in accordance with Accounting Standards Codification 718-10-30 of the Financial Accounting Standards Board. See Note 3 - “Summary of Significant Accounting Policies” set forth in our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is set forth in Note 3 to the condensed consolidated financial statements included elsewhere in this Quarterly Report.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to opt out of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.

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Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain exemptions, including, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

COVID-19:

The COVID-19 global pandemic has been unprecedented and unpredictable and is likely to continue to result in significant national and global economic disruption, which may adversely affect our business. Based on the Company’s current assessment, however, the Company does not expect any material impact on its long-term strategic plans, its operations, or its liquidity due to the worldwide spread of COVID-19. However, the Company is actively monitoring this situation and the possible effects on its financial condition, liquidity, operations, suppliers, and industry.

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The following table indicates the amount of impairments recorded by the Company quarter to quarter for investment activity quarter to quarter related to its joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2021

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$—	$—			$—		$—	$—	$—			$—		$—

Investments made during 2017	3,049,275	10,775			100,000		250,000	1,188,500	1,500,000			—		—

Quarter 03-31-17 equity method Loss	—											—

Quarter 06-30-17 equity method Loss	—											—

Quarter 09-30-17 equity method Loss	(375,000)							(375,000)				—

Quarter 12-31-17 equity method accounting	313,702							313,702				—

Impairment of Investment in 2017	(2,292,500)	—						(792,500)	(1,500,000)			—		—
Balances as of 12/31/17	$695,477.00	$10,775.00	$—	$—	$100,000.00	$—	$250,000.00	$334,702.00	$—	$—	$—	$—	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during 2018	986,654	986,654										—

Quarter 03-31-18 equity method Loss	(37,673)							(37,673)				—

Quarter 06-30-18 equity method Loss	(11,043)							(11,043)				—

Quarter 09-30-18 equity method Loss	(10,422)				(10,422)							—

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)			—							—

Moneytrac investment reclassified to Short-Term investments	(250,000)						(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	—											560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)			(89,578)			(285,986)				—
Balance @12-31-18	$408,077	$408,077	$—	$—	$—	$—	$—	$—	$—	$—	$—	$810,000	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19												(135,000)		$(135,000)

Balance @03-31-19	$477,576	$477,576	$—	$—	$—	$—	$—	$—	$—	$—	$—	$675,000	$—	$(135,000)

Investments made during quarter ended 06-30-19	$3,157,234	$83,646								$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	($141,870)								$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$—											(150,000)		$(150,000)

Balance @06-30-19	$3,463,526	$419,352	$—	$—	$—	$—	$—	$—	$—	$2,993,709	$50,465	$525,000	$—	$(285,000)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789								$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19												$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$—											(362,625)		$(362,625)

Balance @09-30-19	$3,772,652	$682,141	$—	$—	$—	$—	$—	$—	$—	$2,898,722	$191,789	$120,708	$—	$(689,292)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414									$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)								$(23,865)	$(79,079)

Reversal of Equity method Loss for 2019	$272,285									$125,143	$147,142

Impairment of investment in 2019	$(3,175,420)	$(869,335)								$(2,306,085)	$—

Loss on disposition of investment	$(389,664)										$(389,664)

Sale of trading securities during quarter ended 12-31-19	$—											$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$—											(75,545)		$(75,545)
Balance @12-31-19	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$27,403	$—	$(782,597)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19												(13,945)		$(13,945)
Balance @03-31-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$13,458	$—	$(796,542)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20												(13,458)		$(13,458)
Balance @06-30-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$—	$0	$(810,000)

Global Hemp Group trading securities issued	650,000		$650,000									$185,000	$185,000

Investment in Cannabis Global	—

Balance @09-30-20	$1,343,915	$—	$650,000	$—	$—	$—	$—	$—	$—	$693,915	$—	$185,000	$185,000	$(810,000)

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020												$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$—	$858,086	$—	$—	$—	$—	$—	$—	$693,915	$—	$239,064	$239,064	$(810,000)

Investment in ECOX	650,000			$650,000								$620,133	$620,133

Balance @03-31-21	$2,202,001	$—	$858,086	$650,000	$—	$—	$—	$—	$—	$693,915	$0	$859,197	$859,197	$(810,000)

Investments made during quarter ended 06-30-21	30,898					$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021												$(115,997)	$(115,997)

Balance @06-30-21	$2,232,899	$—	$858,086	$650,000	$—	$30,898	$—	$—	$—	$693,915	$—	$743,200	$743,200	$(810,000)

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	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	-	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	-	-	-	-	-	-	-	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company engaged L&L CPAs to audit its financial statements in 2016. Since that time, there were no disagreements (as defined in Item 304(a)(1)(4) of Regulation S-K) with L&L CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of L&L CPAs, would have caused L&L CPAs to make reference on the subject matter of the disagreements in its reports.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of December 31, 2020.

Name	Principal Occupation	Age	Director Since
Edward Manolos	Director	46	2019
Jesus Quintero	Director, Chairman of the Board, CEO, CFO	59	2019
Marco Guerrero	Director	48	2020
Tad Mailander	Independent Director	65	2021

Jesus Quintero, Director. From January, 2013 to September, 2014, Mr. Quintero served as the Chief Financial Officer of Brazil Interactive Media, Inc. and Mass Roots, Inc. (OTC: MSRT). Mr. Quintero resigned as CFO for Mass Roots Inc. (OTC: MSRT ) on March 29, 2021. From 2011 to the present, Mr. Quintero has served as a financial consultant to several multi-million dollar businesses in South Florida. He has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc. (NYSE: AVT), Latin Node, Inc., Globetel Communications Corp. (AMEX: GTE) and Telefonica of Spain. His prior experience also includes tenure with Price Waterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant.

Edward Manolos, Director. Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind.

Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocen Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida.

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Mr. Manolos has provided consulting services to several companies and has helped them obtain marijuana retail and production licenses in California and Washington, including Cannabis Strategic Ventures (OTC: NUGS). He graduated from the University of California Riverside with a double major in Computer Science and Business Management. Mr. Manolos also serves as a director of Cannabis Global Inc. (OTC: MCTC).

Marco Guerrero, Director. Mr. Guerrero holds a bachelor’s degree in business administration and a post graduate degree in Controllership from Instituto Presbiteriano Mackenzie, in Brazil. He studied in the UK and worked for several years in the USA in partnership with reinsurance agents. He is a professional executive with more than 20 years of experience in insurance and reinsurance. He is the co-founder of Truster Brasil, a reputable reinsurance company specializing in Latin America and the Caribbean.

Tad Mailander, Independent Director. Mr. Mailander serves as independent director. Mr. Mailander is an attorney licensed to practice before all of the Courts in the State of California. Mr. Mailander has been in practice since 1991 and is a member of the State Bar of California, the bars of the United States District Court for the Southern District of California, and the United States Court of Appeal for the Ninth Circuit.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer, chief development officer, chief operating officer and chief technology officer. The following table sets forth information regarding our executive officers as of December 31, 2020.

Name	Principal Occupation	Age	Officer Since
Jesus Quintero(1)	CEO, Treasurer	59	2019
Jesus Quintero	CFO	59	2018

Jesus Quintero’s biographical summary is included under “Our Board of Directors.” We appointed Mr. Quintero CEO and Treasurer on December 6, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of such forms furnished to us, we believe that all filing requirements applicable to our other executive officers, directors and greater than 10% stockholders during the fiscal year ended December 31, 2020 were satisfied.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Jesus Quintero	2020	119,658	—	273,113	—	—	392,771
Principal Financial Officer, Principal Executive Officer(1)	2019	46,500	$2,500	262,333	—	—	311,333

(1) The Company appointed Jesus Quintero CFO on August 31, 2018 and CEO on December 6, 2019.

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Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Outstanding Equity Awards at December 31, 2020

As of December 31, 2020, no stock-based compensation awards to any of our named executive officers were outstanding.

Compensation of Directors

The following table sets forth information concerning the compensation earned during 2020 by each individual who served as a non-employee director at any time during the fiscal year:

2020 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Edward Manolos	20,000	356,833	376,833
Jesus Quintero	38,220	273,113	311 ,333

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2020 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
Named Executive Officers and Directors:
Jesus Quintero	12,670,853	*
Edward Manolos	6,100,000	*
Robert Coale(4)	1,683,333	*
Themistocles Psomiadis(5)	13,431,632	*
Marco Guerrero(6)	107,507	*
All executive officers and directors as a group (5 persons)	33,993,325

*Denotes less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Readers should refer to the table below for disclosures of the ownership of Preferred Class “A” shares which carry separate voting rights and preferences.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

(3)	Calculated on the basis of 3,136,774,861 shares of common stock outstanding as of December 31, 2020, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after December 31, 2020.

(4)	Mr. Coale resigned as director on March 30, 2020.

(5)	Mr. Psomiadis was appointed director on April 2, 2020 and resigned on December 4, 2020.

(6)	Mr. Guerrero was appointed director on June 12, 2020.

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The following table sets forth information known to us regarding the beneficial ownership of our Class “A” preferred common stock as of December 31, 2020.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Class “A” Preferred Stock	Jesus Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	6,666,666	72.22%
Class “B” Preferred Stock	Jesus Quintero 16860 Southwest 1st Street Pembroke Pines, FL 33027	2,000,000	100%
Class “A” Preferred Stock	Edward Manolos 1100 Wilshire Boulevard #2808 Los Angeles CA 90017	3,333,333	27.78%

(1)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Class “A” preferred common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The holders of the Class “A” Preferred Stock shall vote for the election of directors, and shall have full voting rights, except that each Class “A” Preferred share shall entitle the holder to exercise one hundred (100) votes for each one (1) Class A Preferred Share held. By virtue of his ownership of 6,666,666 shares of Class “A” Preferred Common Stock, Mr. Jesus Quintero beneficially owns in excess of 50% of the votes eligible to be cast on any decision regarding corporate actions under Utah law that are assigned to a vote of the stockholders, including but not limited to: (i) the sale of all or substantially all of its property; (ii) the election of directors; (iii) dissolving the corporation; (iv) amending the articles of incorporation; and, (v) approving a merger or consolidation. The beneficial owners of the Class “A” Preferred Stock vote with the common stockholders and the designated preferences cannot be modified but for a majority vote of the common shares eligible to vote as a class.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	—

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Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock, warrants and stock options at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Certain Relationships and Related Transactions

The Company’s current officers and stockholders advanced funds to the Company for travel related   to business meetings and due diligence with respect to acquisition targets and working capital purposes. As of June 30, 2021 and December 31, 2020, the balance due to officers for travel and working capital purposes was $0 and $0, respectively.

As of June 30, 2021 and December 31, 2020, accrued compensation due to officers and executives included as accrued compensation was $9,000 and $79,214, respectively.

Related party sales contributed $0 and $5,131 to revenues for the three months ended June 30, 2021 and 2020, respectively, while related party sales contributed $0 and $8,303 to revenues for the six months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of the Company’s hempSMART products to the Company’s directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Director Independence

We currently act with four directors on our board of directors, consisting of Jesus M. Quintero, Edward Manolos, Marco Guerrero and Tad Mailander. Under NASDAQ Rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors: Edward Manolos and Tad Mailander.

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Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

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The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Marijuana Company of America, Inc.

300,000,000 Shares of Common Stock

Prospectus

August 31, 2021

Part II

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$607.97

Accounting fees and expenses	$1,000

Legal fees and expenses	$5,000

Miscellaneous fees and expenses	$0

Total	$6,607.97

Indemnification of Directors and Officers

Utah Statutes

Except as otherwise provided in the Utah Revised Business Corporation Act (URBCA), a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

•	His conduct was in good faith.

•	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.

•	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

•	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.

•	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

•	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.

•	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

•	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.

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•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.

•	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Company Articles and By Laws.

Article III, Section 6 of the Company’s By Laws provides that The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under the provisions of subsection (a) or (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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For purposes of this indemnity, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was sewing at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Recent Sales of Unregistered Securities

During the six months ended June 30, 2020, and as of the filing date, the Company made the following sales of unregistered equity securities:

On January 8, 2020, the Company issued 542,005 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 8, 2020, the Company issued 1,388,013 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 17, 2020, the Company issued 3,666,666 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On January 17, 2020, the Company issued 1,003,344 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 21, 2020, the Company issued 857,860 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 21, 2020, the Company issued 3,034,306 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 24, 2020, the Company issued 3,032,371 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On February 7, 2020, the Company issued 420,000 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 24, 2020, the Company issued 896,861 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On February 25, 2020, the Company issued 909,091 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On February 26, 2020, the Company issued 1,436,813 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 10, 2020, the Company issued 3,667,889 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 17, 2020, the Company issued 1,492,537 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 18, 2020, the Company issued 1,492,537 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On March 19, 2020, the Company issued 2,132,653 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 19, 2020, the Company issued 3,955,323 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 24, 2020, the Company issued 8,211,144 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On March 25, 2020, the Company issued 4,318,187 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 14, 2020, the Company issued 1,900,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On April 20, 2020, the Company issued 2,000,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 22, 2020, the Company issued 2,100,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 23, 2020, the Company issued 8,108,507 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 24, 2020, the Company issued 2,200,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

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On April 24, 2020, the Company issued 9,511,000 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 27, 2020, the Company issued 2,400,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 28, 2020, the Company issued 9,511,000 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On April 29, 2020, the Company issued 3,000,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-9

On April 29, 2020, the Company issued 8,798,170 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 6, 2020, the Company issued 7,000,000 common shares to Crown Bridge Partners (“Crown”). The issuance to Crown was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 6, 2020, the Company issued 5,553,850 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 7, 2020, the Company issued 5,009,885 common shares to Paladin Advisors, LLC (“Paladin”). The issuance to Paladin was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Paladin was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Paladin full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Paladin acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-10

On May 8, 2020, the Company issued 8,744,867 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 18, 2020, the Company issued 11,740,217 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 21, 2020, the Company issued 12,926,193 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On May 26, 2020, the Company issued 14,123,038 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-11

On May 28, 2020, the Company issued 15,309,377 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 3, 2020, the Company issued 16,517,455 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 8, 2020, the Company issued 7,877,532 common shares to Odyssey Capital Fund (“Odyssey”). The issuance to Odyssey was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Odyssey was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Odyssey full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Odyssey acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On June 11, 2020, the Company issued 24,140,241 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-12

On June 30, 2020, the Company issued 43,994,721 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 2, 2020, the Company issued 43,994,721 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 7, 2020, the Company issued 10,416,667 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 8, 2020, the Company issued 9,714,032 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-13

On July 8, 2020, the Company issued 8,333,333 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 9, 2020, the Company issued 6,913,043 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 15, 2020, the Company issued 25,000,000 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 20, 2020, the Company issued 1,785,714 common shares to David Hexter (“Hexter”). The issuance to Hexter was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hexter is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hexter full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hexter acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-14

On July 20, 2020, the Company issued 21,959,447 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 23, 2020, the Company issued 12,250733 common shares to BHP Capital NY, Inc. (“BHP”). The issuance to BHP was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. BHP was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to BHP full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. BHP acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 24, 2020, the Company issued 8,216,696 common shares to GW Holdings Group, LLC, a New York limited liability company (“GW”). The issuance to GW was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GW was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GW full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GW acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 27, 2020, the Company issued 16,702,305 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-15

On July 27, 2020, the Company issued 21,030,617 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 57,603,687 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 15,036,231 common shares to Jefferson Capital, LLC (“Jefferson Capital”). The issuance to Jefferson Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 27, 2020, the Company issued 16,702,305 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-16

On July 27, 2020, the Company issued 21,030,617 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 57,603,687 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 15,036,231 common shares to Jefferson Capital, LLC (“Jefferson Capital”). The issuance to Jefferson Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 19,128,449 common shares to GW Holdings Group, LLC, a New York limited liability company (“GW”). The issuance to GW was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GW was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GW full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GW acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-17

On July 28, 2020, the Company issued 17,504,341 common shares to BHP Capital NY, Inc. (“BHP”). The issuance to BHP was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. BHP was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to BHP full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. BHP acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 28, 2020, the Company issued 10,000,000 common shares to Themistocles Psomiadis. (“Psomiadis”). The issuance to Psomiadis was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Psomiadis was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Psomiadis full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Psomiadis acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On July 30, 2020, the Company issued 7,500,000 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 4, 2020, the Company issued 25,519,204 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-18

On August 4, 2020, the Company issued 22,501,222 common shares to Jefferson Capital, LLC (“Jefferson Capital”). The issuance to Jefferson Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Jefferson Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Jefferson Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Jefferson Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 5, 2020, the Company issued 25,510,204 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 5, 2020, the Company issued 46,666,667 common shares to Natural Plant Extract of California, Inc. (“NPE”). The issuance to NPE was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. NPE was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to NPE full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. NPE acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 6, 2020, the Company issued 34,673,913 common shares to Power Up Lending (“Power Up”). The issuance to Power Up was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Power Up was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Power Up full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Power Up acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-19

On August 6, 2020, the Company issued 85,227,273 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 10, 2020, the Company issued 30,876,821 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 10, 2020, the Company issued 12,500,000 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 10, 2020, the Company issued 27,747,553 common shares to GW Holdings Group, LLC, a New York limited liability company (“GW”). The issuance to GW was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GW was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GW full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GW acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-20

On August 11, 2020, the Company issued 23,081,373 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 11, 2020, the Company issued 15,000,000 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 11, 2020, the Company issued 99,132,590 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 12, 2020, the Company issued 44,694,444 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-21

On August 18, 2020, the Company issued 63,333,815 common shares to White Lion (“White Lion”). The issuance to White Lion was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. White Lion was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to White Lion full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. White Lion acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 20, 2020, the Company issued 19,313,512 common shares to GS Capital Partners LLC (“GS Capital”). The issuance to GS Capital was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. GS Capital was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to GS Capital full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. GS Capital acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 25, 2020, the Company issued 18,793,103 common shares to Crown Bridge Partners LLC (“Crown Bridge”). The issuance to Crown Bridge was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Crown Bridge was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Crown Bridge full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Crown Bridge acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 25, 2020, the Company issued 33,930,591 common shares to Robert Hymers (“Hymers”). The issuance to Hymers was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Hymers is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Hymers full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Hymers acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

II-22

On August 26, 2020, the Company issued 63,679,032 common shares to White Lion (“White Lion”). The issuance to White Lion was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. White Lion was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to White Lion full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. White Lion acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On August 31, 2020, the Company issued 6,615,954 common shares to Donald J. Steinberg (“Steinberg”). The issuance to Steinberg was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. Steinberg is an affiliate of the Company, was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to Mr. Steinberg full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Steinberg acquired the restricted common stock for his own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On September 1, 2020, the Company issued 129,870,130 common shares to St. George Investments, LLC (“St. George”). The issuance to St. George was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the restricted stock. St. George was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning its qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to St. George full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. St. George acquired the restricted common stock for its own account, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

During the quarter ended June 30, 2021, the Company issued the following securities:

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On April 1, 2021, the Company issued 56,883,314 shares of its common stock upon the conversion of a convertible note.

On April 22, 2021, the Company issued 20,000,000 shares of its common stock to the Company’s Chief Executive Officer as consideration for services.

On June 9, 2021, the Company issued 8,445,314 shares of its common stock upon the conversion of a convertible note.

On June 9, 2021, the Company issued 84,456,280 shares of its common stock upon the conversion of a convertible note.

On June 9, 2021, the Company issued 60,325,556 shares of its common stock upon the conversion of a convertible note.

On June 10, 2021, the Company issued 17,566,093 shares of its common stock upon the conversion of a convertible note.

On June 23, 2021, the Company issued 18,274,353 shares of its common stock upon the conversion of a convertible note.

On June 25, 2021, the Company issued 22,500,000 shares of its common stock to a consultant in settlement of accrued compensation.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act

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Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 29, 2021, by and among Marijuana Company of America, Inc., cDistro Merger Sub, Inc. and cDistro, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
(3)	Certificate of Incorporation and Bylaws
3.i	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
3.ii	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.iii	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.iv	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.v	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.vi	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.vii	Certificate of Amendment dated June 26, 2020 (incorporated by reference from our Form 8-K filed on June 29, 2020).

(5)	Opinion regarding Legality
5.1*	Opinion of Independent Law PLLC regarding the legality of the securities being registered.*

(10)	Material Contracts
10.1	Investment Agreement dated June 17, 2020 with White Lion (incorporated by reference from our Current Report on Form 8-K, filed on June 19, 2020).
10.2	Registration Rights Agreement dated June 17, 2020 with White Lion (incorporated by reference from our Current Report on Form 8-K, filed on June 17, 2020).
10.3	St. George Investments, LLC Forbearance Agreement (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.4	St. George Investments, LLC Convertible Promissory Note (incorporated by reference to our Form 10-Q filing on August 21, 2017).
10.5	Executed Independent Director Agreement with Edward Manolos dated April 24, 2019 (incorporated by reference to our Form S-1/A filed on May 3, 2019).
10.6	Material Definitive Agreement dated April 15, 2019 with Natural Plant Extracts of California, Inc. (incorporated by reference from our Current Report on Form 8-K filed on April 17, 2019).
10.7	Executive Independent Director Agreement with Marco Guerrero (incorporated by reference from our Current Report on Form 8-K filed June 17, 2020).
10 .8	Executive Independent Director Agreement with Themistocles Psomiadis (incorporated by reference from our Current Report on Form 8-K filed March 6, 2020).
10.9	Executive Employment Agreement, as revised, with Jesus Quintero (incorporated by reference from our Current Report on Form 8-K/A filed February 3, 2020).
10.11	First Amendment to Executive Employment Agreement, dated April 27, 2021, by and between the Company and Jesus Quintero (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021)
10.12	Joint Venture Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2021)
10.13	Form of Earnout Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.14	Form of Lock-Up and Leak-Out Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.15	Form of Stock Purchase Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.16	Form of Employment Agreement (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)

(21)	Subsidiaries of Registrant
21.1*	Subsidiaries of Registrant *

(23)	Consents of experts and counsel
23.1*	Consent of L&L CPA, PA*
23.2*	Consent of Independent Law PLLC (included in Exhibit 5.1).*

 * Filed herewith.

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Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC
Date: August 31, 2021
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Principal Executive Officer

Date: August 31, 2021
	By:	/s/Jesus M. Quintero
Jesus M. Quintero
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesus M. Quintero and each of them, with full power of substitution and re-substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesus M Quintero	Chief Executive Officer and Director	August 31, 2021
Jesus M. Quintero	(Principal Executive Officer)

/s/ Edward Manolos		August 31, 2021
Edward Manolos	(Director)

/s/ Marco Guerrero		August 31, 2021
Marco Guerrero	Director

/s/ Tad Mailander
Tad Mailander	Director	August 31, 2021

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